         As filed with the Securities and Exchange Commission.

                                                     '33 Act File No. 333-49112
===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                   REGISTRATION STATEMENT UNDER THE SECURITIES
                                   ACT OF 1933

                                 AMENDMENT NO. 3

                        NATIONWIDE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                      OHIO
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)

                                   31-4156830
                      (IRS Employer Identification Number)

                   ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215
             (Principal Executive Offices of Registrant) (Zip Code)

    PATRICIA R. HATLER, SECRETARY, ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215

                            TELEPHONE: (614) 249-7111
        (Name, address, zip code, telephone number of agent for service)

          Approximate date of proposed sale to the public: May 1, 2002

If any securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         FLEXIBLE PURCHASE PAYMENT MODIFIED GUARANTEED ANNUITY CONTRACTS
                      Supporting Guaranteed Period Options
                                    Issued by
                        NATIONWIDE LIFE INSURANCE COMPANY
                              One Nationwide Plaza
                              Columbus, Ohio 43215
                            Telephone: 1-800-848-6331
                   The date of this prospectus is May 1, 2002.


THIS PROSPECTUS SHOULD BE READ CAREFULLY AND MAINTAINED FOR FUTURE REFERENCE. SUMMARY INFORMATION

This prospectus describes Flexible Purchase Payment Modified Guaranteed Annuity Contracts supporting investment options referred to as Guaranteed Period Options, offered by Nationwide Life Insurance Company ("Nationwide").

Guaranteed Period Options provide for guaranteed interest rates to be credited over specified durations (referred to as "Guaranteed Periods"). Three (3), four
(4), five (5), six (6), seven (7), eight (8), nine (9), and ten (10) year Guaranteed Period Options are available. The minimum amount that may be allocated to a Guaranteed Period Option is $1,000. An interest rate determined by Nationwide ("Specified Interest Rate") is guaranteed to be credited for the duration of the Guaranteed Period on a daily basis, resulting in a guaranteed annual effective yield. Different interest rates apply to each Guaranteed Period Option and are determined and guaranteed by Nationwide in its sole discretion.

--------------------------------------------------------------------------------
GUARANTEED PERIOD OPTIONS WILL PRODUCE A GUARANTEED ANNUAL EFFECTIVE YIELD AT THE SPECIFIED INTEREST RATE SO LONG AS AMOUNTS INVESTED ARE NEITHER WITHDRAWN NOR TRANSFERRED PRIOR TO THE END OF THE GUARANTEED PERIOD. WITHDRAWALS FOR ANY REASON PRIOR TO THE EXPIRATION OF THE GUARANTEED PERIOD, EXCEPT FOR PAYMENT OF THE DEATH BENEFIT, ARE SUBJECT TO A MARKET VALUE ADJUSTMENT AND MAY BE SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE. TRANSFERS BETWEEN GUARANTEED PERIOD OPTIONS PRIOR TO THE EXPIRATION OF A GUARANTEED PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT, BUT ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE. HOWEVER, ANY AMOUNT TRANSFERRED TO A NEW GUARANTEED PERIOD PRIOR TO MATURITY WILL BE SUBJECT TO A NEW CONTINGENT DEFERRED SALES CHARGE SCHEDULE.
--------------------------------------------------------------------------------

Nationwide established the Nationwide Multiple Maturity Separate Account-2, pursuant to Ohio law, to aid in reserving and accounting for Guaranteed Period Option obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the Guaranteed Period Options. Amounts allocated to the Guaranteed Period Options are generally invested in fixed income investments purchased by Nationwide. Contract owners allocating amounts either to a Guaranteed Period Option or the Transition Account have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account-2.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE GUARANTEED PERIOD OPTIONS DESCRIBED IN THIS PROSPECTUS MAY NOT BE AVAILABLE IN ALL STATE JURISDICTIONS AND, ACCORDINGLY, REPRESENTATIONS MADE IN THIS PROSPECTUS DO NOT CONSTITUTE AN OFFERING IN SUCH JURISDICTIONS.

TABLE OF CONTENTS

Glossary....................................................
Synopsis of the Contracts...................................
     Minimum Initial and Subsequent
         Purchase Payments..................................
     Charges and Expenses...................................
     Annuity Payments.......................................
     Taxation...............................................
     Ten Day Free Look......................................
Types of Contracts .........................................

     Individual Retirement Annuities........................
     Investment-only Contracts (Qualified Plans) ...........
     Non-Qualified Contracts................................
     SEP IRAs...............................................
     Simple IRAs............................................
     Roth IRAs..............................................
     Tax Sheltered Annuities................................
Investing in the Contract...................................
     Guaranteed Period Options..............................
         The Specified Interest Rate........................
         The Investment Period..............................
         Guaranteed Periods.................................
         Guaranteed Period Options at Maturity..............
     Transition Account.....................................
     Contingent Deferred Sales Charges......................
     Market Value Adjustment................................
         General Information Regarding the
              Market Value Adjustment.......................
         Interest Rate Swap.................................
         The Market Value Adjustment
              Formula.......................................
     Contract Ownership.....................................
         Joint Ownership....................................
         Contingent Ownership...............................
         Annuitant..........................................
         Contingent Annuitant...............................
         Beneficiary and
              Contingent Beneficiary........................
     Premium Taxes..........................................
     Right to Revoke........................................
     Transfers..............................................
     Surrenders (Redemptions)...............................
         Surrenders Under a Tax Sheltered
              Annuity.......................................
         Surrenders Under a Texas Optional
              Retirement Program or a Louisiana
              Optional Retirement Plan......................
     Assignment
     Annuitizing the Contract...............................
         Annuitization......................................
         Annutization Date..................................
         Annuity Commencement Date..........................
         Fixed Payment Annuity..............................
         Frequency and Amount of
              Annuity Payments..............................
         Fixed Payment Annuity Options......................
Death Benefits
     Death of Contract Owner -
         Non-Qualified Contracts............................
     Death of Annuitant -
         Non-Qualified Contracts............................
     Death of Contract Owner/Annuitant......................
     Death Benefit Payment..................................
Required Distributions
     Required Distributions - General
         Information........................................
     Required Distributions for
         Non-Qualified Contracts............................
     Required Distributions for
         Tax Sheltered Annuities, Individual Retirement
         Annuities and SEP IRAs.............................
Federal Tax Considerations..................................
     Federal Income Taxes...................................
     Withholding............................................
     Non-Resident Aliens....................................
     Federal Estate, Gift, and Generation
         Skipping Transfer Taxes............................
     Charge for Tax.........................................
     Tax Changes............................................
Statements..................................................
Investments.................................................
Contracts and the Distribution (Marketing) of the
   Guaranteed Period Options................................
Nationwide Life Insurance Company...........................
     Business...............................................
         Organization.......................................
         Business Segments..................................
         Ratings............................................
         Competition........................................
         Regulation.........................................
         Employees..........................................
     Properties.............................................
     Legal Proceedings......................................
     Submissions of Matters to a Vote of Security Holders... Market for the Registrant's Common Stock and
         Related Shareholder Matters........................
     Selected Consolidated Financial Data...................
     Management's Narrative Analysis of the Results
         of Operations......................................
         Introduction.......................................
         Critical Accounting Policies and Recently
           Issued Accounting Pronouncements.................
              Impairment Losses on Investments..............
              Valuation Allowances on

                  Mortgage Loans on Real Estate.............
              Deferred Policy Acquisition Costs for
                  Investment Products and Universal Life
                  Insurance Products........................
              Federal Income Taxes..........................
         Results of Operations..............................
              Revenues......................................
              Benefits and Expenses.........................
              Other Data....................................
              Sales Information.............................
         Business Segments..................................
              Individual Annuity............................
              Institutional Products........................
              Life Insurance................................
              Corporate.....................................
         Related Party Transactions.........................
         Off-Balance Sheet Transactions.....................
     Quantitative and Qualitative Disclosures About
         Market Risk........................................
         Market Risk Sensitive Financial Instruments........
             Interest Rate Risk.............................
             Asset/Liability Management Strategies to
                 Manage Interest Rate Risk..................
             Use of Derivatives to Manage Interest Rate
                 Risk.......................................
             Foreign Currency Risk Management...............
             Characteristics of Interest Rate Sensitive
                 Financial Instruments......................
             Equity Market Risk.............................
         Inflation..........................................
     Directors and Executive Officers.......................
     Executive Compensation.................................
         Compensation.......................................
         Performance Incentive Plan.........................
         Senior Executive Incentive Plan....................
         Nationwide Economic Value Incentive Plan...........
         Deferred Compensation Program......................
         Savings Plan.......................................
         Supplemental Defined Contribution Plan.............
         Amended and Restated Nationwide Financial
              Services, Inc. 1996 Long-Term Equity
              Compensation Plan.............................
         Equity Compensation Plan of NFS Information........
         Option/SAR Grants in Last Fiscal Year for NFS......
         Aggregated Option/SAR Exercises in Last
            Fiscal Year and Fiscal Year-End Option/SAR
            Values for NFS..................................
         Aggregated Option/SAR Exercises in Last
            Fiscal Year and Fiscal Year-End Option/SAR
            Values for GGI..................................
         Pension Plans......................................
             Retirement Plan................................
             Excess and Supplemental Plans..................
     Compensation Committee Joint Report on Executive
         Compensation.......................................
         Introduction.......................................
         Compensation Philosophy and Objectives.............
         Elements of 2001 Executive Compensation............
                 Base Salaries..............................
                 Annual Incentive Compensation..............
                 Long-Term Incentive Compensation...........
                 Amended and Restated Nationwide
                      Financial Services, Inc. 1996 Long-
                      Term Equity Compensation
                      Plan....................................
         Compensation of the Chief Executive Officer..........
         Policy on Deductibility of Compensation..............
              Nationwide Financial Services, Inc.'s
                 Compensation Committee.......................
              Nationwide Life Insurance Company
                 Compensation Committee.......................
         Security Ownership of Certain Beneficial
              Owners and Management...........................
         Certain Relationships and Other Transactions.........
              Intercompany Agreement..........................
              License to Use Nationwide Name and
                 Service Marks................................
              Equity Purchase Rights..........................
              Registration Rights.............................
              Nationwide Mutual Agents........................
              Federal Income Taxes............................
              Savings Plan....................................
              Lease...........................................
              Modified Coinsurance Agreements.................
              Cost Sharing Agreement..........................
              Marketing Allowance Agreement...................
              Cash Management Agreement.......................
              Repurchase Agreement............................
              Group Annuity and Life Insurance
              Contracts.......................................
              Partial Sale of Limited Partnership.............
              Transactions With Management And
              Others..........................................
      Exhibits, Financial Statement Schedules and
         Reports..............................................
      Appendix................................................

GLOSSARY

ANNUITIZATION DATE - The date the annuity payments begin.

ANNUITY COMMENCEMENT DATE - The date on which annuity payments are scheduled to begin. This date may be changed by the contract owner with Nationwide's consent.

CONTRACT VALUE - The sum of all amounts allocated to any of the Guaranteed Period Options plus any amount allocated to the Transition Account.

CONTRACT YEAR - Each year the Contract remains in force beginning with the date the Contract is issued.

GUARANTEED PERIOD - The period corresponding to a 3, 4, 5, 6, 7, 8, 9, or 10 year Guaranteed Period Option. Amounts allocated to a Guaranteed Period Option will be credited with a Specified Interest Rate over the corresponding guaranteed period, so long as such amounts are not withdrawn or transferred from the Guaranteed Period Option prior to the Maturity Date. The Guaranteed Period may last for up to 3 months beyond the 3, 4, 5, 6, 7, 8, 9, or 10 year anniversary of the allocation to the Guaranteed Period Option due to every Guaranteed Period ending on the final day of a calendar quarter.

GUARANTEED PERIOD OPTION YEAR - Each 12 month period beginning with the date a new allocation is made to a Guaranteed Period Option. New allocations include transfers from one Guaranteed Period Option to another, or new Purchase Payments allocated to a Guaranteed Period Option.

INDIVIDUAL RETIREMENT ANNUITY (IRA) - An annuity contract that qualifies for favorable tax treatment under Section 408(b) of the Internal Revenue Code, but does not include Roth IRAs.

INTEREST RATE SWAPS - Interest rate quotations for 1, 2, 3, 4, 5, 7 and 10 years published by the Federal Reserve Board on a regular basis. Nationwide uses interest rate swaps in its Market Value Adjustment (MVA) formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets.

INVESTMENT PERIOD - The period of time beginning with a declaration by the Company of new Guaranteed Period Option interest rates (the different Specified Interest Rates for each of the Guaranteed Period Options) and ending with the subsequent declaration of new Specified Interest Rates.

INVESTMENT-ONLY CONTRACT - A contract purchased by a Qualified Pension, Profit-Sharing or Stock Bonus Plan as defined by Section 401(a) of the Internal Revenue Code.

MARKET VALUE ADJUSTMENT - The upward or downward adjustment in value of amounts allocated to a Guaranteed Period Option which are withdrawn from the Guaranteed Period Option for any reason, other than payment of the death benefit, prior to the Maturity Date.

MATURITY DATE - The date on which a particular Guaranteed Period Option matures. Such date will be the last day of a calendar quarter in which the third, fourth, fifth, sixth, seventh, eighth, ninth or tenth anniversary of the date on which amounts are allocated to a 3, 4, 5, 6, 7, 8, 9 or 10 year Guaranteed Period Option, respectively.

NATIONWIDE - Nationwide Life Insurance Company.

NON-QUALIFIED CONTRACT - A contract which does not qualify for favorable tax treatment as a Qualified Plan, Individual Retirement Annuity, Roth IRA, SEP IRA, Simple IRA, or Tax Sheltered Annuity.

QUALIFIED PLAN - Retirement plans that receive favorable tax treatment under the provision of Section 401(a) of the Internal Revenue Code, including Investment-only Contracts. In this prospectus, all provisions applicable to Qualified Plans also apply to Investment-only Contracts unless specifically stated otherwise.

ROTH IRA - An individual retirement annuity which qualifies for favorable tax treatment under Section 408A of the Internal Revenue Code.

SEP IRA - An annuity contract which qualifies for favorable tax treatment under
Section 408(k) of the Internal Revenue Code.

SIMPLE IRA - An annuity contract which qualifies for favorable tax treatment under Section 408(p) of the Internal Revenue Code.

SPECIFIED INTEREST RATE - The interest rate guaranteed to be credited to amounts allocated under a selected Guaranteed Period Option so long as such allocations are not distributed for any reason from the Guaranteed Period Option prior to the Guaranteed Period Option Maturity Date.

SPECIFIED VALUE - The amount allocated to a Guaranteed Period Option minus withdrawals and transfers out of the Guaranteed Period Option, plus interest accrued at the Specified Interest Rate. The Specified Value is subject to a Market Value Adjustment, except for payment of the death benefit, at all times prior to the Maturity Date.

TAX SHELTERED ANNUITY - An annuity which qualifies for favorable tax treatment under Section 403(b) of the Internal Revenue Code.

TRANSITION ACCOUNT - An account with interest rates that are set monthly by Nationwide.

 SYNOPSIS OF THE CONTRACTS

The contracts described in this prospectus are flexible purchase payment contracts. The contracts may be issued as either individual or group contracts. In those states where contracts are issued as group contracts, references throughout this prospectus to "contract(s)" will also mean "certificate(s) and "contract owner" will mean "participant."

The contracts can be categorized as:
  - Individual Retirement Annuities with contributions rolled over or transferred from certain tax-qualified plans;
  -  Investment-only Contracts (Qualified Plans);
  -  Non-Qualified;
  -  Roth IRAs;
  -  SEP IRAs;
  -  Simple IRAs; and
  - Tax Sheltered Annuities with contributions rolled over or transferred from other Tax Sheltered Annuity plans.

For more detailed information with regard to the differences in contract types, please see "Types of Contracts" later in this prospectus.

MINIMUM INITIAL AND SUBSEQUENT PURCHASE PAYMENTS:

                                   MINIMUM
                                   INITIAL            MINIMUM
          CONTRACT                 PURCHASE          SUBSEQUENT
            TYPE                   PAYMENTS           PAYMENTS
--------------------------------------------------------------------
IRA                                  $2,000            $1,000
Investment-only Contracts           $10,000            $1,000
(Qualified Plans)
Non-Qualified                       $10,000            $1,000
Roth IRA                             $2,000            $1,000
SEP IRA                              $2,000            $1,000
Simple IRA                           $2,000            $1,000
Tax Sheltered Annuity               $10,000            $1,000

Each purchase payment may be allocated to any combination of Guarantee Period Options or the Transition Account. However, a minimum of $1,000 must be deposited into each Guarantee Period Option elected.

CHARGES AND EXPENSES

Nationwide does not deduct a sales charge from purchase payments upon deposit into the contract. However, if any amount of a Guaranteed Period Option is withdrawn prior to the Maturity Date for a particular Guarantee Period Option, the amount withdrawn is subject to a Market Value Adjustment in addition to any applicable contingent deferred sales charges ("CDSC").

This CDSC reimburses Nationwide for sales expenses. The amount of the CDSC will not exceed 5% of the amount withdrawn.

The CDSC for the 10 year Guaranteed Period Option applies as follows:

 NUMBER OF COMPLETED YEARS IN             CDSC
 GUARANTEED PERIOD OPTION FROM         PERCENTAGE
   DATE OF PURCHASE PAYMENT
---------------------------------------------------------
               0                           5%
               1                           5%
               2                           4%
               3                           4%
               4                           3%
               5                           3%
               6                           2%
               7                           2%
               8                           1%
               9                           1%
              10                           0%

For Guarantee Period Options less than 10 years, the CDSC is not assessed once the Guarantee Period Option reaches the Maturity Date. For instance, if the 5 year Guarantee Period Option is elected, the CDSC schedule is as follows:

 NUMBER OF COMPLETED YEARS IN             CDSC
 GUARANTEED PERIOD OPTION FROM         PERCENTAGE
   DATE OF PURCHASE PAYMENT
---------------------------------------------------------
               0                           5%
               1                           5%
               2                           4%
               3                           4%
               4                           3%
               5                           0%

Each contract year, the contract owner may withdraw without a CDSC the greater of:

   (1) 10% of the Contract Value; or

   (2) any amount withdrawn to meet minimum distribution requirements under the Internal Revenue Code. A Market Value Adjustment will apply to any free amounts withdrawn prior to the Maturity Date (see "Market Value Adjustment"). The free withdrawal privilege is non-cumulative. Free amounts not taken during any given contract year cannot be taken as free amounts in a subsequent contract year (see "Contingent Deferred Sales Charge").

The Internal Revenue Code may impose restrictions on withdrawals for contracts issued as Tax Sheltered Annuities or contracts issued to Qualified Plans.

ANNUITY PAYMENTS

Annuity payments begin on the annuitization date. Annuity payments will be based on the annuity payment option chosen prior to annuitization (see "Fixed Payment Annuity Payment Options").

TAXATION

How a contract is taxed depends on the type of contract issued and the purpose for which the contract is purchased. Nationwide will charge against the contract any premium taxes levied by any governmental authority (see "Federal Tax Considerations" and "Premium Taxes").

TEN DAY FREE LOOK

Contract owners may return the contract for any reason within ten days of receipt and Nationwide will refund the contract value, including any applicable market value adjustment or other amounts required by law (see "Right to Revoke").

TYPES OF CONTRACTS
The contracts described in this prospectus are classified according to the tax treatment they are subject to under the Internal Revenue Code. The following is a general description of the various types of contracts. Eligibility requirements, tax benefits (if any), limitations, and other features of the contracts will differ depending on the type of contract.

INDIVIDUAL RETIREMENT ANNUITIES


Individual Retirement Annuities ("IRAs") are contracts that satisfy the following requirements:

-  the contract is not transferable by the owner;
-  the premiums are not fixed;
- the annual premium cannot exceed $3,000 (although rollovers of greater amounts from qualified plans, tax-sheltered annuities and other IRAs can be received);
- certain minimum distribution requirements must be satisfied after the owner attains the age of 70 1/2;
-  the entire interest of the owner in the contract is nonforfeitable; and
- after the death of the owner, additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

Depending on the circumstance of the owner, all or a portion of the contributions made to the account may be deducted for federal income tax purposes.

Failure to make the mandatory distributions can result in an additional penalty tax of 50% of the excess of the amount required to be distributed over the amount that was actually distributed.

IRAs may receive rollover contribution from Individual Retirement Accounts, other Individual Retirement Annuities, Tax Sheltered Annuities, certain 457 governmental plans and qualified retirement plans (including 401(k) plans).

For further details regarding IRAs, please refer to the disclosure statement provided when the IRA was established.

INVESTMENT-ONLY CONTRACTS (QUALIFIED PLANS)

Contracts that are owned by Qualified Plans are not intended to confer tax benefits on the beneficiaries of the plan; they are used as investment vehicles for the plan. The income tax consequences to the beneficiary of a Qualified Plan are controlled by the operation of the plan, not by operation of the assets in which the plan invests.

Beneficiaries of Qualified Plans should contact their employer and/or trustee of the plan to obtain and review the plan, trust, summary plan description and other documents for the tax and other consequences of being a participant in a Qualified Plan.

NON-QUALIFIED CONTRACTS

A Non-Qualified Contract is a contract that does not qualify for certain tax benefits under the Internal Revenue Code, and which is not an IRA, a Roth IRA, a SEP IRA, a Simple IRA, or a Tax Sheltered Annuity.

Upon the death of the owner of a Non-Qualified Contract, mandatory distribution requirements are imposed to ensure distribution of the entire balance in the contract within a required statutory period.

Non-Qualified Contracts that are owned by natural persons allow for the deferral of taxation on the income earned in the contract until it is distributed or deemed to be distributed.

SEP IRAS

A SEP IRA (Simplified Employee Pension IRA) is a written plan established by an employer for the benefit of employees which permits the employer to make contributions to an IRA established for the benefit of each employee.

An employee may make deductible contributions to a SEP IRA in the same way, and with the same restrictions and limitations, as for an IRA. In addition, the employer may make contributions to the SEP IRA, subject to dollar and percentage limitations imposed by both the Internal Revenue Code and the written plan.

A SEP IRA plan must satisfy:
   -  minimum participation rules;
   -  top-heavy contribution rules;
   -  nondiscriminatory allocation rules; and
   -  requirements regarding a written allocation formula.

In addition, the plan cannot restrict withdrawals of non-elective contributions, and must restrict withdrawals of elective contributions before March 15th of the following year.

SIMPLE IRAS

A Simple IRA is an individual retirement annuity that satisfies the following requirements:
   -  vesting requirements;
   -  participation requirements; and
   -  administrative requirements.

The funds contributed to a Simple IRA cannot be commingled with funds in IRAs or SEP IRAs.

A Simple IRA cannot receive rollover distributions except from another Simple
IRA.

ROTH IRAS

Roth IRA contracts are contracts that satisfy the following requirements:
   -  the contract is not transferable by the owner;
   -  the premiums are not fixed;
   - the annual premium cannot exceed $3,000 (although rollovers of greater amounts from other Roth IRAs and IRAs can be received);
   -  the entire interest of the owner in the contract is nonforfeitable; and
   - after the death of the owner, certain distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

A Roth IRA can receive a rollover from an IRA; however, the amount rolled over from the IRA to the Roth IRA is required to be included in the owner's federal gross income at the time of the rollover, and will be subject to federal income tax.

There are income limitations on eligibility to participate in a Roth IRA and additional income limitations for eligibility to roll over amounts from an IRA to a Roth IRA. For further details regarding Roth IRAs, please refer to the disclosure statement provided when the Roth IRA was established.

TAX SHELTERED ANNUITIES

Certain tax-exempt organizations (described in section 501(c)(3) of the Internal Revenue Code) and public school systems may establish a plan under which annuity contracts can be purchased for their employees. These annuity contracts are often referred to as Tax Sheltered Annuities.

Purchase payments made to Tax Sheltered Annuities are excludible from the income of the employee, up to statutory maximum amounts. These amounts should be set forth in the plan adopted by the employer.

Tax Sheltered Annuities may receive rollover contributions from Individual Retirement Accounts, Individual Retirement Annuities, other Tax Sheltered Annuities, certain 457 governmental plans and qualified retirement plans (including 401(k) plans).

The owner's interest in the contract is nonforfeitable (except for failure to pay premiums) and cannot be transferred. Certain minimum distribution requirements must be satisfied after the owner attains the age of 70 1/2, and after the death of the owner. Additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the required period of time.

INVESTING IN THE CONTRACT

There are eight different Guaranteed Period Options available: a 3 year Guaranteed Period Option; a 4 year Guaranteed Period Option; a 5 year Guaranteed Period Option; a 6 year Guaranteed Period Option; a 7 year Guaranteed Period Option; an 8 year Guaranteed Period Option; a 9 year Guaranteed Period Option; and a 10 year Guaranteed Period Option. Contract owners may elect to have Purchase Payments allocated among the Guaranteed Period Options and the Transition Account. The minimum amount of any allocation to a Guaranteed Period Option is $1,000. If a contract owner does not specify how the Purchase Payment is to be allocated, the entire Purchase Payment will be allocated to the Transition Account.

The guarantees associated with the Guaranteed Period Options are borne exclusively by, and are legal obligations of, Nationwide. A separate account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the Guaranteed

Period Options. The assets of the separate account are owned by Nationwide. Contract owners have no claim against the assets of the separate account, maintain no interest in the separate account and do not participate in the investment experience of the separate account.

The cumulative total of all purchase payments under contracts issued by Nationwide on the life of any one annuitant cannot exceed $1,500,000 without Nationwide's prior consent.

GUARANTEED PERIOD OPTIONS

Guaranteed Period Options provide for a guaranteed interest rate (the "Specified Interest Rate"), to be credited as long as any amount allocated to the Guaranteed Period Option is not distributed for any reason, prior to the Maturity Date of the Guaranteed Period Option. Each Guaranteed Period Option has a Guarantee Period. Generally, a 3 year Guaranteed Period Option offers guaranteed interest at a Specified Interest Rate over 3 years, a 4 year Guaranteed Period Option offers guaranteed interest at a Specified Interest Rate over 4 years, and so on. Because every Guaranteed Period Option will mature on the last day of a calendar quarter, the Guaranteed Period of a Guaranteed Period Option may extend for up to 3 months beyond the 3, 4, 5, 6, 7, 8, 9, or 10 year anniversary of allocations made to 3, 4, 5 , 6, 7, 8, 9, or 10 year Guaranteed Period Option, respectively.

Amounts allocated to a Guaranteed Period Option will be credited at the Specified Interest Rate for the duration of the Guaranteed Period associated with the Guaranteed Period Option. Specified Interest Rates for each Guaranteed Period Option are declared periodically at the sole discretion of Nationwide. The Investment Period is the period of time during which declared Specified Interest Rates will be effective for new allocations. Investment Periods will typically last for two weeks, but may be longer or shorter depending on interest rate fluctuations in financial markets. During any particular Investment Period, any transfer allocation or new purchase payment allocation to a Guaranteed Period Option will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Period of the Guaranteed Period Option (see "Specified Interest Rates and Guaranteed Periods").

The Specified Interest Rate will be credited daily to amounts allocated to a Guaranteed Period Option, providing an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations receiving that rate remain in the Guaranteed Period Option until the Maturity Date. However, any surrenders, transfers or withdrawals for any reason, except to pay the death benefit, prior to the Maturity Date will be subject to a Market Value Adjustment (see "Market Value Adjustment").

THE SPECIFIED INTEREST RATE

The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to allocations made to the Guaranteed Period Options for the corresponding Guaranteed Period, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date. Different Specified Interest Rates may be established for the 8 different Guaranteed Period Options.

Generally, Nationwide will declare new Specified Interest Rates bi-weekly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Periods of the Guaranteed Period Options. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. Nationwide has no way of predicting what Specified Interest Rates may be declared in the future and there is no minimum Specified Interest Rate for any of the Guaranteed Period Options.

THE INVESTMENT PERIOD

The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the various Guaranteed Period Options. All allocations made to a Guaranteed Period Option during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable Guaranteed Period Option is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Guaranteed Period Options during prior Investment Periods. Prior allocations to the Guaranteed Period Option will be credited with the Specified Interest Rate in effect when the allocation was made.

The Specified Interest Rate is credited to allocations made to Guaranteed Period Options on a daily basis, resulting in an annual effective yield, guaranteed by Nationwide, unless amounts are withdrawn or transferred from the Guaranteed Period Option for any reason prior to the Maturity Date. The Specified Interest Rate will be credited for the entire Guaranteed Period associated with the Guaranteed Period Option. If amounts are withdrawn or transferred from the Guaranteed Period Option for any reason, except payment of the death benefit, prior to the Maturity Date, a Market Value Adjustment will be applied to the amount withdrawn or transferred.

Information concerning the Specified Interest Rates in effect for the various Guaranteed Period Options can be obtained by calling the following toll free phone number: 1-800-848-6331.

GUARANTEED PERIODS

The Guaranteed Period is the period of time corresponding with the selected Guaranteed Period Option for which the Specified Interest Rate is guaranteed to be in effect, so long as the amounts allocated remain in the Guaranteed Period Option until the Maturity Date. A Guaranteed Period always expires on a Maturity Date which will be the last day of a calendar quarter, which may last up to 3 months past the anniversary date of the allocation to the Guaranteed Period Option.

For example, if an allocation is made to a 10 year Guaranteed Period Option on February 1, 2001, the Specified Interest Rate for that Guaranteed Period Option will be credited until March 31, 2011; the Guaranteed Period will begin on February 1, 2001 and end on March 31, 2011.

Guaranteed Periods will be exactly 3, 4, 5, 6, 7, 8, 9, or 10 years only when an allocation to a Guaranteed Period Option occurs on the last day of a calendar quarter.

GUARANTEED PERIOD OPTIONS AT MATURITY

Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 90 days prior to the end of a Guaranteed Period. The notice will include the projected value of the Guaranteed Period Option on the Maturity Date.

Once the Guaranteed Period Option matures, contract owners may:

   (1) surrender the Guaranteed Period Option, in part or in whole, without a Market Value Adjustment and/or a contingent deferred sales charge;

   (2) wholly transfer the Guaranteed Period Option to another Guaranteed Period Option of the same or different duration without a Market Value Adjustment and/or a contingent deferred sales charge. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

   (3) partially transfer amounts of the Guaranteed Period Option to various Guaranteed Period Options of different durations without a Market Value Adjustment or a contingent deferred sales charge. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

   (4) elect not to transfer or surrender all or a portion of the Guaranteed Period Option, in which case, the remaining portion of the Guaranteed Period Option will be automatically transferred to the Transition Account following the Maturity Date. A confirmation will be sent immediately after the automatic transfer is executed.

If no direction is received by Nationwide prior to the Maturity Date of a Guaranteed Period Option all amounts in that Guaranteed Period Option will automatically be transferred to the Transition Account.

TRANSITION ACCOUNT

Amounts not allocated to a Guaranteed Period Option are held in the Transition Account. The Transition Account is a short-term liquid investment account. THE TRANSITION ACCOUNT IS NOT DESIGNED FOR LONG TERM INVESTING.

Nationwide will declare a new interest rate each month which will apply to all funds in the Transition Account.

Transfers or surrenders from the Transition Account may be made at any time without application of a Market Value Adjustment or contingent deferred sales charge.

CONTINGENT DEFERRED SALES CHARGES

No sales charge deduction is made from the purchase payments when amounts are deposited into the contracts. However, if any amount is withdrawn from a Guaranteed Period Option prior to its Maturity Date, Nationwide will deduct a contingent deferred sales charge ("CDSC").

The CDSC will not exceed 5% of the amount withdrawn. The CDSC is calculated by multiplying the applicable CDSC percentage (noted below) by the amount surrendered.

For purposes of calculating the CDSC surrenders are considered to come first from the Transition Account until it is exhausted and then from each Guaranteed Period Option in proportion to the total remaining contract value, unless the contract owner specifies otherwise. (For tax purposes, a surrender is usually treated as a withdrawal of earnings first.)

The CDSC for the 10 year Guaranteed Period Option applies as follows:

 NUMBER OF COMPLETED YEARS IN             CDSC
 GUARANTEED PERIOD OPTION FROM         PERCENTAGE
   DATE OF PURCHASE PAYMENT
--------------------------------------------------------
               0                           5%
               1                           5%
               2                           4%
               3                           4%
               4                           3%
               5                           3%
               6                           2%
               7                           2%
               8                           1%
               9                           1%
              10                           0%

For Guaranteed Period Options less than 10 years, the CDSC is not assessed once the Guaranteed Period Option reaches the Maturity Date. For instance, if the 5 year Guaranteed Period Option is elected, the CDSC schedule is as follows:

 NUMBER OF COMPLETED YEARS IN             CDSC
 GUARANTEED PERIOD OPTION FROM         PERCENTAGE
   DATE OF PURCHASE PAYMENT
--------------------------------------------------------
               0                           5%
               1                           5%
               2                           4%
               3                           4%
               4                           3%
               5                           0%

The CDSC is used to cover sales expenses, including commissions (maximum of 5% of each allocation to a Guaranteed Period), production of sales material, and other promotional expenses. If expenses are greater than the CDSC, the shortfall will be made up from Nationwide's general assets.

All or a portion of any withdrawal may be subject to federal income taxes. Contract owners taking withdrawals before age 59 1/2 may be subject to a 10% penalty tax.

Waiver of Contingent Deferred Sales Charge

Each contract year, the contract owner may withdraw without a CDSC the greater of:

   (a) 10% of the Contract Value; or

   (b) any amount withdrawn to meet minimum distribution requirements under the Internal Revenue Code.

A Market Value Adjustment will apply to any free amounts withdrawn prior to the Maturity Date. The CDSC-free privilege is non-cumulative. Free amounts not taken during any given contract year cannot be taken as free amounts in a subsequent contract year.

In addition, no CDSC will be deducted:

   (1) upon the annuitization of contracts which have been in force for at least two years;

   (2) for amounts withdrawn from the Transition Account or transferred from the Transition Account to any Guaranteed Period Option;

   (3) for amounts transferred prior to maturity from a Guaranteed Period Option to a new Guaranteed Period Option within the contract;

   (4) upon payment of the death benefit payment prior to the Annuitization
       Date;

   (5) from any values which have been held under a Guarantee Period Option for the applicable Guaranteed Period.

Further, a CDSC will not apply if the contract owner is confined to a Long Term Care Facility or Hospital for a continuous 180 day period commencing while the Contract is in-force. In the case of joint ownership, the waiver will apply if either joint owner is confined. Request for waiver must be received by Nationwide during the period of confinement or no later than 90 days after the confinement period ends. If the withdrawal request is received later than 90 days after the confinement period ends, the surrender charge, if applicable, will be assessed. Written notice and proof of confinement must be received in a form satisfactory to Nationwide and be recorded at Nationwide's home office prior to the waiver of surrender charges.

The CDSC will not be eliminated if to do so would be unfairly discriminatory or prohibited by state law.

MARKET VALUE ADJUSTMENT

GENERAL INFORMATION REGARDING THE MARKET VALUE ADJUSTMENT

Guaranteed Period Options which are surrendered, transferred or distributed for any reason, except to pay the death benefit, prior to the Maturity Date for the Guaranteed Period Option will be subject to a Market Value Adjustment. The Market Value Adjustment is determined by the multiplication of a Market Value Adjustment factor (arrived at by calculation of the Market Value Adjustment formula) by the specified value, or the portion of the specified value being withdrawn. The specified value is the amount of the allocation to the Guaranteed Period Option, plus interest accrued at the specified interest rate minus prior distributions. The

Market Value Adjustment may either increase or decrease the amount of the distribution.

The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals or transfers, or when the operation of the Contract requires a distribution, such as a death benefit. When liquidating assets, Nationwide may realize either a gain or a loss.

If prevailing interest rates are higher than the specified interest rate in effect at the time of the Guaranteed Period Option allocation, Nationwide is likely to realize a loss when it liquidates assets in order to process a surrender or transfer; and therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the distribution.

Conversely, if prevailing interest rates are lower than the specified interest rate in effect at the time of the Guaranteed Period Option allocation, Nationwide is likely to realize a gain when it liquidates assets in order to process a surrender or transfer; therefore, application of the Market Value Adjustment under such circumstances will likely increase the amount of the distribution.

Nationwide measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the Market Value Adjustment formula, and relies on the interest rate swap yields to represent both prevailing interest rates and specified interest rates. The Market Value Adjustment formula and the interest rate swap are described more fully below.

INTEREST RATE SWAP

The Market Value Adjustment formula for deriving the Market Value Adjustment factor is based on interest rate swaps which are published by the Federal Reserve Board on a regular basis. Nationwide utilizes interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between specified interest rates declared by Nationwide and the prospective interest rate fluctuations.

Interest rate swap quotations for 1, 2, 3, 4, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 5 year rate is 6% and the published 7 year rate is 6.50%, the 6 year rate will be calculated as 6.25%.

THE MARKET VALUE ADJUSTMENT FORMULA

The Market Value Adjustment formula is utilized when a distribution is made from a Guaranteed Period Option during the Guaranteed Period. The Market Value Adjustment is a calculation expressing the relationship between three factors:

(1) the interest rate swap yield for the period of time coinciding with the Guaranteed Period of the Guaranteed Period Option;

(2) the interest rate swap yield for a period coinciding with the time remaining in the Guaranteed Period of a Guaranteed Period Option when a distribution giving rise to a Market Value Adjustment occurs; and

(3) the number of days remaining in the Guaranteed Period of the Guaranteed Period Option.

The formula for determining the Market Value Adjustment factor is:

            ---                         ---
                                       t
                     [ (1 + a) ]
                ------------------------
                  [ (1 + b + .0025) ]

            ---                         ---

Where:

a = the Interest Rate Swap for a period equivalent to the Guaranteed Period at the time of deposit in the Guaranteed Period Option;

b = the Interest Rate Swap at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Period. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Period; and

t = the number of days until the Maturity Date, divided by 365.25.

    In the case of "a" above, the Interest Rate Swap utilized will be the rate published by the Federal Reserve Board on the day prior to the date of an allocation to the Guaranteed Period Option was made. If no rate is published one day prior to the date of an allocation to the Guaranteed Period Option, then the most recent published rate available will be utilized.

    In the case of "b" above, the Interest Rate Swap utilized will be the rate published by the Federal Reserve Board on the day prior to the date of withdrawal, transfer or distribution. If no rate is published one day prior to the date of withdrawal, transfer or distribution, then the most recent published rate available will be utilized.

    The Market Value Adjustment factor will be equal to 1 during the investment period.

    The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of .0025 in the Market Value Adjustment formula.

    The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is the market value multiplied by the specified value, or that portion of the specified value being distributed from a Guaranteed Period Option in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater, less than or equal to 1 and will be multiplied by the specified value or that portion of the specified value being withdrawn, from the Guaranteed Period Option for any reason except payment of the death benefit. If the result is greater than 1, a gain will be realized by the contract owner; if less than 1, a loss will be realized. If the Market Value Adjustment factor is exactly 1, no gain or loss will be realized.

    If the Federal Reserve Board halts publication of interest rate swaps, or if, for any other reason, interest rate swaps are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

    Examples of how to calculate Market Value Adjustments are provided in the Appendix.

CONTRACT OWNERSHIP

The contract owner has all rights under the contract. Purchasers who name someone other than themselves as the contract owner will have no rights under the contract.

Contract owners of Non-Qualified Contracts may name a new contract owner at any time before the annuitization date. Any change of contract owner automatically revokes any prior contract owner designation. Changes in contract ownership may result in federal income taxation and may be subject to state and federal gift taxes.

A change in contract ownership must be submitted in writing and recorded at Nationwide's home office. Once recorded, the change will be effective as of the date signed. However, the change will not affect any payments made or actions taken by Nationwide before the change was recorded.

The contract owner may also request a change in the annuitant, contingent annuitant, contingent owner, beneficiary, or contingent beneficiary before the annuitization date. These changes must be:

   - on a Nationwide form;

   - signed by the contract owner; and

   - received at Nationwide's home office before the annuitization date.

Nationwide must review and approve any change requests. For Non-Qualified Contracts, if any contract owner is not a natural person, the change of the annuitant will be treated as the death of the contract owner and will result in a distribution, regardless of whether a contingent annuitant is also named. Such distribution will be made as if the contract owner died at the date of such change.

On the annuitization date, the annuitant will become the contract owner.

JOINT OWNERSHIP

Joint owners each own an undivided interest in the contract.

Contract owners can name a joint owner at any time before annuitization subject to the following conditions:

   - joint owners can only be named for Non-Qualified Contracts;

   - joint owners must be spouses at the time joint ownership is requested, unless state law requires Nationwide to allow non-spousal joint owners;

   - the exercise of any ownership right in the contract will generally require a written request signed by both joint owners;

   - an election in writing signed by both contract owners must be made to authorize Nationwide to allow the exercise of ownership rights independently by either joint owner; and

   - Nationwide will not be liable for any loss, liability, cost, or expense for acting in accordance with the instructions of either joint owner.

CONTINGENT OWNERSHIP

The contingent owner is entitled to certain benefits under the contract if a contract owner who is NOT the annuitant dies before the annuitization date, and there is no surviving joint owner.

The contract owner may name or change a contingent owner at any time before the annuitization date. To change the contingent owner, a written request must be submitted to Nationwide. Once Nationwide has recorded the change, it will be effective as of the date it was signed, whether or not the contract owner was living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded.

ANNUITANT

The annuitant is the person who will receive annuity payments and upon whose continuation of life any annuity payment involving life contingencies depends. This person must be age 85 or younger at the time of contract issuance, unless Nationwide approves a request for an annuitant of greater age. The annuitant may be changed before the annuitization date with Nationwide's consent.

CONTINGENT ANNUITANT

If the annuitant dies before the annuitization date, the contingent annuitant becomes the annuitant. The contingent annuitant must be age 85 or younger at the time of contract issuance unless Nationwide has approved a request for a contingent annuitant of greater age. All provisions of the contract which are based on the death of the annuitant prior to the annuitization date will be based on the death of the last survivor of the annuitant and contingent annuitant.

A contingent annuitant may be selected only for a contract issued as a Non-Qualified Contract.

BENEFICIARY AND CONTINGENT BENEFICIARY

The beneficiary is the person who is entitled to the death benefit if the annuitant dies before the annuitization date and there is no joint owner or contingent annuitant. The contract owner can name more than one beneficiary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified.

The contract owner may change the beneficiary or contingent beneficiary during the annuitant's lifetime by submitting a written request to Nationwide. Once recorded by Nationwide, the change will be effective as of the date it was signed, whether or not the annuitant was living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded.

PREMIUM TAXES

Nationwide will charge against the contract value any premium taxes levied by a state or other government entity. Premium tax rates currently range from 0% to 5.0%. This range is subject to change. The method used to assess premium tax will be determined by Nationwide at its sole discretion in compliance with state law.

If applicable, Nationwide will deduct premium taxes from the contract either at:

(1) the time the contract is surrendered;

(2) annuitization; or

(3) such earlier date as Nationwide becomes subject to premium taxes.

Premium taxes may be deducted from death benefit proceeds.

RIGHT TO REVOKE

Contract owners have a ten day "free look" to examine the contract. The contract may be returned to Nationwide's home office for any reason within ten days of receipt and Nationwide will refund the contract value or another amount required by law. The refunded contract value will reflect the deduction of any contract charges, including any applicable market value adjustment, unless otherwise required by law. All Individual Retirement Annuity, SEP IRA, Simple IRA and Roth IRA refunds will be a return of purchase payments. State and/or federal law may provide additional free look privileges.

TRANSFERS

Transfers among the Guaranteed Period Options and the Transition Account must be made prior to the annuitization date.

Transfers from a Guaranteed Period Option to another Guaranteed Period Option prior to its Maturity Date are subject to a Market Value Adjustment. Transfers from a Guaranteed Period Option to the Transition Account are not permitted prior to its Maturity Date. Transfers from the Transition Account may be made at anytime without the assessment of a contingent deferred sales charge or a Market Value Adjustment.

The minimum amount that may be transferred either from or to any Guaranteed Period Option is $1,000.

SURRENDERS (REDEMPTIONS)

Contract owners may surrender some or all of their contract value before the earlier of the annuitization date or the annuitant's death. Surrender requests must be in writing and Nationwide may require additional information. When taking a full surrender, the contract must accompany the written request. Nationwide may require a signature guarantee.

Nationwide will surrender any amount from any Guaranteed Period Option(s) and any amount from the Transition Account needed to equal: (a) the dollar amount requested; less (b) any contingent deferred sales charges, premium taxes and Market Value Adjustment that may apply.

If a partial surrender is requested, amounts will first be surrendered from the Transition Account (if any), unless otherwise instructed by the contract owner. Amounts surrendered in excess of amounts in the Transition Account will be surrendered from each of the Guaranteed Period Options. The amounts surrendered from each Guaranteed Period Option will be in the same proportion that the contract owner's interest in each Guaranteed Period Option bears to the total remaining contract value.

Payment from the Guaranteed Period Options will be made within seven days of receipt of both proper written application and proof of interest satisfactory to Nationwide. However, Nationwide may be required, pursuant to state law, to reserve the right to postpone any payments up to 6 months.

A CDSC may apply.  The contract owner may take the CDSC from either:

   (a) the amount requested; or

   (b) the contract value remaining after the contract owner has received the amount requested.

If the contract owner does not make a specific election, any applicable CDSC will be taken from the contract value remaining after the contract owner has received the amount requested.

The CDSC deducted is a percentage of the amount requested by the contract owner. Amounts deducted for CDSC are not subject to subsequent CDSC.

SURRENDERS UNDER A TAX SHELTERED ANNUITY

Contract owners of a Tax Sheltered Annuity may surrender part or all of their contract value before the earlier of the annuitization date or the annuitant's death, except as provided below:

(A) Contract value attributable to contributions made under a qualified cash or deferred arrangement (within the meaning of Internal Revenue Code Section 402(g)(3)(A)), a salary reduction agreement (within the meaning of Internal Revenue Code Section 402(g)(3)(C)), or transfers from a Custodial Account (described in Section 403(b)(7) of the Internal Revenue Code), may be surrendered only:

    (1) when the contract owner reaches age 59 1/2, separates from service, dies, or becomes disabled (within the meaning of Internal Revenue Code
        Section 72(m)(7)); or

    (2) in the case of hardship (as defined for purposes of Internal Revenue Code Section 401(k)), provided that any such hardship surrender may NOT include any income earned on salary reduction contributions.

(B) The surrender limitations described in Section A also apply to:

    (1) salary reduction contributions to Tax Sheltered Annuities made for plan years beginning after December 31, 1988;

    (2) earnings credited to such contracts after the last plan year beginning before January 1, 1989, on amounts attributable to salary reduction contributions; and

    (3) all amounts transferred from 403(b)(7) Custodial Accounts (except that earnings and employer contributions as of December 31, 1988 in such Custodial Accounts may be withdrawn in the case of hardship).

(C) Any distribution other than the above, including a ten day free look cancellation of the contract (when available) may result in taxes, penalties, and/or retroactive disqualification of a Tax Sheltered Annuity.

In order to prevent disqualification of a Tax Sheltered Annuity after a ten day free look cancellation, Nationwide will transfer the proceeds to another Tax Sheltered Annuity upon proper direction by the contract owner.

These provisions explain Nationwide's understanding of current withdrawal restrictions. These restrictions may change.

Distributions pursuant to Qualified Domestic Relations Orders will not violate the restrictions stated above.

SURRENDERS UNDER A TEXAS OPTIONAL RETIREMENT PROGRAM OR A LOUISIANA OPTIONAL RETIREMENT PLAN

Redemption restrictions apply to contracts issued under the Texas Optional Retirement Program or the Louisiana Optional Retirement Plan.

The Texas Attorney General has ruled that participants in contracts issued under the Texas Optional Retirement Program may only take withdrawals if:

- the participant dies;

- the participant retires;

- the participant terminates employment due to total disability; or

- the participant that works in a Texas public institution of higher education terminates employment.

A participant under a contract issued under the Louisiana Optional Retirement Plan may only take distributions from the contract upon retirement or termination of employment. All retirement benefits under this type of plan must be paid as lifetime income; lump sum cash payments are not permitted, except for death benefits.

Due to the restrictions described above, a participant under either of these plans will not be able to withdraw cash values from the contract unless one of the applicable conditions is met. However, contract value may be transferred to other carriers, subject to any CDSC.

Nationwide issues this contract to participants in the Texas Optional Retirement Program in reliance upon and in compliance with Rule 6c-7 of the Investment Company Act of 1940. Nationwide issues this contract to participants in the Louisiana Optional Retirement Plan in reliance upon and in compliance with an exemptive order that Nationwide received from the SEC on August 22, 1990.

ASSIGNMENT

Contract rights are personal to the contract owner(s) and may not be assigned without Nationwide's consent. Investment-only Contracts, Individual Retirement Annuities, Roth IRAs, SEP IRAs, Simple IRAs, and Tax Sheltered Annuities may not be assigned, pledged or otherwise transferred except where allowed by law.

A Non-Qualified Contract owner may assign some or all rights under the contract. An assignment must occur before annuitization while the annuitant is alive. The assignment will become effective once it is recorded by Nationwide at its home office. The assignment will not be recorded until Nationwide has received sufficient direction from the contract owner and assignee as to the proper allocation of contract rights under the assignment.

Nationwide is not responsible for the validity or tax consequences of any assignment. Nationwide is not liable for any payment or settlement made before the assignment is recorded. Assignments will not be recorded until Nationwide receives sufficient direction from the contract owner and the assignee regarding the proper allocation of contract rights.

Amounts pledged or assigned will be treated as distributions and will be included in gross income to the extent that the cash value exceeds the investment in the contract for the taxable year in which it was pledged or assigned. Amounts assigned may be subject to a tax penalty equal to 10% of the amount included in gross income.

Assignment of the entire contract value may cause the portion of the contract value exceeding the total investment in the contract and previously taxed amounts to be included in gross income for federal income tax purposes each year that the assignment is in effect.

ANNUITIZING THE CONTRACT

ANNUITIZATION

Annuitization is the period during which annuity payments are received. It is irrevocable once payments have begun. Amounts allocated to a Guaranteed Period Option that are annuitized prior to the Maturity Date are subject to a Market Value Adjustment. Upon arrival of the annuitization date, the annuitant must choose one of the fixed payment annuity options available.

Nationwide guarantees that each payment under the fixed payment annuity will be the same throughout annuitization.

ANNUITIZATION DATE

The annuitization date is the date that annuity payments begin. Annuitization will be the first day of a calendar month unless otherwise agreed, and must be at least 2 years after the contract is issued. If the contract is issued to fund a Tax Sheltered Annuity, annuitization may occur during the first 2 years subject to Nationwide's approval.

ANNUITY COMMENCEMENT DATE

The annuity commencement date is the date on which annuity payments are scheduled to begin. If a contract owner does not choose an annuity commencement date, a date will be established for the contract by Nationwide. For Qualified Plans, Individual Retirement Annuities and Tax Sheltered Annuities, if the contract owner does not choose the annuity commencement date then the annuity commencement date established on the date of contract issuance will be the date on which the contract owner reaches 70 1/2. For Non-Qualified contracts, if the contract owner does not choose the annuity commencement date then the annuity commencement date established on the date of contract issuance will be the date on which the contract owner reaches 90. The contract owner may change the annuity commencement date before annuitization. This change must be in writing and approved by Nationwide.

FIXED PAYMENT ANNUITY

A fixed payment annuity is an annuity where the amount of the annuity payments remains level.

The first payment under a fixed payment annuity is determined on the annuitization date based on the annuitant's age (in accordance with the contract) by:

   (1) deducting applicable premium taxes from the total contract value; then

   (2) applying the contract value amount specified by the contract owner to the fixed payment annuity table for the annuity payment option elected.

Subsequent payments will remain level unless the annuity payment option elected provides otherwise. Nationwide does not credit discretionary interest during annuitization.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS

Payments are made based on the annuity payment option selected, unless:

- the amount to be distributed is less than $5,000, in which case Nationwide may make one lump sum payment of the contract value; or

- an annuity payment would be less than $50, in which case Nationwide can change the frequency of payments to intervals that will result in payments of at least $50. Payments will be made at least annually.

FIXED PAYMENT ANNUITY OPTIONS

Contract owners must elect an annuity payment option before the annuitization date. The annuity payment options are:

(1) LIFE ANNUITY - An annuity payable periodically, but at least annually, for the lifetime of the annuitant. Payments will end upon the annuitant's death. For example, if the annuitant dies before the second annuity payment date, the annuitant will receive only one annuity payment. The annuitant will only receive two annuity payments if he or she dies before the third annuity payment date, and so on.

(2) JOINT AND SURVIVOR ANNUITY - An annuity payable periodically, but at least annually, during the joint lifetimes of the annuitant and a designated second individual. If one of these parties dies, payments will continue for the lifetime of the survivor. As is the case under option 1, there is no guaranteed number of payments. Payments end upon the death of the last surviving party, regardless of the number of payments received.

(3) LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED - An annuity payable monthly during the lifetime of the annuitant. If the annuitant dies before all of the guaranteed payments have been made, payments will continue to the end of the guaranteed period and will be paid to a designee chosen by the annuitant at the time the annuity payment option was elected.

    The designee may elect to receive the present value of the remaining guaranteed payments in a lump sum. The present value will be computed as of the date Nationwide receives the notice of the annuitant's death.

Not all of the annuity payment options may be available in all states. Contract owners may request other options before the annuitization date. These options are subject to Nationwide's approval.

If an annuity payment option is not elected by the contract owner prior to the annuity commencement date then a fixed payment life annuity with a guarantee period of 240 months will be the automatic form of payment. Contracts issued under Qualified Plans, Individual Retirement Annuities and Tax Sheltered Annuities are subject to the "minimum distribution" requirements set forth in the plan, contract, and the Internal Revenue Code.

DEATH BENEFITS

DEATH OF CONTRACT OWNER - NON-QUALIFIED CONTRACTS

If the contract owner who is not the annuitant dies before the annuitization date, the joint owner becomes the contract owner. If no joint owner is named, the contingent owner becomes the contract owner. If no contingent owner is named, the last surviving contract owner's estate becomes the contract owner.

If the contract owner and annuitant are the same, and the contract owner/annuitant dies before the annuitization date, the contingent owner will not have any rights in the contract unless the contingent owner is also the beneficiary and there is no joint owner.

Distributions under Non-Qualified Contracts will be made pursuant to the "Required Distributions for Non-Qualified Contracts" provision.

DEATH OF ANNUITANT - NON-QUALIFIED CONTRACTS

If the annuitant who is not a contract owner dies before the annuitization date, a death benefit is payable to the beneficiary unless a contingent annuitant is named. If a contingent annuitant is named, the contingent annuitant becomes the annuitant and no death benefit is payable.

The beneficiary may elect to receive the death benefit:

   (1) in a lump sum;

   (2) as an annuity; or

   (3) in any other manner permitted by law and approved by Nationwide.

The beneficiary must notify Nationwide of this election within 60 days of the annuitant's death.

If no beneficiary survives the annuitant, the contingent beneficiary receives the death benefit. Contingent beneficiaries will share the death benefit equally, unless otherwise specified.

If no beneficiaries or contingent beneficiaries survive the annuitant, the contract owner or the last surviving contract owner's estate will receive the death benefit.

If the annuitant dies after the annuitization date, any benefit that may be payable will be paid according to the selected annuity payment option.

DEATH OF CONTRACT OWNER/ANNUITANT

If a contract owner who is also the annuitant dies before the annuitization date, a death benefit is payable according to the "Death of the Annuitant - Non-Qualified Contracts" provision.

A joint owner will receive a death benefit if a contract owner/annuitant dies before the annuitization date.

If the contract owner/annuitant dies after the annuitization date, any benefit that may be payable will be paid according to the selected annuity payment option.

DEATH BENEFIT PAYMENT

The death benefit is equal to the contract value but is not subject to a Market Value Adjustment or contingent deferred sales charge. The value of the death benefit will be determined as of the date Nationwide receives in writing at its home office the following three items:

  (1) proper proof of the annuitant's death;

  (2) an election specifying distribution method; and

  (3) any applicable state required form(s).

Proof of death is either:

  (1) a copy of a certified death certificate;

  (2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death;

  (3) a written statement by a medical doctor who attended the deceased; or

  (4) any other proof satisfactory to Nationwide.

The beneficiary must elect a method of distribution which complies with the "Distribution Provisions" of this contract. The beneficiary may elect to receive such death benefits in the form of:

  (1) a lump sum distribution;

  (2) an annuity payout; or

  (3) any distribution that is permitted under state and federal regulations and is acceptable by Nationwide.

If such election is not received by the Nationwide within 60 days of the annuitant's death, the beneficiary will be deemed to have elected a cash payment as of the last day of the 60 day period.

Payment of the death benefit will be made or will commence within 30 days after receipt of proof of death and notification of the election.

REQUIRED DISTRIBUTIONS

Any distribution paid that is not due to payment of the death benefit may be subject to a CDSC.

The Internal Revenue Code requires that certain distributions be made from the contracts issued in conjunction with this prospectus. Following is an overview of the required distribution rules applicable to each type of contract. Please consult a qualified tax or financial adviser for more specific required distribution information.

REQUIRED DISTRIBUTIONS - GENERAL INFORMATION

In general, a beneficiary is an entity or person that the contract owner designates to receive death proceeds upon the contract owner's death. The distribution rules in the Internal Revenue Code make a distinction between "beneficiary" and "designated beneficiary" when determining the life expectancy that may be used for payments that are made from IRAs, SEP IRAs and Tax Sheltered Annuities after the death of the annuitant, or that are made from Non-Qualified Contracts after the death of the contract owner. A designated beneficiary is a natural person who is designated by the contract owner as the beneficiary under the contract. Non-natural beneficiaries (e.g. charities or certain trusts) are not designated beneficiaries for the purpose of required distributions and the life expectancy of such a beneficiary is zero.

Life expectancies and joint life expectancies will be determined pursuant to Treasury Regulation 1.72-9, or such additional guidance as may be provided pursuant to Proposed Treasury Regulation 1.401(a)(9)-5, Q&A 7.

Required distributions paid upon the death of the contract owner are paid to the beneficiary or beneficiaries stipulated by the contract owner. How quickly the distributions must be made may be determined with respect to the life expectancies of the beneficiaries. For Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period are those in effect on the date of the contract owner's death. For contracts other than Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period do not have to be determined until December 31 of the year following the contract owner's death. If there is more than one beneficiary, the life expectancy of the beneficiary with the shortest life expectancy is used to determine the distribution period. Any beneficiary that is not a designated beneficiary has a life expectancy of zero.

REQUIRED DISTRIBUTIONS FOR NON-QUALIFIED CONTRACTS

Internal Revenue Code Section 72(s) requires Nationwide to make certain distributions when a contract owner dies. The following distributions will be made in accordance with the following requirements:

  (1) If any contract owner dies on or after the annuitization date and before the entire interest in the contract has been distributed, then the remaining interest must be distributed at least as rapidly as the distribution method in effect on the contract owner's death.

  (2) If any contract owner dies before the annuitization date, then the entire interest in the contract (consisting of either the death benefit or the contract value reduced by charges set forth elsewhere in the contract) will be distributed within 5 years of the contract owner's death, provided however:

      (a) any interest payable to or for the benefit of a designated beneficiary may be distributed over the life of the designated beneficiary or over a period not longer than the life expectancy of the designated beneficiary. Payments must begin within one year of the contract owner's death unless otherwise permitted by federal income tax regulations; and

      (b) if the designated beneficiary is the surviving spouse of the deceased contract owner, the spouse can choose to become the contract owner instead of receiving a death benefit. Any distributions required under these distribution rules will be made upon that spouse's death.

In the event that the contract owner is not a natural person (e.g., a trust or corporation), for purposes of these distribution provisions:

      (a) the death of the annuitant will be treated as the death of a contract owner;

      (b) any change of annuitant will be treated as the death of a contract owner; and

      (c) in either case, the appropriate distribution will be made upon the death or change, as the case may be.

These distribution provisions do not apply to any contract exempt from Section 72(s) of the Internal Revenue Code by reason of Section 72(s)(5) or any other law or rule.

The designated beneficiary must elect a method of distribution and notify Nationwide of this election within 60 days of the contract owner's death.

REQUIRED DISTRIBUTIONS FOR TAX SHELTERED ANNUITIES, INDIVIDUAL RETIREMENT ANNUITIES SEP IRAS, SIMPLE IRAs, AND ROTH IRAs

Distributions from a Tax Sheltered Annuity, Individual Retirement Annuity SEP IRA or Simple IRA must begin no later than April 1 of the calendar year following the calendar year in which the contract owner reaches age 70 1/2. Distributions may be paid in a lump sum or in substantially equal payments over:

      (a) the life of the contract owner or the joint lives of the contract owner and the contract owner's designated beneficiary; or

      (b) a period not longer than the period determined under the table in Proposed Treasury Regulation 1.401(a)(9)-5, Q&A4, which is the deemed joint life expectancy of the contract owner and a person 10 years younger than the contract owner. If the designated beneficiary is the spouse of the contract owner, the period may not exceed the longer of the period determined under such table or the joint life expectancy of the contract owner and the contract owner's spouse, determined in accordance with Treasury Regulation 1.72-9, or such additional guidance as may be provided pursuant to Proposed Treasury Regulation 1.401(a)(9)-5, Q&A7.

For Tax Sheltered Annuities, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another Tax Sheltered Annuity of the contract owner.

For Individual Retirement Annuities and SEP IRAs, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another Individual Retirement Annuity or SEP IRA of the contract owner.


If the contract owner's entire interest in a Tax Sheltered Annuity, Individual Retirement Annuity or SEP IRA will be distributed in equal or substantially equal payments over a period described in (a) or (b) above, the payments must begin on or before the required beginning date. The required beginning date is April 1 of the calendar year following the calendar year in which the contract owner reaches age 70 1/2. The rules for Roth IRAs do not require distributions to begin during the contract owner's lifetime, therefore, the required beginning date is not applicable to Roth IRAs.


If the contract owner dies before the required beginning date (in the case of a Tax Sheltered Annuity, Individual Retirement Annuity, SEP IRA, or Simple IRA) or before the entire contract value is distributed (in the case of Roth IRAs), any remaining interest in the contract must be distributed over a period not exceeding the applicable distribution period, which is determined as follows:


      (a) if the designated beneficiary is the contract owner's spouse, the applicable distribution period is the surviving spouse's remaining life expectancy using the surviving spouse's birthday for each distribution calendar year after the calendar year of the contract owner's death. For calendar years after the death of the contract owner's surviving spouse, the applicable distribution period is the spouse's remaining life expectancy using the spouse's age in the calendar year of the spouse's death, reduced by one for each calendar year that elapsed since the calendar year immediately following the calendar year of the spouse's death;

      (b) if the designated beneficiary is not the contract owner's surviving spouse, the applicable distribution period is the designated beneficiary's remaining life expectancy using the designated beneficiary's birthday in the calendar year immediately following the calendar year of the contract owner's death, reduced by one for each calendar year that elapsed thereafter; and

      (c) if there is no designated beneficiary, the entire balance of the contract must be distributed by December 31 of the fifth year following the contract owner's death.

If the contract owner dies on or after the required beginning date, the interest in the Tax Sheltered Annuity, Individual Retirement Annuity or SEP IRA must be distributed over a period not exceeding the applicable distribution period, which is determined as follows:

      (a) if the designated beneficiary is the contract owner's spouse, the applicable distribution period is the surviving spouse's remaining life expectancy using the surviving spouse's birthday for each distribution calendar year after the calendar year of the contract owner's death. For calendar years after the death of the contract owner's surviving spouse, the applicable distribution period is the spouse's remaining life expectancy using the spouse's age in the calendar year of the spouse's death, reduced by one for each calendar year that elapsed since the calendar year immediately following the calendar year of the spouse's death;

      (b) if the designated beneficiary is not the contract owner's surviving spouse, the applicable distribution period is the designated beneficiary's remaining life expectancy using the designated beneficiary's birthday in the calendar year immediately following the calendar year of the contract owner's death, reduced by one for each calendar year that elapsed thereafter; and

      (c) if there is no designated beneficiary, the applicable distribution period is the contract owner's remaining life expectancy using the contract owner's birthday in the calendar year of the contract owner's death, reduced by one for each year thereafter.

If distribution requirements are not met, a penalty tax of 50% is levied on the difference between the amount that should have been distributed for that year and the amount that actually was distributed for that year.

For Individual Retirement Annuities and SEP IRAs, a portion of each distribution will be included in the recipient's gross income and taxed at ordinary income tax rates. The portion of a distribution which is taxable is based on the ratio between the amount by which non-deductible purchase payments exceed prior non-taxable distributions and total account balances at the time of the distribution. The owner of an Individual Retirement Annuity or SEP IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non-deductible purchase payments for all years exceed non taxable distributions for all years, and the total balance of all Individual Retirement Annuities or SEP IRAs.


Distributions from Roth IRAs may be either taxable or nontaxable, depending upon whether they are "qualified distributions" or "non-qualified distributions" (see "Federal Tax Considerations").


FEDERAL TAX CONSIDERATIONS

FEDERAL INCOME TAXES

The tax consequences of purchasing a contract described in this prospectus will depend on:

-  the type of contract purchased;

-  the purposes for which the contract is purchased; and

- the personal circumstances of individual investors having interests in the contracts.

See "Synopsis of the Contracts" for a brief description of the various types of contracts and the different purposes for which the contracts may be purchased.

Existing tax rules are subject to change, and may affect individuals differently depending on their situation.

Nationwide does not guarantee the tax status of any contracts or any transactions involving the contracts.

If the contract is purchased as an investment of certain retirement plans (such as qualified retirement plans, Individual Retirement Accounts, and custodial accounts as described in Sections 401, 408(a), and 403(b)(7) of the Internal Revenue Code), the tax advantages enjoyed by the contract owner and/or annuitant may relate to participation in the plan rather than ownership of the annuity contract. Such plans are permitted to purchase investments other than annuities and retain tax-deferred status.

The following is a brief summary of some of the federal income tax considerations related to the contracts. In addition to the federal income tax, distributions from annuity contracts may be subject to state and local income taxes. The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Nothing in this prospectus should be considered to be tax advice. Contract owners and prospective contract owners should consult a financial consultant, tax advisor or legal counsel to discuss the taxation and use of the contracts.

The Internal Revenue Code sets forth different income tax rules for the following types of annuity contracts:

-  Individual Retirement Annuities;

-  SEP IRAs;

-  Simple IRAs; o Roth IRAs;

-  Tax Sheltered Annuities; and

-  Non-Qualified Contracts.

IRAs, SEP IRAs and Simple IRAs

Distributions from Individual Retirement Annuities, SEP IRAs and Simple IRAs are generally taxed when received. If any of the amount contributed to the Individual Retirement Annuity was nondeductible for federal income tax purposes, then a portion of each distribution is excludable from income.

If distributions of income from an Individual Retirement Annuity are made prior to the date that the owner attains the age of 59 1/2 years, the income is subject to both the regular income tax and an additional penalty tax of 10% is generally applicable. (For Simple IRAs, the 10% penalty is increased to 25% if the distribution is made during the 2 year period beginning on the date that the individual first participated in the Simple IRA.) The 10% penalty tax can be avoided if the distribution is:

-  made to a beneficiary on or after the death of the owner;

- attributable to the owner becoming disabled (as defined in the Internal Revenue Code);

- part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;

-  used for qualified higher education expenses; or

- used for expenses attributable to the purchase of a home for a qualified first-time buyer.

Roth IRAs

Distributions of earnings from Roth IRAs are taxable or non-taxable depending upon whether they are "qualified distributions" or "nonqualified distributions." A "qualified distribution" is one that satisfies the five-year rule and meets one of the following requirements:

- it is made on or after the date on which the contract owner attains age 59 1/2;

- it is made to a beneficiary (or the contract owner's estate) on or after the death of the contract owner;

-  it is attributable to the contract owner's disability; or

- it is used for expenses attributable to the purchase of a home for a qualified first-time buyer.

The five year rule generally is satisfied if the distribution is not made within the five taxable year period beginning with the first taxable year in which a contribution is made to any Roth IRA established for the owner.

A qualified distribution is not included in gross income for federal income tax purposes.

A non-qualified distribution is not includable in gross income to the extent that the distribution, when added to all previous distributions, does not exceed the total amount of contributions made to the Roth IRA. Any non-qualified distribution in excess of the total contributions is includable in the contract owner's gross income in the year that is distributed to the contract owner.

Special rules apply for Roth IRAs that have proceeds received from an IRA prior to January 1, 1999 if the owner elected the special 4-year income averaging provisions that were in effect for 1998.

If non-qualified distributions of income from a Roth IRA are made prior to the date that the owner attains the age of 59 1/2 years, the income is subject to both the regular income tax and an additional penalty tax of 10%. The penalty tax can be avoided if the distribution is:

-  made to a beneficiary on or after the death of the owner;

- attributable to the owner becoming disabled (as defined in the Internal Revenue Code);

- part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;

-  for qualified higher education expenses; or

- used for expenses attributable to the purchase of a home for a qualified first-time buyer.

If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for tax purposes.

Tax Sheltered Annuities

Distributions from Tax Sheltered Annuities are generally taxed when received. A portion of each distribution is excludable from income based on a formula established pursuant to the Internal Revenue Code. The formula excludes from income the amount invested in the contract divided by the number of anticipated payments until the full investment in the contract is recovered. Thereafter all distributions are fully taxable.

If a distribution of income is made from a Tax Sheltered Annuity prior to the date that the owner attains the age of 59 1/2 years, the income is subject to both the regular income tax and an additional penalty tax of 10%. The penalty tax can be avoided if the distribution is:

-  made to a beneficiary on or after the death of the owner;

- attributable to the owner becoming disabled (as defined in the Internal Revenue Code);

- part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;

-  for qualified higher education expenses;

- used for expenses attributable to the purchase of a home for a qualified first-time buyer; or

- made to the owner after separation from service with his or her employer after age 55.

Non-Qualified Contracts - Natural Persons as Contract Owners

Generally, the income earned inside a Non-Qualified Annuity Contract that is owned by a natural person is not taxable until it is distributed from the contract.

Distributions before the annuitization date are taxable to the contract owner to the extent that the cash value of the contract exceeds the contract owner's investment at the time of the distribution. Distributions, for this purpose, include partial surrenders, any portion of the contract that is assigned or pledged; or any portion of the contract that is transferred by gift. For these purposes, a transfer by gift may occur upon annuitization if the contract owner and the annuitant are not the same individual.

With respect to annuity distributions on or after the annuitization date, a portion of each annuity payment is excludable from taxable income. The amount excludable is based on the ratio between the contract owner's investment in the contract and the expected return on the contract. Once the entire investment in the contract is recovered, all distributions are fully includable in income. The maximum amount excludable from income is the investment in the contract. If the annuitant dies before the entire investment in the contract has been excluded from income, and as a result of the annuitant's death no more payments are due under the contract, then the unrecovered investment in the contract may be deducted on his or her final tax return.

In determining the taxable amount of a distribution, all annuity contracts issued after October 21, 1988 by the same company to the same contract owner during the same calendar year will be treated as one annuity contract.

A special rule applies to distributions from contracts that have investments that were made prior to August 14, 1982. For those contracts, distributions that are made prior to the annuitization date are treated first as a recovery of the investment in the contract as of that date. A distribution in excess of the amount of the investment in the contract as of August 14, 1982, will be treated as taxable income.

The Internal Revenue Code imposes a penalty tax if a distribution is made before the contract owner reaches age 59 1/2. The amount of the penalty is 10% of the portion of any distribution that is includable in gross income. The penalty tax does not apply if the distribution is:

-  the result of a contract owner's death;

- the result of a contract owner's disability (as defined in the Internal Revenue Code);

- one of a series of substantially equal periodic payments made over the life (or life expectancy) of the contract owner or the joint lives (or joint life expectancies) of the contract owner and the beneficiary selected by the contract owner to receive payment under the annuity payment option selected by the contract owner; or

-  is allocable to an investment in the contract before August 14, 1982.

Non-Qualified Contracts - Non-Natural Persons as Contract Owners

The previous discussion related to the taxation of Non-Qualified Contracts owned by individuals. Different rules (the so-called "non-natural persons" rules) apply if the contract owner is not a natural person.

Generally, contracts owned by corporations, partnerships, trusts, and similar entities are not treated as annuity contracts under the Internal Revenue Code. Therefore, income earned under a Non-Qualified Contract that is owned by a non-natural person is taxed as ordinary income during the taxable year that it is earned. Taxation is not deferred, even if the income is not distributed out of the contract. The income is taxable as ordinary income, not capital gain.

The non-natural persons rules do not apply to all entity-owned contracts. A contract that is owned by a non-natural person as an agent of an individual is treated as owned by the individual. This would cause the contract to be treated as an annuity under the Internal Revenue Code, allowing tax deferral. However, this exception does not apply when the non-natural person is an employer that holds the contract under a non-qualified deferred compensation arrangement for one or more employees.

The non-natural persons rules also do not apply to contracts that are:

-  acquired by the estate of a decedent by reason of the death of the decedent;

- issued in connection with certain qualified retirement plans and individual retirement plans;

- purchased by an employer upon the termination of certain qualified retirement plans;

- immediate annuities within the meaning of Section 72(u) of the Internal Revenue Code.

WITHHOLDING

Pre-death distributions from the contracts are subject to federal income tax. Nationwide will withhold the tax from the distributions unless the contract owner requests otherwise. If the distribution is from a Tax Sheltered Annuity, it will be subject to mandatory 20% withholding that cannot be waived, unless:

-  the distribution is made directly to another Tax Sheltered Annuity or IRA; or

- the distribution satisfies the minimum distribution requirements imposed by the Internal Revenue Code.

In addition, under some circumstances, the Internal Revenue Code will not permit contract owners to waive withholding. Such circumstances include:

- if the payee does not provide Nationwide with a taxpayer identification number; or

- if Nationwide receives notice from the Internal Revenue Service that the taxpayer identification number furnished by the payee is incorrect.

If a contract owner is prohibited from waiving withholding, as described above, the distribution will be subject to mandatory back-up withholding. The mandatory back-up withholding rate is established by Section 3406 of the Internal Revenue Code and is applied against the amount of income that is distributed.

NON-RESIDENT ALIENS

Generally, a pre-death distribution from a contract to a non-resident alien is subject to federal income tax at a rate of 30% of the amount of income that is distributed. Nationwide is required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:

   (1) provide Nationwide with proof of residency and citizenship (in accordance with Internal Revenue Service requirements); and

   (2) provide Nationwide with an individual taxpayer identification number.

If the non-resident alien does not meet the above conditions, Nationwide will withhold 30% of income from the distribution.

Another way to avoid the 30% withholding is for the non-resident alien to provide Nationwide with sufficient evidence that:

   (1) the distribution is connected to the non-resident alien's conduct of business in the United States; and

   (2) the distribution is includable in the non-resident alien's gross income for United States federal income tax purposes.

Note that these distributions may be subject to back-up withholding, currently 31%, if a correct taxpayer identification number is not provided.

FEDERAL ESTATE, GIFT, AND GENERATION SKIPPING TRANSFER TAXES

The following transfers may be considered a gift for federal gift tax purposes:

   - a transfer of the contract from one contract owner to another; or

   - a distribution to someone other than a contract owner.

Upon the contract owner's death, the value of the contract may subject to estate taxes, even if all or a portion of the value is also subject to federal income taxes.

Section 2612 of the Internal Revenue Code may require Nationwide to determine whether a death benefit or other distribution is a "direct skip" and the amount of the resulting generation skipping transfer tax, if any. A direct skip is when property is transferred to, or a death benefit or other distribution is made to:

   (a) an individual who is two or more generations younger than the contract owner; or

   (b) certain trusts, as described in Section 2613 of the Internal Revenue Code (generally, trusts that have no beneficiaries who are not 2 or more generations younger than the contract owner).

If the contract owner is not an individual, then for this purpose ONLY, "contract owner" refers to any person:

- who would be required to include the contract, death benefit, distribution, or other payment in his or her federal gross estate at his or her death; or

- who is required to report the transfer of the contract, death benefit, distribution, or other payment for federal gift tax purposes.

If a transfer is a direct skip, Nationwide will deduct the amount of the transfer tax from the death benefit, distribution or other payment, and remit it directly to the Internal Revenue Service.

CHARGE FOR TAX

Nationwide is not required to maintain a capital gain reserve liability on Non-Qualified Contracts. If tax laws change requiring a reserve, Nationwide may implement and adjust a tax charge.

TAX CHANGES

The foregoing tax information is based on Nationwide's understanding of federal tax laws. It is NOT intended as tax advice. All information is subject to change without notice. You should consult with your tax and/or financial adviser for more information.

STATEMENTS

Nationwide will mail contract owners statements and reports. Therefore, contract owners should promptly notify Nationwide of any address change.

These mailings will contain:

-   statements showing the contract's quarterly activity;

- confirmation statements showing transactions that affect the contract's value. Confirmation statements will not be sent for recurring transactions. Instead, confirmation of recurring transactions will appear in the contract's quarterly statements;

Contract owners should review statements and confirmations carefully. All errors or corrections must be reported to Nationwide immediately to assure proper crediting to the contract. Unless Nationwide is notified within 30 days of receipt of the statement, Nationwide will assume statements and confirmation statements are correct.

INVESTMENTS

Nationwide intends to invest Guaranteed Period Option allocations received in fixed interest investments (bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the Guaranteed Period Options (3, 4, 5, 6, 7, 8, 9, and 10 years) and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest Guaranteed Period Option allocations in accordance with any particular investment objective, but will generally adhere to the overall investing philosophy of Nationwide. The Specified Interest Rates declared by Nationwide for the various Guaranteed Period Options will not necessarily correspond to the performance of the nonunitized separate account.

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GUARANTEED PERIOD OPTIONS

Nationwide Investment Services Corporation ("NISC"), acts as the national distributor of the contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. NISC's address is Two Nationwide Plaza, Columbus, Ohio 43215. NISC is a wholly-owned subsidiary of Nationwide.

Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of NASD broker-dealer firms. Nationwide pays broker-dealers compensation for promoting, marketing and selling the variable life and variable annuity contracts it sponsors. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Nationwide does not expect the compensation paid to such broker-dealers (including NISC) to exceed 5.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, Nationwide may pay additional compensation to broker-dealers as part of special sales promotions. Nationwide offers these contracts on a continuous basis, however no broker dealer is obligated to sell any particular amount of contracts.

NATIONWIDE LIFE INSURANCE COMPANY

     BUSINESS

         ORGANIZATION

         Nationwide Life Insurance Company (hereafter NLIC, or collectively with its subsidiaries, the Company) was incorporated in 1929 and is an Ohio stock legal reserve life insurance company. The Company offers a variety of forms of individual annuities, private and public sector pension plans and life insurance on a participating and a non-participating basis.

         Prior to January 27, 1997, NLIC was wholly owned by Nationwide Corporation (Nationwide Corp.). On that date, Nationwide Corp. contributed the outstanding shares of NLIC's common stock to Nationwide Financial Services, Inc. (NFS), a holding company formed by Nationwide Corp. in November 1996 for NLIC and other companies within the Nationwide group of companies that offer or distribute long-term savings and retirement products. On March 6, 1997, NFS completed an initial public offering of its Class A common stock.

         During 1996 and 1997, Nationwide Corp. and NFS completed certain transactions in anticipation of the initial public offering that focused the business of NFS on long-term savings and retirement products. On September 24, 1996, NLIC declared a dividend payable to Nationwide Corp. on January 1, 1997 consisting of the outstanding shares of common stock of certain subsidiaries that do not offer or distribute long-term savings and retirement products. In addition, during 1996, NLIC entered into two reinsurance agreements whereby all of NLIC's accident and health and group life insurance business was ceded to two affiliates effective January 1, 1996. Additionally, NLIC paid $900.0 million of dividends, $50.0 million to Nationwide Corp. on December 31, 1996 and $850.0 million to NFS, which then made an equivalent dividend to Nationwide Corp., on February 24, 1997.

         NFS contributed $836.8 million to the capital of NLIC during March 1997.

         In December 2001, NFS invested in a $300.0 million, 7.50% surplus note issued by the Company, which is due on December 17, 2031.

         Wholly owned subsidiaries of NLIC as of December 31, 2001 include Nationwide Life and Annuity Insurance Company (NLAIC), Nationwide Securities, Inc. (NS) formerly, Nationwide Advisory Services, Inc., and Nationwide Investment Services Corporation (NISC).

         The Company is a member of the Nationwide group of companies (Nationwide), which consists of Nationwide Mutual Insurance Company
         (NMIC) and all of its subsidiaries and affiliates.

         NLAIC offers universal life insurance, variable universal life insurance, corporate-owned life insurance and individual annuity contracts on a non-participating basis. NS and NISC are registered broker/dealers.

         The Company is a leading provider of life insurance, long-term savings and retirement products in the United States (U.S.). The Company develops and sells a diverse range of products including individual annuities, private and public sector pension plans, and life insurance. By developing and offering a wide variety of products, the Company believes that it has positioned itself to compete effectively in various stock market and interest rate environments. The Company sells its products through a diverse distribution network, including independent broker/dealers, brokerage firms, pension plan administrators, life insurance specialists, financial institutions, Nationwide Retirement Solutions and Nationwide agents.


         The Company is one of the leaders in the development and sale of variable annuities. As of December 31, 2001, the Company was the 4th largest writer of individual variable annuity contracts in the U.S., according to The Variable Annuity Research & Data Service (VARDS).

         The Company has grown in recent years as a result of its long-term investment in developing the distribution channels necessary to reach its target customers and the products required to meet the demands of these customers. The Company believes its growth has been enhanced further by favorable demographic trends, the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products offered by the Company, and the performance of the financial markets, particularly the U.S. stock markets, in recent years.

         BUSINESS SEGMENTS

         The Company reports three product segments: Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports certain other revenues and expenses, in a Corporate segment.

         The Individual Annuity segment, which accounted for $231.4 million (36%) of the Company's operating income before federal income tax expense for 2001, consists of individual The Best of AMERICA (R) and private label deferred variable annuity products, deferred fixed annuity products and income products. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.

         The Institutional Products segment, which accounted for $207.8 million (32%) of the Company's operating income before federal income tax expense for 2001, is comprised of the Company's private and public sector group retirement plans and medium-term note program. The private sector includes the 401(k) business generated through fixed and variable annuities. The public sector includes the Internal Revenue Code (IRC) Section 457 business in the form of fixed and variable annuities.

         The Life Insurance segment, which accounted for $184.7 million (28%) of the Company's operating income before federal income tax expense for 2001, consists of investment life products, including both individual variable life and corporate-owned life insurance (COLI) products, traditional life insurance products and universal life insurance. Life insurance products provide a death benefit and generally also allow the customer to build cash value on a tax-advantaged basis.


         The Corporate segment accounted for $26.6 million (4%) of the Company's operating income (which excludes non-securitization related net realized gains and losses on investments, hedging instruments and hedged items) before federal income tax expense for 2001.



         Additional information related to the Company's business segments is included in note 16 to the consolidated financial statements and Financial Statement Schedule III, which can be found later in this prospectus.


         RATINGS

         Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in the Company and its ability to market its annuity and life insurance products. Rating organizations continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company's ratings could have a material adverse effect on the Company's ability to market its products and could increase the surrender of the Company's annuity products. Both of these consequences could, depending upon the extent thereof, have a material adverse effect on the Company's liquidity and, under certain circumstances, net income. NLIC is rated "A+" (Superior) by A.M. Best Company, Inc. (A.M. Best) and its claims-paying ability/financial strength is rated "Aa3" (Excellent) by Moody's Investor Services, Inc. (Moody's), and "AA" (Very Strong) by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("S&P").

         The foregoing ratings reflect each rating agency's opinion of NLIC's financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed toward the protection of investors. Such factors are of concern to policyholders, agents and intermediaries.

         The Company's financial strength is also reflected in the ratings of commercial paper. The commercial paper is rated "AMB-1" by A.M Best, "A-1+" by S&P and "P-1" by Moody's.

         COMPETITION

         The Company competes with a large number of other insurers as well as non-insurance financial services companies, such as banks, broker/dealers and mutual funds, some of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than the Company. The Company believes that competition in the Company's lines of business is based on price, product features, commission structure, perceived financial strength, claims-paying ratings, service and name recognition.

         On November 12, 1999, the Gramm-Leach-Bliley Act (the Act), was signed into law. The Act modernizes the regulatory framework for financial services in the U. S., which allows banks, securities firms and insurance companies to affiliate more directly than they have been permitted to do in the past. While the Act facilitates these affiliations, to date no significant competitors of the Company have acquired, or have been acquired by, a banking entity under authority of the Act. Nevertheless, it is not possible to anticipate whether such affiliations might occur in the future.

         REGULATION

         NLIC and NLAIC, as with other insurance companies, are subject to extensive regulation and supervision in the jurisdictions in which they do business. Such regulations limit the amount of dividends and other payments that can be paid by insurance companies without prior approval and impose restrictions on the amount and type of investments insurance companies may hold. These regulations also affect many other aspects of insurance companies' businesses, including licensing of insurers and their products and agents, risk-based capital requirements and the type and amount of required asset valuation reserve accounts. These regulations are primarily intended to protect policyholders rather than shareholders. The Company cannot predict the effect that any proposed or future legislation may have on the financial condition or results of operations of the Company.

         Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such agencies at any time. In addition, insurance regulators periodically examine an insurer's financial condition, adherence to statutory accounting practices and compliance with insurance department rules and regulations. Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or the restructuring of insurance companies.

         As part of their routine regulatory oversight process, state insurance departments conduct detailed examinations periodically of the books, records and accounts of insurance companies domiciled in their states. Such examinations are generally conducted in cooperation with the insurance departments of two or three other states under guidelines promulgated by the National Association of Insurance Commissioners
         (NAIC). The most recently completed examination of NLIC and NLAIC was conducted by the Ohio and Delaware insurance departments for the four-year period ended December 31, 1996. The final reports of these examinations did not result in any significant issues or adjustments. The Ohio Department of Insurance recently started the examination of NLIC and NLAIC for the five-year period ended

         December 31, 2001. No reports have been issued as of the date of this filing.

         The payment of dividends by NLIC is subject to restrictions set forth in the insurance laws and regulations of the State of Ohio, its domiciliary state. The State of Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of:

         (i) 10% of statutory-basis policyholders' surplus as of the prior December 31; or

         (ii) the statutory-basis net income of the insurer for the 12-month period ending as of the prior December 31.

         As of December 31, 2001, $141.0 million in dividends could be paid by NLIC without prior approval. The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus. Earned surplus is defined under the State of Ohio insurance laws as the amount equal to the Company 's unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer's policyholder surplus must be reasonable in relation to the insurer's outstanding liabilities and adequate for its financial needs. The payment of dividends by NLIC may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on NLIC's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders. The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends in the future.

         EMPLOYEES

         As of December 31, 2001, the Company had approximately 3,000 employees. None of the employees of the Company are covered by a collective bargaining agreement and the Company believes that its employee relations are satisfactory.

     PROPERTIES

     Pursuant to an arrangement between NMIC and certain of its subsidiaries, during 2001 the Company leased on average approximately 806,000 square feet of office space primarily in the four building home office complex in Columbus, Ohio. The Company believes that its present facilities are adequate for the anticipated needs of the Company.

     LEGAL PROCEEDINGS

     The Company is a party to litigation and arbitration proceedings in the ordinary course of its business, none of which is expected to have a material adverse effect on the Company.

     In recent years, life insurance companies have been named as defendants in lawsuits, including class action lawsuits relating to life insurance and annuity pricing and sales practices. A number of these lawsuits have resulted in substantial jury awards or settlements.

     On October 29, 1998, the Company was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by the Company and the other named Company affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. No class has been certified. On June 11, 1999, the Company and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied the motion to dismiss the amended complaint filed by the Company and the other named defendants. On January 25, 2002, the plaintiffs filed a motion for leave to amend their complaint to add three new named plaintiffs. On February 9, 2002, the plaintiffs filed a motion for class certification. The class has not been certified. The Company intends to defend this lawsuit vigorously.

     On August 15, 2001, the Company was named in a lawsuit filed in Connecticut federal court titled Lou

     Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. On September 5, 2001, the plaintiffs amended their complaint to include class action allegations. The plaintiffs seek to represent a class of plan trustees who purchased variable annuities to fund qualified ERISA retirement plans. The amended complaint alleges that the retirement plans purchased variable annuity contracts from the Company which invested in mutual funds that were offered by separate mutual fund companies; that the Company was a fiduciary under ERISA and that the Company breached its fiduciary duty when it accepted certain fees from the mutual fund companies that purportedly were never disclosed by the Company; and that the Company violated ERISA by replacing many of the mutual funds originally included in the plaintiffs' annuities with "inferior" funds because the new funds purportedly paid more in revenue sharing. The amended complaint seeks disgourgement of fees by the Company and other unspecified compensatory damages. On November 15, 2001, the Company filed a motion to dismiss the amended complaint, which has not been decided. On December 3, 2001, the plaintiffs filed a motion for class certification. On January 15, 2002, the plaintiffs filed a response to the Company's motion to dismiss the amended complaint. On February 22, 2002, the Company filed a reply in support of its motion to dismiss. The class has not been certified. The Company intends to defend this lawsuit vigorously.

     There can be no assurance that any such litigation will not have a material adverse effect on the Company in the future.

     SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS

     During the fourth quarter of 2001, no matters were submitted to a vote of security holders through the solicitation of proxies or otherwise.

     MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     There is no established public trading market for NLIC's shares of common stock. All of the 3,814,779 shares of Nationwide's common stock issued and outstanding are owned by NFS.

     Nationwide declared $35.0 million and $50.0 million in dividends to NFS during 2001 and 2000, respectively. In addition, NLIC sought and obtained prior regulatory approval from the Ohio Department of Insurance to return $120.0 million of capital to NFS during 2000.

     NLIC currently does not have a formal dividend policy.


     Reference is made to note 12 of the consolidated financial statements for information regarding dividend restrictions, which is included later in this prospectus.

                    SELECTED CONSOLIDATED FINANCIAL DATA(1)

FIVE-YEAR SUMMARY
(in millions, except per share amounts)


RESULTS OF OPERATIONS(2)                                                   Years ended December 31,
--------------------------------------------------------------------------------------------------------------------------
                                                            2001         2000         1999          1998         1997
--------------------------------------------------------------------------------------------------------------------------
Policy charges                                            $ 1,019.1   $  1,092.2   $    895.6   $    698.9   $    545.2
Life insurance premiums                                       251.1        240.0        220.8        200.0        205.4
Net investment income                                       1,739.2      1,668.4      1,530.5      1,486.8      1,413.9
Net realized (losses) gains on investments, hedging
  instruments and hedged items:
     Unrelated parties                                        (70.3)       (24.9)       (11.0)        17.9         11.1
     Related party                                             44.4          -            -            -            -
Other                                                         195.5        194.6        167.4        108.1         62.8
--------------------------------------------------------------------------------------------------------------------------
  Total revenues                                            3,179.0      3,170.3      2,803.3      2,511.7      2,238.4
--------------------------------------------------------------------------------------------------------------------------

Interest credited and other benefits                        1,570.3      1,470.0      1,349.2      1,284.4      1,235.4
Interest expense on debt and trust securities                  54.9         48.5         47.2         35.1         26.1
Other operating expenses                                      991.1      1,027.9        834.1        686.7        569.9
--------------------------------------------------------------------------------------------------------------------------
  Total benefits and expenses                               2,616.3      2,546.4      2,230.5      2,006.2      1,831.4
--------------------------------------------------------------------------------------------------------------------------

Income from continuing operations before federal
income tax expense and cumulative effect of adoption
of accounting principles                                      562.7        623.9        572.8        505.5        407.0
Federal income tax expense                                    142.8        189.0        191.5        173.1        141.8
--------------------------------------------------------------------------------------------------------------------------
  Income from continuing operations before cumulative
     effect of adoption of accounting principles              419.9        434.9        381.3        332.4        265.2
Cumulative effect of adoption of accounting principles,
   net of tax                                                  (7.1)         -            -            -            -
--------------------------------------------------------------------------------------------------------------------------

  Net income                                             $    412.8   $    434.9   $    381.3   $    332.4   $    265.2
==========================================================================================================================

Basic and diluted net income per common share            $     3.20   $     3.38   $     2.96   $     2.58   $     2.14
Cash dividends declared                                  $     0.48   $     0.46   $     0.38   $     0.30   $     0.18
Weighted average common shares outstanding
  Basic                                                       128.9        128.7        128.5        128.5        124.0
  Diluted                                                     129.2        128.9        128.6        128.6        124.1

OTHER DATA
RECONCILIATION OF NET INCOME TO
  NET OPERATING INCOME (2)

Net income                                               $    412.8   $    434.9   $    381.3   $    332.4   $     265.2

Realized losses (gains) on investments, hedging
  instruments and hedged items, excluding
  securitizations, net of tax                                  18.0         16.1          7.0        (11.7)        (7.9)
Cumulative effect of adoption of accounting
principles, net of tax                                          7.1          -            -            -            -
--------------------------------------------------------------------------------------------------------------------------
  Net operating income                                        437.9        451.0        388.3        320.7        257.3
Pro forma adjustments                                           -            -            -            -           (2.9)
--------------------------------------------------------------------------------------------------------------------------
  Pro forma net operating income                         $    437.9   $    451.0   $    388.3   $    320.7   $     254.4
==========================================================================================================================

Net operating return on average equity (3)                     14.2%        16.7%        16.6%        15.8%        14.5%
==========================================================================================================================

(1) Selected consolidated financial data of NFS. NLIC is a wholly-owned subsidiary of NFS.

(2) Comparisons between 2001, 2000, 1999 and 1998 results of operations and those of 1997 are affected by the Company's initial public offering in March 1997 and companion offerings of senior notes and capital securities as well as the $900.0 million of dividends paid prior to the initial public offering. Pro forma amounts adjust for these transactions.

(3) Based on net operating income and excluding accumulated other comprehensive income.
(4) See "Sales Information" included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional disclosure on sales.


(in millions, except per share amounts)


SUMMARY OF FINANCIAL POSITION (2)                                             As of December 31,
------------------------------------------------------------------------------------------------------------------------
                                                          2001          2000         1999         1998         1997
------------------------------------------------------------------------------------------------------------------------
Total invested assets                                  $ 27,814.4     $ 23,359.2   $ 22,587.9   $20,940.5      $19,673.2

Deferred policy acquisition costs                         3,213.7        2,872.7      2,555.8     2,022.3        1,665.4
Other assets                                              1,286.1          977.9        755.0       772.6          829.9

Separate account assets                                  59,646.7       65,968.8     67,155.3    50,935.8       37,724.4
------------------------------------------------------------------------------------------------------------------------

  Total assets                                         $ 91,960.9     $ 93,178.6   $ 93,054.0   $74,671.2      $59,892.9
========================================================================================================================

Policy reserves                                        $ 25,491.6     $ 22,243.3   $ 21,868.3   $19,772.2      $18,702.8

Other liabilities                                         2,482.3        1,370.6        944.9       917.3          943.1

Long-term debt                                              597.0          298.4        298.4       298.4          298.4
Separate account liabilities                             59,646.7       65,968.8     67,155.3    50,935.8       37,724.4
------------------------------------------------------------------------------------------------------------------------
  Total liabilities                                      88,217.6       89,881.1     90,266.9    71,923.7       57,668.7
------------------------------------------------------------------------------------------------------------------------

NFS-obligated mandatorily redeemable capital
  And preferred securities of subsidiary trusts             300.0          300.0        300.0       300.0          100.0
Shareholders' equity                                      3,443.3        2,997.5      2,487.1     2,447.5        2,124.2
------------------------------------------------------------------------------------------------------------------------
  Total liabilities and shareholders' equity           $ 91,960.9     $ 93,178.6   $ 93,054.0   $74,671.2      $59,892.9
========================================================================================================================

Book value per common share                            $    26.71     $    23.29   $    19.35   $   19.04      $   16.53
========================================================================================================================

CUSTOMER FUNDS MANAGED AND ADMINISTERED

Individual annuity                                     $ 42,186.7     $ 43,694.9   $ 44,023.7   $35,315.2      $28,156.4

Institutional products                                   50,417.3       47,154.0     48,321.7    38,582.0       25,812.4
Life insurance                                            8,099.2        7,225.5      5,913.8     4,613.4        3,487.0
Asset management:
  Gross                                                  24,347.5       22,953.4     22,866.7    19,825.5        7,840.0
  Intercompany eliminations                             (11,911.8)     (10,031.7)    (9,978.5)   (8,154.7)      (5,285.0)
------------------------------------------------------------------------------------------------------------------------
  Asset management, net                                  12,435.7       12,921.7     12,888.2    11,670.8        2,555.0
------------------------------------------------------------------------------------------------------------------------
                                                       $113,138.9     $110,996.1   $111,147.4   $90,181.4      $60,010.8
========================================================================================================================

                                                                           Years ended December 31,
------------------------------------------------------------------------------------------------------------------------
(in millions)                                             2001          2000         1999         1998         1997
------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME BEFORE FEDERAL INCOME
  TAX EXPENSE BY BUSINESS SEGMENT (2)

Individual annuity                                     $    227.2   $    276.3    $   254.4    $   230.2     $   186.9
Institutional products                                      205.7        224.6        201.5        164.8         126.2

Life insurance                                              189.7        161.1        122.7         88.8          66.7

Asset management                                             12.7          4.5         22.9         14.0          11.7

Corporate                                                   (44.8)       (17.7)       (17.7)       (10.2)          4.4
------------------------------------------------------------------------------------------------------------------------
                                                       $    590.5   $    648.8    $    583.8   $   487.6     $   395.9
========================================================================================================================

SALES BY BUSINESS SEGMENT (4)

Individual annuity                                     $  7,625.6   $  7,338.7    $ 6,392.3    $ 6,140.2     $ 5,636.1

Institutional products                                    6,985.7      7,392.2      6,645.6      5,461.8       3,981.9
Life insurance                                            1,540.6      1,530.2      1,095.9        653.2         468.7

     MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS

     INTRODUCTION


     Management's narrative analysis of the results of operations of NLIC and subsidiaries for the three years ended December 31, 2001 follows. This discussion should be read in conjunction with the Company's consolidated financial statements and related notes included later in this prospectus.

     Management's discussion and analysis contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:


    (i) the potential impact on the Company's reported net income that could result from the adoption of certain accounting standards issued by the Financial Accounting Standards Board;

    (ii) tax law changes impacting the tax treatment of life insurance and investment products;

    (iii)  the repeal of federal estate tax;

    (iv) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

    (v) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements;

    (vi) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;

    (vii) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market;

    (viii) changes in interest rates and the capital markets causing a reduction of investment income and/or asset fees, reduction in the value of the Company's investment portfolio or a reduction in the demand for the Company's products;

    (ix) general economic and business conditions which are less favorable than expected;

    (x) competitive, regulatory or tax changes that affect the cost of, or demand for the Company's products;

    (xi) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; and

    (xii) inaccuracies in assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts.

     CRITICAL ACCOUNTING POLICIES AND RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

     The most critical estimates include those used in determining impairment losses on investments, valuation allowances for mortgage loans on real estate, deferred policy acquisition costs for investment products and universal life insurance products and federal income taxes.


     See note 2 to the consolidated financial statements, included later in this prospectus, for a discussion of the Company's significant accounting policies, including recently issued accounting pronouncements.


     (i) Impairment Losses on Investments

     Management regularly reviews its fixed maturity and equity securities portfolio to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. A number of criteria are considered during this process including, but not limited to, the current fair value as compared to amortized cost or cost, as appropriate, of the security, the length of time the security's fair value has been below amortized cost/cost, and by how much, specific credit issues related to the issuer and current economic conditions. Impairment losses result in a reduction of the cost basis of the underlying investment.

     Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

     Significant changes in the factors the Company considers when evaluating investments for impairment losses could result in a significant change in impairment losses reported in the consolidated financial statements.

     (ii) Valuation Allowances on Mortgage Loans on Real Estate

     The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. Mortgage loans on real estate are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the Company determines that a loan is impaired, a provision for loss is established equal to the difference between the carrying value and the estimated value of the mortgage loan. Estimated value is based on the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, if the loan is collateral dependent. Loans in foreclosure and loans considered impaired are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in net investment income in the period received.

     The valuation allowance account for mortgage loans on real estate is maintained at a level believed adequate by the Company to absorb estimated probable credit losses. The Company's periodic evaluation of the adequacy of the allowance for losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. Significant changes in the factors the Company considers in determining the valuation allowance on mortgage loans on real estate could result in a significant change in the provision for valuation allowance reported in the consolidated financial statements.

     (iii) Deferred Policy Acquisition Costs for Investment Products and Universal Life Insurance Products

     The costs of acquiring new business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable sales expenses that relate to and vary with the production of new or renewal business have been deferred. Deferred policy acquisition costs are subject to recoverability testing at the time of policy issuance and loss recognition testing at the end of each accounting period.


     For investment products and universal life insurance products, deferred policy acquisition costs are being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest spreads, asset fees, cost of insurance, policy administration and surrender charges. For years in which gross profits are negative, deferred policy acquisition costs are amortized based on the present value of gross revenues. The Company regularly reviews the estimated future gross profits and revises such estimates when appropriate. The cumulative change in amortization as a result of changes in estimates to reflect current best estimates is recorded as a charge or credit to amortization expense. The most significant assumptions that are involved in the estimation of future gross profits include future market performance and surrender/lapse rates. In the event actual experience differs significantly from assumptions or assumptions are significantly revised, the Company may be required to record a significant charge or credit to amortization expense. Deferred policy acquisition costs are adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 2(b) of the consolidated financial statements included later in this prospectus.


     (iv) Federal Income Taxes

     The Company provides for federal income taxes based on amounts the Company believes it will ultimately owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain expenses and the realization of certain tax credits. In the event the ultimate deductibility of certain expenses or the realization of certain tax credits differ from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the consolidated financial statements.

     RESULTS OF OPERATIONS

     (i) Revenues

     Total operating revenues, which include net realized gains and losses from mortgage loan securitizations and exclude all other net realized gains and losses on investments, hedging instruments and hedged items, increased to $3.01 billion in 2001 compared to $3.00 billion for 2000 and $2.70 billion for 1999. The growth in operating revenues over the past two years has primarily been driven by an increase in net investment income due to growth in interest spread-based businesses, offset by lower policy charges in 2001 as a result of depressed equity markets.

     Policy charges include asset fees, which are primarily earned from separate account assets generated from sales of individual and group variable annuities and investment life insurance products; cost of insurance charges earned on universal life insurance products; administration fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products; and surrender fees, which are charged as a percentage of premiums withdrawn during a specified period of annuity and certain life insurance contracts. Policy charges for each of the last three years were as follows:


              (in millions)                                                    2001            2000           1999
              ----------------------------------------------------------------------------------------------------------
              Asset fees                                                   $   614.2       $   714.6         $ 616.5
              Cost of insurance charges                                        201.9           156.5           117.0
              Administrative fees                                              128.5           134.2           102.4
              Surrender fees                                                    72.7            86.1            59.6
              ----------------------------------------------------------------------------------------------------------
                Total policy charges                                       $ 1,017.3       $ 1,091.4         $ 895.5
              ==========================================================================================================

     The decline in asset fees in 2001 reflects a decrease in total average separate account assets of $9.13 billion, or 13%, while asset fees increased in 2000 due to an increase in total average separate account assets of $11.99 billion or 21%. Market depreciation on investment options underlying variable annuity and investment life insurance products as a result of the sharp declines in the equity markets throughout 2001, partially offset by net flows into these products, resulted in the decrease in average separate account assets in 2001. Net flows into variable annuity and investment life insurance products, as well as market appreciation on underlying investment options, resulted in the increase in average separate account assets in 2000.

     Cost of insurance charges are assessed on the net amount at risk on universal life insurance policies. The net amount at risk is equal to a policy's death benefit minus the related policyholder account value. The amount charged is based on the insured's age and other underwriting factors. The increase in cost of insurance charges is due primarily to growth in the net amount at risk as a result of new sales of corporate and individual investment life insurance products and favorable persistency of in-force business. The net amount at risk related to corporate and individual investment life insurance grew to $32.93 billion at the end of 2001 compared to $28.28 billion and $22.35 billion at the end of 2000 and 1999, respectively.

     The decline in administrative fees in 2001 compared to 2000 is primarily attributable to case terminations in the Institutional Products segment that generated additional administrative fees in 2000, slightly offset by higher premium loads and per-policy administrative fees in 2001. The growth in administrative fees in 2000 compared to 1999 is attributable to administrative fees on case terminations and an increase in premium loads on corporate-owned and individual investment life products from greater sales.

     Lower surrender charges in 2001 were the result of the successful implementation of customer retention programs in the individual variable annuity business during the year. These programs were created as the heightened competitive environment in 2000 led to increased surrender activity and related fees.

     Net investment income includes the investment income earned on investments supporting fixed annuities and certain life insurance products as well as invested assets which are not allocated to product segments, net of related investment expenses. Net investment income totaled $1.73 billion in 2001 compared to $1.65 billion and $1.52 billion in 2000 and 1999, respectively. The increase in net investment income was primarily due to increased invested assets to support growth in individual fixed annuity, institutional products and life insurance policy reserves, partially offset by lower yields in 2001. General account assets supporting insurance products are closely correlated to the underlying reserves on these products. General account reserves supporting these products grew by $3.03 billion and $322.0 million in 2001 and 2000, respectively, and were $25.22 billion as of December 31, 2001. The growth in general account reserves reflects increased customer preference for fixed products in light of declining and volatile equity markets in the second half of 2000 and 2001. In addition, the growth reflects the Company's commitment to strengthen its distribution and service capabilities for fixed products. The change in net investment income was also impacted by average yields on investments, which decreased by 52 basis points in 2001 and increased by 24 basis points in 2000 following market interest rate trends.

     Realized gains and losses on investments, hedging instruments and hedged items, other than those related to securitizations, are not considered by the Company to be recurring components of earnings. The Company makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. In addition, included in this caption are charges related to other-than-temporary impairments of available-for-sale securities and other investments and valuation allowances on mortgage loans on real estate. Also included are changes in the fair value of derivatives qualifying as fair value hedges and the change in the fair value of the hedged items, the ineffective portion of cash flow hedges and changes in the fair value of free-standing derivatives, all of which are considered non-recurring components of earnings.


     Net realized losses on investments, hedging instruments and hedged items totaled $18.3 million for 2001. During 2001, the Company entered into a transaction with NMIC, the Company's ultimate parent, whereby it sold a portion of its interest in a limited partnership that resulted in a $44.4 million realized gain (see note 13 to the consolidated financial statements included later in this prospectus). Also during 2001, the Company recorded realized losses related to other-than-temporary impairments on securities available-for-sale of $79.9 million, including $25.9 million on fixed maturity securities issued by Enron and affiliated entities.


     Other income includes fees earned by the Company's broker/dealers and in 1999, fees for investment management services, as well as commissions and other income for administration, marketing and distribution services.

     (ii) Benefits and Expenses

     Interest credited to policyholder account balances totaled $1.24 billion in 2001 compared to $1.18 billion in 2000 and $1.10 billion in 1999 and principally relates to fixed annuities, both individual and institutional, funding agreements backing the Company's medium-term note program and certain life insurance products. The growth in interest credited reflects the overall increase in policy reserves for these products, partially offset by lower crediting rates in the Institutional Products segment. Crediting rates in the Individual Annuity segment have remained flat despite declining market interest rates in 2001, reflecting the current competitive market conditions.

     Other benefits and claims include policyholder benefits in excess of policyholder account balances for universal life and individual deferred annuities and net claims and provisions for future policy benefits for traditional life insurance products and immediate annuities. The growth in other benefits and claims in both 2001 and 2000 reflects additional life insurance claims primarily as a result of growth in life insurance in-force.

     Amortization of deferred policy acquisition costs (DAC) decreased $4.2 million to $347.9 million in 2001. In 2000, amortization expense of $352.1 million was up $79.5 million from 1999. The majority of the Company's DAC is related to variable and universal life products and deferred annuities where DAC is amortized in proportion to gross profits. The decline in amortization expense in 2001 is attributable to lower estimated gross profits from variable annuities, which were adversely impacted by lower equity markets throughout 2001. Lower amortization from variable annuities was partially offset by additional amortization from growth in life insurance products. Growth in amortization in 2000 compared to 1999 is attributable to higher gross profits from variable annuities due to growth in average account balances during the year coupled with a decrease in estimated future gross profits due to increased surrender activity during 2000.

     Operating expenses were $444.1 million in 2001, a 7% decrease from 2000 operating expenses of $479.0 million. Operating expenses were $463.4 million in 1999. The decrease in 2001 reflects the Company's commitment to aggressive expense management in response to declining revenues and lower sales as a result of declining and volatile equity markets and a slowing economy throughout the year. The increase in 2000 reflected the growth in the number of annuity and life insurance contracts in-force and the related increase in administrative processing costs. The 1999 amount includes costs associated with investment management activities which were assigned to an affiliate in mid-1999.

     Federal income tax expense was $161.4 million representing an effective tax rate of 25.6% for 2001. Federal income tax expense in 2000 and 1999 was $207.7 million and $201.4 million, respectively, representing effective rates of 30.4% and 33.2%. An increase in tax-exempt income and tax credits, including credits from affordable housing partnership investments, resulted in the decrease in effective rates in both years.

     (iii) Other Data

     The Company analyzes operating performance using a measure not defined in accounting principles generally accepted in the United States of America
     (GAAP), which the Company refers to as net operating income. The Company calculates net operating income by adjusting net income to exclude all net realized gains and losses on investments, hedging instruments and hedged items, net of tax (except for net realized gains and losses related to securitizations), and cumulative effect of adoption of accounting principles, net of tax. Net operating income or similar measures are commonly used in the insurance industry as a measure of ongoing earnings performance.

     The excluded items are important in understanding the Company's overall results of operations. Net operating income should not be viewed as a substitute for net income determined in accordance with GAAP, and it should be noted that the Company's definition of net operating income may differ from that used by other companies. However, the Company believes that the presentation of net operating income as it is measured for management purposes enhances the understanding of the Company's results of operations by highlighting the results from ongoing operations and the underlying profitability factors of the Company's business. The Company excludes non-securitization related net realized gains and losses on investments, hedging instruments and hedged items, net of tax, from net operating income because such items are often the result of a single non-recurring event which may or may not be at the Company's discretion. Including the fluctuating effects of these transactions could distort trends in the underlying profitability of the Company's business. The Company includes securitization-related net realized gains and losses in net operating income because the Company believes such activities are part of its core asset management capabilities and expects securitization-related income to be a recurring component of earnings in the future. The Company also excludes the cumulative effect of adoption of accounting principles, net of tax, from net operating income as such adjustments are not reflective of the underlying operations of the Company's business.

     The following table reconciles the Company's reported net income to net operating income for each of the last three years.

              (in millions)                                                   2001            2000            1999
              ----------------------------------------------------------------------------------------------------------
              Net income                                                    $ 461.8         $ 475.3         $ 405.1
              Net realized losses on investments, hedging instruments
                and hedged items, net of tax (excluding net realized
                gains and losses related to securitizations)                   13.1            12.6             7.6
              Cumulative effect of adoption of accounting principles,
                net of tax                                                      7.1             -               -
              ----------------------------------------------------------------------------------------------------------
                Net operating income                                        $ 482.0         $ 487.9         $ 412.7
              ==========================================================================================================

     (iv) Sales Information

     The Company regularly monitors and reports a non-GAAP measure titled sales. Sales or similar measures are commonly used in the insurance industry as a measure of business generated in the period.

     Sales should not be viewed as a substitute for revenues determined in accordance with GAAP, and the Company's definition of sales might differ from that used by other companies. Sales generate customer funds managed and administered, which ultimately drive revenues. Sales are comprised of statutory premiums and deposits on individual and group annuities and life insurance products sold to a diverse customer base. Statutory premiums and deposits are calculated in accordance with accounting practices prescribed or permitted by regulatory authorities and then adjusted to arrive at sales.

     Sales are stated net of internal replacements, which in the Company's opinion provides a more meaningful disclosure of sales. In addition, sales exclude: mutual fund net flows; funding agreements issued under the Company's medium-term note program; large case bank-owned life insurance
     (BOLI); large case pension plan acquisitions; and deposits into Nationwide employee and agent benefit plans. Although these products contribute to asset and earnings growth, they do not produce steady production flow that lends itself to meaningful comparisons and are therefore excluded from sales.

     The Company believes that the presentation of sales as measured for management purposes enhances the understanding of the Company's business and helps depict trends that may not be apparent in the results of operations due to differences between the timing of sales and revenue recognition.

     The Company's flagship products are marketed under The BEST of AMERICA brand, and include individual variable and group annuities and variable life insurance. The BEST of AMERICA products allow customers to choose from investment options managed by premier mutual fund managers. The Company has also developed private label variable and fixed annuity products in conjunction with other financial services providers that allow those providers to sell products to their own customer bases under their own brand name.

     The Company also markets group deferred compensation retirement plans to employees of state and local governments for use under IRC Section 457. The Company utilizes its sponsorship by the National Association of Counties and The United States Conference of Mayors when marketing IRC Section 457 products.

         Sales by product and segment for each of the last three years are as follows:

              (in millions)                                                   2001            2000            1999
              ==========================================================================================================
              The BEST of AMERICA products                                 $ 3,927.2       $ 5,475.4       $ 4,639.2
              Private label annuities                                        1,398.3           998.7           947.8
              Other                                                              2.8            90.9           382.5
              ----------------------------------------------------------------------------------------------------------
                 Total individual variable annuity sales                     5,328.3         6,565.0         5,969.5
              ----------------------------------------------------------------------------------------------------------

              Deferred fixed annuities                                       1,874.4           534.8           332.5
              Immediate fixed annuities                                        127.8           127.7            64.2
              ----------------------------------------------------------------------------------------------------------
                 Total individual fixed annuity sales                        2,002.2           662.5           396.7
              ----------------------------------------------------------------------------------------------------------
                   Total individual annuity sales                          $ 7,330.5       $ 7,227.5       $ 6,366.2
              ==========================================================================================================

              The BEST of AMERICA products                                 $ 3,067.6       $ 3,931.4       $ 3,537.7
              Other                                                             56.9            47.3            83.1
              ----------------------------------------------------------------------------------------------------------
                 Total private sector pension plan sales                     3,124.5         3,978.7         3,620.8
              ----------------------------------------------------------------------------------------------------------

              Total public sector pension plan sales -
                 IRC Section 457 annuities                                   1,521.2         2,148.8         2,190.3
              ----------------------------------------------------------------------------------------------------------
                   Total institutional products sales                      $ 4,645.7       $ 6,127.5       $ 5,811.1
              ==========================================================================================================

              The BEST of AMERICA variable life series                     $   552.4       $   573.4       $   425.9
              Corporate-owned life insurance                                   742.3           711.4           409.2
              Traditional/Universal life insurance                             245.9           245.4           260.8
              ----------------------------------------------------------------------------------------------------------
                 Total life insurance sales                                $ 1,540.6       $ 1,530.2       $ 1,095.9
              ==========================================================================================================

     The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company's products to their own customer base include independent broker/dealers, brokerage firms, financial institutions, pension plan administrators and life insurance specialists. Representatives of an affiliate who market products directly to a customer base include Nationwide Retirement Solutions. The Company also distributes retirement savings products through the agency distribution force of its ultimate parent company, NMIC.

Sales by distribution channel for each of the last three years are summarized as follows:

              (in millions)                                                   2001            2000            1999
              ==========================================================================================================
              Independent broker/dealers                                 $   4,185.9       $ 5,933.4       $ 5,097.8
              Brokerage firms                                                2,123.5         1,183.8           900.2
              Financial institutions                                         3,202.9         2,868.0         2,431.2
              Pension plan administrators                                      959.7         1,044.2         1,165.7
              Life insurance specialists                                       742.4           711.4           420.0
              Nationwide Retirement Solutions                                1,591.7         2,328.6         2,470.3
              Nationwide agents                                                710.6           815.8           787.9
              ----------------------------------------------------------------------------------------------------------

     The 29% decrease in sales in the independent broker/dealer channel in 2001 reflects primarily lower demand for variable annuities due to declining and volatile equity markets. Also contributing to the decline in 2001 were lower private sector group pension sales due to decreases in the average takeover case size reflecting the depressed equity markets and number of new plans sold in light of the economic slowdown. Total sales through this channel were up 16% in 2000 reflecting the strength of the Company's multiple product strategy, appointment of new distributors, introduction of new products and features and a diverse distribution network.

     Sales through brokerage firms increased 79% in 2001 compared to 2000, principally due to the addition of Waddell & Reed Financial, Inc. as a distributor. Sales through this new relationship totaled $1.04 billion for 2001.

     Sales through financial institutions grew 12% and 18% during 2001 and 2000, respectively, driven mainly by the appointment of new distributors in the bank channel who sell fixed annuity products and a shift in customer preference in 2001 to fixed annuity products in light of the declining and volatile equity markets.

     The increase in sales through life insurance specialists reflects $742.3 million of COLI sales in 2001 compared to $711.4 million in 2000 and $409.2 million in 1999. The Company entered the COLI market in 1998 and quickly became a market leader through a focus on mid-sized cases. Sales for 2001 reflect continued growth in renewal premiums, offset by a sharp decline in first year premiums, as the depressed economic conditions have reduced demand for new executive benefit plans.

     BUSINESS SEGMENTS

     The Company reports three product segments: Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports certain other revenues and expenses in a Corporate segment.

     The following table summarizes operating income before federal income tax expense for the Company's business segments for each of the last three years.

              (in millions)                                                   2001            2000            1999
              ==========================================================================================================
              Individual Annuity                                              $ 231.4         $ 281.7         $ 259.2
              Institutional Products                                            207.8           230.7           217.8
              Life Insurance                                                    184.7           152.9           120.8
              Corporate                                                          26.6            37.1            20.3
              ----------------------------------------------------------------------------------------------------------
                Operating income before federal income tax expense            $ 650.5         $ 702.4         $ 618.1
              ==========================================================================================================

     (i) Individual Annuity

     The Individual Annuity segment consists of individual The BEST of AMERICA and private label deferred variable annuity products, deferred fixed annuity products and income products. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.

     The following table summarizes certain selected financial data for the Company's Individual Annuity segment for the years indicated.

              (in millions)                                                   2001            2000            1999
              ==========================================================================================================
                                INCOME STATEMENT DATA
              Revenues:
                Policy charges                                            $    495.1     $     573.2     $     484.6
                Net investment income                                          534.7           483.2           458.9
                Premiums on immediate annuities                                 60.9            52.7            26.8
              ----------------------------------------------------------------------------------------------------------
                                                                             1,090.7         1,109.1           970.3
              ----------------------------------------------------------------------------------------------------------
              Benefits and expenses:
                Interest credited to policyholder account balances             433.2           396.4           384.9
                Other benefits                                                  68.7            54.0            23.8
                Amortization of deferred policy acquisition costs              220.0           238.7           170.9
                Other operating expenses                                       137.4           138.3           131.5
              ----------------------------------------------------------------------------------------------------------
                                                                               859.3           827.4           711.1
              ----------------------------------------------------------------------------------------------------------
                 Operating income before federal income tax expense       $    231.4     $     281.7     $     259.2
              ==========================================================================================================

              OTHER DATA
              Sales:
                Individual variable annuities                             $   5,328.3     $   6,565.0     $   5,969.5
                Individual fixed annuities                                    2,002.2           662.5           396.7
              ----------------------------------------------------------------------------------------------------------
                 Total individual annuity sales                           $   7,330.5     $   7,227.5     $   6,366.2
              ==========================================================================================================

              Average account balances:
                Separate account                                           $ 33,419.0      $ 37,934.0      $ 31,929.2
                General account                                               7,619.7         6,942.9         6,712.5
              ----------------------------------------------------------------------------------------------------------
                 Total average account balances                            $ 41,038.7      $ 44,876.9      $ 38,641.7
              ==========================================================================================================

              Account balances as of year end:
                Individual variable annuities                              $ 36,020.9      $ 39,621.9      $ 40,274.7
                Individual fixed annuities                                    5,756.6         3,941.8         3,722.2
              ----------------------------------------------------------------------------------------------------------
                 Total account balances                                    $ 41,777.5      $ 43,563.7      $ 43,996.9
              ==========================================================================================================

              Return on average allocated capital                               13.4%           20.4%           19.7%
              Pre-tax operating income to average account balances              0.56%           0.63%           0.67%
              ----------------------------------------------------------------------------------------------------------

     Pre-tax operating earnings reached $231.4 million in 2001, down 18% compared to 2000 pre-tax operating earnings of $281.7 million, which were up 9% from 1999. The decline in the equity markets during 2001 pushed average separate account balances lower, reducing policy charges and earnings for the year. Growth in average separate account balances in 2000 from market appreciation and net flows lead to higher policy charges in 2000 which were partially offset by higher amortization of DAC due to higher gross profits and additional surrender activity.

     Asset fees were $420.8 million in 2001 down 12% from $478.5 million in 2000 and totaled $415.0 million in 1999. Asset fees are calculated daily and charged as a percentage of separate account assets. The fluctuations in asset fees are primarily due to changes in the market value of the investment options underlying the account balances, which have followed the general trends of the equity markets. Average separate account assets decreased 12% in 2001 to $33.42 billion following a 19% increase in 2000.

     Surrender fees decreased by $19.7 million to $55.7 million in 2001 compared to $75.4 million in 2000 and $52.4 million in 1999. Lower surrender fees in 2001 were the result of the successful implementation of customer retention programs in the individual variable annuity business during the year. These programs were created as the heightened competitive environment in 2000 led to increased surrender activity and related fees.

     Interest spread is net investment income less interest credited to policyholder account balances. Interest spreads vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates, the competitive environment and other factors.

     The following table depicts the interest spread on average general account reserves in the Individual Annuity segment for each of the last three years.

                                                                               2001            2000            1999
              ==========================================================================================================
              Net investment income                                             7.58%           7.88%           7.58%
              Interest credited                                                 5.69            5.64            5.72
              ----------------------------------------------------------------------------------------------------------
                Interest spread                                                 1.89%           2.24%           1.86%
              ==========================================================================================================

     Interest spreads narrowed in 2001 compared to the prior year. A combination of a competitive environment, a sharp decline in interest rates and a by-product of the Company's investment strategy all contributed to the reduction in spreads. As a strategic move to maintain market share, the Company did not lower crediting rates in the third quarter of 2001 as quickly as earned rates declined. In addition, throughout 2001, the Company had a significant increase in cash flows in the general account due to strong fixed annuity sales. As a result, at certain times throughout the year, cash positions were greater than targeted as the Company acquired appropriate long-term investments, putting pressure on spreads, especially given a declining interest rate environment. Declining interest rates in 2001 resulted in a significant increase in mortgage loan and bond prepayment income, which added 8 basis points to the 2001 interest spread, compared to 4 basis points and 7 basis points, in 2000 and 1999, respectively. Interest spreads in 2000 benefited from a declining interest rate environment that allowed the Company to earn additional spread while still offering competitive crediting rates.

     The Company is able to mitigate the effects of changes in investment yields by periodically resetting the rates credited on fixed features of individual annuity contracts. As of December 31, 2001, individual fixed annuity policy reserves and fixed option of variable annuity reserves of $2.62 billion and $2.96 billion, respectively, are in contracts that adjust the crediting rate periodically with portions resetting in each calendar quarter. Individual fixed annuity policy reserves of $1.55 billion are in contracts that adjust the crediting rate every five years. The Company also has $373.0 million of fixed option of variable annuity policy reserves related to private label annuities that call for the crediting rate to be reset annually and $1.59 billion of individual fixed annuity policy reserves that are in payout status where the Company has guaranteed periodic, typically monthly, payments.

     Account balances ended 2001 at $41.78 billion, down $1.79 billion from the end of 2000 of $43.56 billion, which was down slightly from the end of 1999. Net flows, which consists of deposits less withdrawals, of $3.09 billion and $2.40 billion in 2001 and 2000, respectively, were offset by market depreciation of variable annuities of $4.51 billion and $1.45 billion in 2001 and 2000, respectively. Sales of fixed annuities were $2.00 billion in 2001, up 202% from 2000. The decline in the equity markets fueled interest in fixed annuity sales across the industry. The Company has been able to generate sales growth in excess of industry rates due to a focus, beginning in the second half of 2000, on expanding the number of banks that sell the Company's fixed products. Sales of variable annuities were $5.33 billion in 2001, down 19% from 2000. Variable annuity sales in 2000 were up 10% over 1999. Declining equity markets have reduced consumer demand for variable annuities. Sales of a proprietary variable annuity by Waddell & Reed Financial, Inc. of nearly $1.00 billion in 2001 provided growth in the brokerage channel, partially offsetting declines in the independent broker/dealer and financial institutions channels. According to VARDS, the Company was ranked 4th in total variable annuity sales in 2001 and 2000.

     The decrease in return on average allocated capital in 2001 is primarily a result of lower earnings on individual variable annuities due to depressed equity markets and additional allocated capital to support growth in fixed annuities during 2001.

     The decrease in pre-tax operating income to average account balances in 2001 and 2000 is primarily a result of lower interest spreads on average general account reserves and the Company not being able to reduce its operating expenses as quickly and in proportion to the decrease in policy charges due to declining equity markets in 2001. In 2000, additional DAC amortization as a result of increased surrender activity decreased pre-tax operating income to average account balances.

     (ii) Institutional Products

     The Institutional Products segment is comprised of the Company's private and public sector group retirement plans and medium-term note program. The private sector includes the 401(k) business generated through fixed and variable annuities. The public sector includes the IRC Section 457 business in the form of fixed and variable annuities. Sales results do not include business generated through the Company's medium-term note program, large case pension plan acquisitions and Nationwide employee and agent benefit plans, however the income statement data does reflect this business.

The following table summarizes certain selected financial data for the Company's Institutional Products segment for the years indicated.

              (in millions)                                                   2001           2000         1999
              =================================================================================================
              INCOME STATEMENT DATA
              Revenues:
                Policy charges                                         $      205.9  $      251.6  $      211.9
                Net investment income                                         847.5         827.4         771.2
              -------------------------------------------------------------------------------------------------
                                                                            1,053.4       1,079.0         983.1
              -------------------------------------------------------------------------------------------------
              Benefits and expenses:
                Interest credited to policyholder account balances            627.8         628.8         580.9
                Other operating expenses                                      217.8         219.5         184.4
              -------------------------------------------------------------------------------------------------
                                                                              845.6         848.3         765.3
              -------------------------------------------------------------------------------------------------
                  Operating income before federal income tax expense   $      207.8  $      230.7  $      217.8
              =================================================================================================

              OTHER DATA
              Sales:
                Private sector pension plans                           $    3,124.5  $    3,978.7  $    3,620.8
                Public sector pension plans                                 1,521.2       2,148.8       2,190.3
              -------------------------------------------------------------------------------------------------
                  Total institutional products sales                   $    4,645.7  $    6,127.5  $    5,811.1
              =================================================================================================

              Average account balances:
                Separate account                                       $   23,149.9  $   27,806.7  $   22,350.3
                General account                                            11,528.3      10,521.2      10,147.7
              -------------------------------------------------------------------------------------------------
                  Total average account balances                       $   34,678.2  $   38,327.9  $   32,498.0
              =================================================================================================

              Account balances as of year end:
                Private sector pension plans                           $   16,405.5  $   18,001.4  $   19,246.2
                Public sector pension plans                                14,288.8      17,294.5      18,949.2
                Funding agreements backing medium-term notes                3,128.1       1,627.7         574.5
              -------------------------------------------------------------------------------------------------
                  Total account balances                               $   33,822.4  $   36,923.6  $   38,769.9
              =================================================================================================

              Return on average allocated capital                             22.6%         24.2%         24.5%
              Pre-tax operating income to average account balances            0.60%         0.59%         0.65%
              -------------------------------------------------------------------------------------------------

     Pre-tax operating income totaled $207.8 million in 2001, down 10% compared to 2000 pre-tax operating income of $230.7 million, which was up 6% from 1999. Declining equity markets throughout 2001 drove average separate account balances, policy charges and earnings lower. In addition, an intensively competitive environment in the public sector market have reduced revenues and earnings. Growth in the medium-term note program partially offset the declines in the pension businesses. Results for 2000 benefited from growth in average account balances due to net flows and market appreciation.

     Asset fees declined 20% to $176.7 million in 2001 compared to $220.2 million in 2000. The decline was driven by a 17% decrease in average separate account assets in 2001 compared to a 24% increase in 2000. Other policy charges are down in 2001 as a result of additional administration fees in 2000 from case terminations.

     Institutional Products segment results reflect an increase in interest spread income attributable to growth in average general account balances from the Company's medium-term note program. Interest spread is net investment income less interest credited to policyholder account balances. Interest spreads vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates, the competitive environment and other factors.

         The following table depicts the interest spread on average general account reserves in the Institutional Products segment for each of the last three years.

                                             2001        2000        1999
              ===============================================================

              Net investment income          7.35%       7.86%       7.60%
              Interest credited              5.44        5.98        5.72
              ---------------------------------------------------------------
                  Interest spread            1.91%       1.88%       1.88%
              ===============================================================

     Interest spread on average general account reserves remained flat in 2001 compared to 2000 and 1999. Declining interest rates in 2001 resulted in a significant increase in mortgage loan and bond prepayment income, which added 13 basis points to the 2001 interest spread, compared to 4 basis points and 8 basis points, in 2000 and 1999, respectively. The additional prepayment income offset the impact on spreads of higher than anticipated cash balances at times throughout 2001 and yields declining on new investments more quickly than crediting rates could be adjusted.

     The Company is able to mitigate the effects of changes in investment yields by periodically resetting the rates credited on fixed features sold through group annuity contracts. Fixed annuity policy reserves in the Institutional Products segment as of December 31, 2001, included $6.56 billion in contracts where the guaranteed interest rate is reestablished each quarter and $922.2 million in contracts that adjust the crediting rate periodically with portions resetting in each calendar quarter. In this segment, the Company also has $1.50 billion of fixed option of variable annuity policy reserves that call for the crediting rate to be reset annually on January
     1. The remaining $3.13 billion of fixed annuity policy reserves relate to funding agreements issued in conjunction with the Company's medium-term note program where the crediting rate is either fixed for the term of the contract or variable, based on an underlying index.

     Other operating expenses in 2001 decreased 1% compared to a 19% increase in 2000. The decrease in 2001 reflects the Company's commitment to aggressively manage expenses in response to declining revenues and lower sales as a result of declining and volatile equity markets and a slowing economy throughout the year. Higher operating expenses in 2000 reflect the significant technology investments made as part of the new business model in the public sector business.

     Account balances ended 2001 at $33.82 billion, down $3.10 billion from $36.92 billion at the end of 2000, and compared to $38.77 billion at the end of 1999. The decrease in 2001 is due to market depreciation on variable assets and large case terminations on fixed and variable annuity cases in both 2000 and 1999. The Company's medium-term note program posted a record year with $1.48 billion in new issues and ended 2001 with $3.13 billion in account balances. Private sector sales were down in 2001 reflecting lower sales due to decreases in the average takeover case size reflecting the depressed equity markets and an 11% decline in the number of new plans sold in light of the economic slow down. Sales of public sector pension plans in 2001 decreased 29% compared to 2000 reflecting the impact of earlier case terminations. Declines in sales in both private sector and public sector also reflect increased interest of plan sponsors to use investment vehicles other than group annuity contracts.

     The decrease in return on average allocated capital in 2001 is primarily a result of lower earnings on variable annuities due to depressed equity markets and additional allocated capital to support growth in the medium-term note program.

     Pre-tax operating income to average account balances of 0.60% in 2001 remained relatively flat compared to 0.59% in 2000 and decreased from 0.65% in 1999. The decrease in 2000 was primarily driven by a change in the mix of products, including new products with reduced policy charges and the growth in separate account products.

     (iii) Life Insurance

     The Life Insurance segment consists of investment life products, including both individual variable life and COLI products, traditional life insurance products and universal life insurance. Life insurance products provide a death benefit and generally also allow the customer to build cash value on a tax-advantaged basis.

     The following table summarizes certain selected financial data for the Company's Life Insurance segment for the years indicated.


              (in millions)                                                   2001            2000            1999
              ==========================================================================================================
                                INCOME STATEMENT DATA
              Revenues:
                Policy charges                                           $     316.3     $     266.6     $     199.0
                Net investment income                                          323.3           289.2           253.1
                Other                                                          190.2           187.3           194.0
              ----------------------------------------------------------------------------------------------------------
                                                                               829.8           743.1           646.1
              ----------------------------------------------------------------------------------------------------------
              Benefits                                                         431.1           389.3           359.5
              Operating expenses                                               214.0           200.9           165.8
              ----------------------------------------------------------------------------------------------------------
                                                                               645.1           590.2           525.3
              ----------------------------------------------------------------------------------------------------------
                  Operating income before federal income tax             $     184.7     $     152.9     $     120.8
                  expense
              ==========================================================================================================

                                      OTHER DATA
              Sales:
                The BEST of AMERICA variable life series                 $     552.4     $     573.4     $     425.9
                Corporate-owned life insurance                                 742.3           711.4           409.2
                Traditional/Universal life insurance                           245.9           245.4           260.8
              ----------------------------------------------------------------------------------------------------------
                  Total life insurance sales                              $  1,540.6      $  1,530.2      $  1,095.9
              ==========================================================================================================

              Policy reserves as of year end:
                Individual investment life insurance                      $  2,203.7      $  2,092.0      $  1,832.3
                Corporate investment life insurance                          3,236.8         2,552.3         1,498.6
                Traditional life insurance                                   1,873.4         1,813.0         1,787.0
                Universal life insurance                                       785.3           768.2           795.9
              ----------------------------------------------------------------------------------------------------------
                  Total policy reserves                                   $  8,099.2      $  7,225.5      $  5,913.8
              ==========================================================================================================

              Life insurance in-force as of year end:
                Individual investment life insurance                       $30,641.0       $26,781.5       $21,596.1
                Corporate investment life insurance                          7,727.6         6,143.9         4,088.4
                Traditional life insurance                                  24,276.7        23,441.5        24,419.1
                Universal life insurance                                     7,806.3         8,023.1         8,460.1
              ----------------------------------------------------------------------------------------------------------
                  Total insurance in-force                                 $70,451.6       $64,390.0       $58,563.7
              ==========================================================================================================

              Return on average allocated capital                               12.1%           11.5%           11.0%
              ----------------------------------------------------------------------------------------------------------

     Life Insurance segment results reflect increased revenues driven by growth in investment life insurance in- force. Life Insurance segment earnings in 2001 increased 21% to $184.7 million, up from $152.9 million a year ago and $120.8 million in 1999. The increase in Life Insurance segment earnings is attributable to revenue growth generated from new sales and high persistency of both individual and corporate investment life insurance products.

     Policy charges increased 19% to $316.3 million in 2001, following a 34% increase to $266.6 million in 2000. Cost of insurance charges, which are assessed on the amount of insurance in-force in excess of the related policyholder account value, increased 29% and 34% in 2001 and 2000, respectively, and reflect growth in insurance in-force and policy reserves from high persistency of in-force contracts and new sales. Administrative fees were flat in 2001 compared to 2000, after increasing 35% in 2000, and reflect lower first year sales growth in 2001.

     Net investment income increased in both 2001 and 2000 as a result of growth in general account corporate-owned life insurance in-force.

     While 2001 mortality experience was higher than 2000, the Company's mortality experience continues to be favorable relative to pricing assumptions. The favorable experience has allowed the Company to renegotiate and lower certain reinsurance premiums.

     Operating expenses were $214.0 million in 2001, up 7% from 2000. Operating expenses for 2000 were $200.9 million, a 21% increase over 1999. Although expenses did increase marginally in 2001 compared to 2000, the increase was significantly less than the increase in segment revenues, reflecting the operational efficiencies and scale advantage being developed in the investment life operation. Technology and process improvement investments intended to streamline and improve the underwriting and policy-issue process made in 2000 are helping to develop these efficiencies.

     Total life insurance sales in 2001 of $1.54 billion were essentially flat compared to $1.53 billion during 2000 and were $1.10 billion in 1999. Individual variable universal life sales have been adversely impacted by the phase out of the estate tax, uncertainty surrounding the taxation of split dollar plans, and the volatile stock market. Sales of new COLI cases were down given the depressed economic conditions where corporations are not forming new executive benefit plans and existing plans are being funded at lower levels. According to the Tillinghast-Towers Perrin Value Variable Life Survey, the Company ranked 6th in variable life sales in 2001, up from 7th in 2000.

(iv)     Corporate

The following table summarizes certain selected financial data for the Company's Corporate segment for the years indicated.

             (in millions)                                                    2001            2000            1999
             ===========================================================================================================
             INCOME STATEMENT DATA
             Operating revenues                                                 $ 35.5          $ 72.1       $ 103.7
             Operating expenses                                                    8.9            35.0          83.4
             -----------------------------------------------------------------------------------------------------------
               Operating income before federal income tax expense(1)            $ 26.6          $ 37.1       $  20.3
             ===========================================================================================================

              ----------
              (1) Excludes net realized gains and losses on investments, hedging instruments and hedged items.

     The Corporate segment consists of net investment income not allocated to the three product segments, unallocated expenses, interest expense on debt and beginning in 2001, results from the Company's structured products initiatives.

     The decline in revenues reflects a decrease in net investment income on real estate investments, passive losses from affordable housing partnership investments, lower investment yields from declining interest rates and fewer investments retained in the Corporate segment as more capital and the related investment earnings are allocated to the product segments to support growth. Operating expenses include interest expense on debt, which totaled $6.2 million, $1.3 million and none in 2001, 2000 and 1999, respectively.

     In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments, hedging instruments and hedged items in the Corporate segment. The Company realized net investment gains of $61.6 million, including $44.4 million from the related party transaction discussed below, from the sale of investments and net losses on other-than-temporary impairments on securities available-for-sale of $79.9 million, including $25.9 million on fixed maturity securities issued by Enron and affiliated entities, during 2001. This compares to realized net investment losses of $8.9 million from the sale of investments and net losses on other-than-temporary impairments on securities available-for-sale of $10.5 million during 2000 and realized net investment losses of $19.1 million from the sale of investments and net gains on other-than-temporary impairments on securities available-for-sale of $7.5 million during 1999. During 2001, the Company entered into a transaction with NMIC, whereby it sold 78% of its interest in a limited partnership (representing 49% of the limited partnership) to NMIC for $158.9 million. As a result of this sale, the Company recorded a realized gain of $44.4 million.

     In addition, the Company realized an after tax loss of $4.8 million related to the adoption of FAS 133 in first quarter 2001 and an after tax loss of $2.3 million related to the adoption of EITF 99-20 in second quarter 2001.

     In an effort to continue to leverage investment expertise, the Company's structured products group structured and executed two transactions in 2001. In the first quarter, the Company structured and launched a $315 million collateralized bond obligation (CBO), generating $1.6 million of operating income for 2001. In the fourth quarter, the Company structured and launched its first commercial mortgage loan securitization, adding $1.9 million of operating income in 2001.

     RELATED PARTY TRANSACTIONS

     During 2001, the Company entered into a transaction with NMIC, whereby it sold 78% of its interest in a limited partnership (representing 49% of the limited partnership) to NMIC for $158.9 million. As a result of this sale, the Company recorded a realized gain of $44.4 million, and related tax expense of $15.5 million. The sale price, which was paid in cash, represented the fair value of the limited partnership interest and was based on a valuation of the limited partnership and its underlying investments. The valuation was completed by qualified management of the limited partnership and utilized a combination of internal and independent valuations of the underlying investments of the limited partnership. Additionally, senior financial officers and the Boards of Directors of the Company and NMIC separately reviewed and approved the valuation prior to the execution of this transaction. The Company continues to hold an economic and voting interest in the limited partnership of approximately 14%, with NMIC holding the remaining interests.

     NLIC has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $4.68 billion and $4.80 billion as of December 31, 2001 and 2000, respectively. Total revenues from these contracts were $150.7 million, $156.8 million and $149.7 million for the years ended December 31, 2001, 2000 and 1999, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $118.4 million, $131.9 million and $112.0 million for the years ended December 31, 2001, 2000 and 1999, respectively. The terms of these contracts are consistent in all material respects with what the Company offers to unaffiliated parties.

     The Company files a consolidated federal tax return with NMIC, as described in note 2(i). Total payments (from) to NMIC were $(45.4) million, $74.6 million and $29.8 million for the years ended December 31, 2001, 2000 and 1999, respectively.

     During second quarter 1999, the Company entered into a modified coinsurance arrangement to reinsure the 1999 operating results of an affiliated company, Employers Life Insurance Company of Wausau (ELOW) retroactive to January 1, 1999. In September 1999, NFS acquired ELOW for $120.8 million and immediately merged ELOW into NLIC terminating the modified coinsurance arrangement. Because ELOW was an affiliate, the Company accounted for the merger similar to poolings-of-interests; however, prior period financial statements were not restated due to immateriality. The reinsurance and merger combined contributed $1.46 million to net income in 1999.

     The Company has a reinsurance agreement with NMIC whereby all of the Company's accident and health business is ceded to NMIC on a modified coinsurance basis. The agreement covers individual accident and health business for all periods presented and group and franchise accident and health business since July 1, 1999. Either party may terminate the agreement on January 1 of any year with prior notice. Prior to July 1, 1999 group and franchise accident and health business and a block of group life insurance policies were ceded to ELOW under a modified coinsurance agreement. Under a modified coinsurance agreement, invested assets are retained by the ceding company and investment earnings are paid to the reinsurer. Under the terms of the Company's agreements, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties. Revenues ceded to NMIC and ELOW for the years ended December 31, 2001, 2000 and 1999 were $200.7 million, $170.1 million, and $193.0 million, respectively, while benefits, claims and expenses ceded were $208.5 million, $168.0 million and $197.3 million, respectively.

     Pursuant to a cost sharing agreement among NMIC and certain of its direct and indirect subsidiaries, including the Company, NMIC provides certain operational and administrative services, such as investment management, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among NMIC and such subsidiaries. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, Nationwide Services Company, a subsidiary of NMIC, provides computer, telephone, mail, employee benefits administration, and other services to NMIC and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2001, 2000 and 1999, the Company made payments to NMIC and Nationwide Services Company totaling $139.8 million, $150.3 million, and $124.1 million, respectively. The Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

     Under a marketing agreement with NMIC, NLIC makes payments to cover a portion of the agent marketing allowance that is paid to Nationwide agents. These costs cover product development and promotion, sales literature, rent and similar items. Payments under this agreement totaled $26.4 million, $31.4 million and $34.5 million for the years ended December 31, 2001, 2000 and 1999, respectively.

     The Company leases office space from NMIC and certain of its subsidiaries. For the years ended December 31, 2001, 2000 and 1999, the Company made lease payments to NMIC and its subsidiaries of $18.7 million, $14.1 million and $9.9 million, respectively.

     The Company also participates in intercompany repurchase agreements with affiliates whereby the seller will transfer securities to the buyer at a stated value. Upon demand or after a stated period, the seller will repurchase the securities at the original sales price plus a price differential. During 2001, the most the Company had outstanding at any given time was $368.5 million and the Company incurred interest expense on intercompany repurchase agreements of $0.2 million for 2001. Transactions under the agreements during 2000 and 1999 were not material. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

     The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC were $54.8 million and $321.1 million as of December 31, 2001 and 2000, respectively, and are included in short-term investments on the accompanying consolidated balance sheets.

     Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the three years ended December 31, 2001 were $52.9 million, $65.0 million and $79.7 million, respectively.

     The Company makes seed investments in Gartmore Global Investments, Inc., an affiliate, to capitalize new mutual fund offerings. As of December 31, 2001 and 2000, the fair value of these investments totaled $54.5 million and $49.9 million, respectively.

     On December 19, 2001, the Company sold a 7.50%, $300.0 million surplus note to NFS, maturing on December 17, 2031. The fair value of the surplus note as of December 31, 2001 was $300.0 million. Principal and interest payments are subject to prior approval by the superintendent of insurance of the State of Ohio. The Company is scheduled to pay interest semi-annually on June 17 and December 17 of each year commencing June 17, 2002.

     OFF-BALANCE SHEET TRANSACTIONS

     Under the medium-term note program, the Company issues funding agreements, which are insurance obligations, to an unrelated third party trust to secure notes issued to investors by the trust. The funding agreements are recorded as a component of future policy benefits and claims on the Company's consolidated balance sheets. Because the Company has no ownership interest in, or control over, the third party trust that issues the notes, the Company does not include the trust in its consolidated financial statements and therefore, such notes are not reflected in the consolidated financial statements of the Company. As the notes issued by the trust have a secured interest in the funding agreement issued by the Company, Moody's and S&P assign the same ratings to the notes as the insurance financial strength of the Company.

     QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         MARKET RISK SENSITIVE FINANCIAL INSTRUMENTS


         The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks the Company is exposed to.


         (i)  Interest Rate Risk

         Fluctuations in interest rates can potentially impact the Company's earnings, cash flows, and the fair value of its assets and liabilities. Generally, in a declining interest rate environment, the Company may be required to reinvest the proceeds from matured and prepaid investments at rates lower than the overall yield of the portfolio, which could reduce interest spread income. In addition, minimum guaranteed crediting rates (typically 3.0% or 3.5%) on certain annuity contracts could result in a reduction of the Company's interest spread income in the event of a significant and prolonged decline in interest rates from market rates at the end of 2001. The average crediting rate of fixed annuity products during 2001 was 5.69% and 5.44% for the Individual Annuity and Institutional Products segments, respectively, well in excess of the guaranteed rates. The Company mitigates this risk by investing in assets with maturities and durations that match the expected characteristics of the liabilities and by investing in mortgage- and asset-backed securities with limited prepayment exposure.


         Conversely, a rising interest rate environment could result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities have a weighted average maturity of approximately 5.37 years as of December 31, 2001 and therefore, the change in yield of the portfolio will lag changes in market interest rates. This lag is increased if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If the Company could not fund the surrenders with its cash flow from operations, the Company may be required to sell investments, which likely would have declined in value due to the increase in interest rates. The Company mitigates this risk by offering products that assess surrender charges or market value adjustments at the time of surrender, by investing in assets with maturities and durations that match the expected characteristics of the liabilities, and by investing in mortgage- and asset-backed securities with limited prepayment exposure.

         (ii) Asset/Liability Management Strategies to Manage Interest Rate
              Risk

         The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each product line has an investment strategy based on its specific characteristics. The strategy establishes asset maturity and duration, quality and other guidelines. For fixed maturity securities and mortgages, the weighted average maturity is based on repayments, which are scheduled to occur under the terms of the asset. For mortgage- and asset-backed securities, repayments are determined using the current rate of repayment of the underlying mortgages or assets and the terms of the securities.

         For individual immediate annuities having future benefits which cannot be changed at the option of the policyholder, the underlying assets are managed in a separate pool. The duration of assets and liabilities in this pool are kept as close together as possible. For assets, the repayment cash flows, plus anticipated coupon payments, are used in calculating asset duration. Future benefits and expenses are used for liabilities. As of December 31, 2001, the average duration of assets in this pool was 7.56 years and the average duration of the liabilities was 7.50 years. Individual immediate annuity policy reserves on this business were $1.59 billion as of December 31, 2001.


         Because the timing of the payment of future benefits on the majority of the Company's business can be changed by the policyholder, the Company employs cash flow testing techniques in its asset/liability management process. In addition, each year the Company's annuity and insurance business is analyzed to determine the adequacy of the reserves supporting such business. This analysis is accomplished by projecting the anticipated cash flows from such business and the assets required to support such business under a number of possible future interest rate scenarios. The first seven of these scenarios are required by state insurance regulation. Projections are also made using 11 additional scenarios, which involve more extreme fluctuations in future interest rates and equity markets. Finally, to get a statistical analysis of possible results and to minimize any bias in the 18 predetermined scenarios, additional projections are made using 50 randomly generated interest rate scenarios. For the Company's 2001 cash flow testing process, interest rates for 90-day treasury bills ranged from 1.18% to 10.90% under the 18 predetermined scenarios and 0.78% to 21.03% under the 50 random scenarios. Interest rates for longer maturity treasury securities had comparable ranges. The values produced by each projection are used to determine future gains or losses from the Company's annuity and insurance business, which, in turn, are used to quantify the adequacy of the Company's reserves over the entire projection period. The results of the Company's cash flow testing indicated that the Company's reserves were adequate as of December 31, 2001.


         (iii) Use of Derivatives to Manage Interest Rate Risk

         The Company is exposed to changes in the fair value of fixed rate investments (commercial mortgage loans and corporate bonds) due to changes in interest rates. To manage this risk, the Company enters into various types of derivative instruments to minimize fluctuations in fair values resulting from changes in interest rates. The Company principally uses interest rate swaps and short Eurodollar futures to manage this risk.

         Under interest rate swaps, the Company receives variable interest rate payments and makes fixed rate payments, thereby creating floating rate investments.

         Short Eurodollar futures change the fixed rate cash flow exposure to variable rate cash flows.

         With short Eurodollar futures, if interest rates rise (fall), the gains (losses) on the futures adjust the fixed rate income on the investments, thereby creating floating rate investments.

         As a result of entering into commercial mortgage loan and private placement commitments, the Company is exposed to changes in the fair value of the commitment due to changes in interest rates during the commitment period. To manage this risk, the Company enters into short Treasury futures.

         With short Treasury futures, if interest rates rise (fall), the gains (losses) on the futures will offset the change in fair value of the commitment.

         Floating rate investments (commercial mortgage loans and corporate bonds) expose the Company to fluctuations in cash flow and investment income due to changes in interest rates. To manage this risk, the Company enters into receive fixed, pay variable over-the-counter interest rate swaps or long Eurodollar futures strips to convert the variable rate investments to a fixed rate.

         In using interest rate swaps, the Company receives fixed interest rate payments and makes variable rate payments; thereby creating fixed rate assets.

         The long Eurodollar futures change the variable rate cash flow exposure to fixed rate cash flows. With long Eurodollar futures, if interest rates rise (fall), the losses (gains) on the futures are used to reduce the variable rate income on the investments, thereby creating fixed rate investments.

         (iv)  Foreign Currency Risk Management

         In conjunction with the Company's medium-term note program, from time to time, the Company issues both fixed and variable rate liabilities denominated in foreign currencies. As a result, the Company is exposed to changes in fair value of the liabilities due to changes in foreign currency exchange rates and interest rates. To manage these risks, the Company enters into cross-currency interest rate swaps to convert these liabilities to a variable U.S. dollar rate.

         For a fixed rate liability, the cross-currency interest rate swap is structured to receive a fixed rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month libor. For a variable rate foreign liability, the cross-currency interest rate swap is structured to receive a variable rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month libor.

         The Company is exposed to changes in fair value of fixed rate investments denominated in a foreign currency due to changes in foreign currency exchange rates and interest rates. To manage this risk, the Company uses cross-currency interest rate swaps to convert these assets to variable U.S. dollar rate instruments. Cross-currency interest rate swaps on assets are structured to pay a fixed rate, in the foreign currency, and receive a variable U.S. dollar rate, generally 3-month libor.

         Cross-currency interest rate swaps in place against each foreign currency obligation or investment hedge the Company against adverse currency movements with respect to both period interest payments and principal repayment.

         (v)  Characteristics of Interest Rate Sensitive Financial Instruments

         The following table provides information about the Company's financial instruments as of December 31, 2001 that are sensitive to changes in interest rates. Insurance contracts that subject the Company to significant mortality risk, including life insurance contracts and life-contingent immediate annuities, do not meet the definition of a financial instrument and are not included in the table.


                                                                                                                        There-
(in millions)                           2002            2003           2004             2005            2006            after
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Fixed maturity securities:
 Corporate bonds:
   Principal                        $  1,592.8      $  1,254.7      $  1,338.2      $  1,656.5      $  1,788.9      $  4,477.9
   Average interest rate                   7.4%            6.9%            6.8%            7.2%            7.5%            7.7%
 Mortgage and other asset-
  backed securities:
   Principal                        $  1,088.4      $    838.5      $    837.7      $    705.9      $    635.6      $  1,961.9
   Average interest rate                   7.4%            7.4%            6.9%            6.7%            6.6%            6.8%
 Other fixed maturity securities:
   Principal                        $     20.3      $     43.5      $     50.0      $     15.9      $     29.9      $    240.0

   Average interest rate                  18.2%            7.6%            7.7%            6.1%            6.4%            7.6%
Mortgage loans on real estate:
   Principal                        $    382.0      $    459.8      $    515.9      $    905.8      $    751.0      $  4,111.1
   Average interest rate                   8.5%            7.5%            7.3%            6.9%            7.1%            7.6%

LIABILITIES
Deferred fixed annuities:
   Principal                        $  2,328.0      $  2,121.0      $  1,819.0      $  1,585.0      $  1,493.0      $  9,807.5
   Average credited rate                   5.2%            5.1%            4.9%            4.8%            4.6%            4.5%
Immediate annuities:
   Principal                        $     48.0      $     43.0      $     38.0      $     33.0      $     29.0      $    205.0
   Average credited rate                   7.1%            7.2%            7.2%            7.2%            7.2%            7.2%
Short-term borrowings:
   Principal                        $    100.0      $     --        $     --        $     --        $     --        $     --
   Average interest rate                   1.9%                                           --              --              --
Long-term debt:
   Principal                        $     --        $     --        $     --        $     --        $     --        $    300.0
   Average interest rate                                                  --              --              --               7.5%

DERIVATIVE FINANCIAL INSTRUMENTS
Interest rate swaps:
  Pay fixed/receive variable
    Notional value                  $     20.0      $     91.8      $    260.6      $    364.1      $    368.4      $    871.0

    Weighted average pay rate              3.5%            6.0%            5.7%            6.1%            5.9%            6.0%
    Weighted average receive               2.6%            2.0%            2.2%            2.3%            2.1%            2.3%
      rate
  Pay variable/receive fixed
    Notional value                  $      5.0      $     28.1      $    529.5      $    426.7      $    570.7      $    835.9

    Weighted average pay rate              2.4%            2.2%            2.5%            2.6%            2.5%            2.5%
    Weighted average receive rate          7.0%            4.1%            4.0%            3.7%            4.3%            5.7%
  Pay variable/receive variable
    Notional value                  $      7.5      $    375.9      $     98.1      $    424.1      $    102.6      $     --
    Weighted average pay rate              5.0%            2.3%            2.6%            2.2%            2.4%           --
    Weighted average receive rate          3.6%            3.5%            3.9%            2.6%            3.9%           --
  Convertible asset swap
    Notional value                  $     --        $     65.9      $    148.7      $     19.8      $     64.4      $     --
    Weighted average receive rate                          3.4%            3.7%            4.2%            3.2%           --
  Credit default swap
    Notional value                  $     --        $     10.0      $     25.0      $     48.0      $    131.0      $     --
    Weighted average receive rate         --               1.3%            2.1             1.8%            1.1%           --

Interest rate futures:
  Long positions
    Contract amount/notional        $     34.0      $      6.0      $      4.0      $      1.0      $     --        $     --
    Weighted average settlement           92.8            92.5            92.3            92.3            --              --
      price
  Short positions
    Contract amount/notional        $  2,026.4      $  1,363.0      $  1,021.0      $    663.0      $    392.0      $    509.0
    Weighted average settlement           95.8            93.5            93.3            93.3            93.1            92.9
      price


                                                         2001               2000
                                                         Fair               Fair
(in millions)                           Total            Value              Value
-------------------------------------------------------------------------------------
ASSETS
Fixed maturity securities:
 Corporate bonds:
   Principal                         $  12,109.0      $  12,063.9       $   9,858.2
   Average interest rate                     7.4%
 Mortgage and other asset-
  backed securities:
   Principal                         $   6,068.0      $   5,968.8       $   5,169.7
   Average interest rate                     7.0%
 Other fixed maturity securities:
   Principal                         $     399.6      $     338.1       $     415.1

   Average interest rate                     8.0%
Mortgage loans on real estate:
   Principal                         $   7,125.6      $   7,293.3       $   6,327.8
   Average interest rate                     7.5%

LIABILITIES
Deferred fixed annuities:
   Principal                         $  19,153.5      $  18,113.0       $  15,697.8
   Average credited rate                     4.7%
Immediate annuities:
   Principal                         $     396.0      $     308.0       $     282.0
   Average credited rate                     7.2%
Short-term borrowings:
   Principal                         $     100.0      $     100.0       $     118.7
   Average interest rate                     1.9%
Long-term debt:
   Principal                         $     300.0      $     300.0       $      --
   Average interest rate                     7.5%

DERIVATIVE FINANCIAL INSTRUMENTS
Interest rate swaps:
  Pay fixed/receive variable
    Notional value                   $   1,975.9      $     (45.0)      $     (21.3)

    Weighted average pay rate                5.9%
    Weighted average receive                 2.2%
      rate
  Pay variable/receive fixed
    Notional value                   $   2,395.9      $     (32.1)      $     (32.1)

    Weighted average pay rate                2.5%
    Weighted average receive rate            4.6%
  Pay variable/receive variable
    Notional value                   $   1,008.2      $     (20.4)      $       5.2
    Weighted average pay rate                2.3%
    Weighted average receive rate            3.2%
  Convertible asset swap
    Notional value                   $     298.8      $      27.6       $       1.9
    Weighted average receive rate            3.6%
  Credit default swap
    Notional value                   $     214.0      $      (0.7)      $      --
    Weighted average receive rate            1.4%

Interest rate futures:
  Long positions
    Contract amount/notional         $      45.0      $       0.4       $       0.3
    Weighted average settlement             92.7
      price
  Short positions
    Contract amount/notional         $   5,974.4      $     (33.4)      $     (16.3)
    Weighted average settlement             94.2
      price

              Additional information about the characteristics of the financial instruments and assumptions underlying the data presented in the table above are as follows:

              Mortgage- and asset-backed securities (MBSs and ABSs): The maturity year is determined based on the terms of the securities and the current rate of prepayment of the underlying pools of mortgages or assets. The Company limits its exposure to prepayments by purchasing less volatile types of MBSs and ABSs.

              Other fixed maturity securities and mortgage loans on real estate:
              The maturity year is determined based on the maturity date of the security or loan.


              Deferred fixed annuities: The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates, and contract terms. Included are group annuity contracts representing $8.98 billion of general account liabilities as of December 31, 2001, which are generally subject to market value adjustment upon surrender and which may also be subject to surrender charges. Of the total group annuity liabilities, $6.56 billion were in contracts where the crediting rate is reset quarterly, $922.2 million were in contracts that adjust the crediting rate on an annual basis with portions resetting in each calendar quarter and $1.50 billion were in contracts where the crediting rate is reset annually on January
              1. Fixed annuity policy reserves of $3.13 billion relate to funding agreements issued in conjunction with the Company's medium-term note program where the crediting rate is either fixed for the term of the contract or variable, based on an underlying index. Also included in deferred fixed annuities are certain individual annuity contracts, which are also subject to surrender charges calculated as a percentage of the deposits made and assessed at declining rates during the first seven years after a deposit is made. As of December 31, 2001, individual annuity general account liabilities totaling $5.58 billion were in contracts where the crediting rate is reset periodically, with portions resetting in each calendar quarter and $373.0 million that reset annually. Individual fixed annuity policy reserves of $1.55 billion are in contracts that adjust the crediting rate every five years. The average crediting rate is calculated as the difference between the projected yield of the assets backing the liabilities and a targeted interest spread. However, for certain individual annuities the credited rate is also adjusted to partially reflect current new money rates.


              Immediate annuities: Included are non-life contingent contracts in payout status where the Company has guaranteed periodic, typically monthly, payments. The maturity year is based on the terms of the contract.


              Short-term borrowings and long-term debt: The maturity year is the stated maturity date of the obligation.



              Derivative financial instruments: The maturity year is based on the terms of the related contracts. Interest rate swaps include cross-currency interest rate swaps that eliminate all foreign currency exposure the Company has with existing assets and liabilities. Cross-currency interest rate swaps in place against each foreign currency obligation hedge the Company against adverse currency movements with respect to both period interest payments and principal repayment. Underlying details by currency have therefore been omitted. Variable swap rates and settlement prices reflect rates and prices in effect as of December 31, 2001.


         (vi)  Equity Market Risk

         Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to the Company. At December 31, 2001, 82% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets will result in corresponding increases and decreases in the Company's separate account assets and the reported asset fee revenue. In addition, a decrease in separate account assets may decrease the Company's expectations of future profit margins, which may require the Company to accelerate the amortization of deferred policy acquisition costs.

         INFLATION


         The rate of inflation did not have a material effect on the revenues or operating results of the Company during 2001, 2000 or 1999.


     DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Board of Directors currently consists of the following seven
Directors:

                          NAME                                AGE              DIRECTOR SINCE          YEAR TERM WILL EXPIRE
    -------------------------------------------------- ------------------- ------------------------ -----------------------------
    Joseph J. Gasper                                           58                   1996                        2002
    W. G. Jurgensen                                            50                   2000                        2002
    Galen R. Barnes                                            55                   2001                        2002
    Michael S. Helfer                                          56                   2001                        2002
    Donna A. James                                             44                   2001                        2002
    Robert A. Oakley                                           55                   2001                        2002
    Robert J. Woodward                                         60                   2001                        2002

     The Company's Executive Officers currently consist of the following twenty-six Officers:

                  NAME                         AGE                                POSITION WITH NATIONWIDE
    ---------------------------------- --------------------- --------------------------------------------------------------------
    John R. Cook, Jr.                           58           Senior Vice President - Chief Communications Officer
    David A. Diamond                            47           Senior Vice President - Corporate Strategy
    Joseph J. Gasper                            58           President and Chief Operating Officer
    Philip C. Gath                              54           Senior Vice President - Chief Actuary - Nationwide Financial
    Patricia R. Hatler                          47           Senior Vice President, General Counsel and Secretary
    Richard D. Headley                          53           Executive Vice President
    Michael S. Helfer                           56           Executive Vice President - Corporate Strategy
    David K. Hollingsworth                      48           Senior Vice President - President - Nationwide Insurance Sales
    David R. Jahn                               53           Senior Vice President - Product Management
    Donna A. James                              44           Executive Vice President - Chief Administrative Officer
    W.G. Jurgensen                              50           Chairman of the Board and Chief Executive Officer
    Richard A. Karas                            59           Senior Vice President - Sales - Financial Services
    Gregory S. Lashutka                         58           Senior Vice President - Corporate Relations
    Edwin P. McCausland, Jr.                    57           Senior Vice President - Fixed Income Securities
    Robert H. McNaughten                        61           Senior Vice President - Real Estate Investments
    Michael D. Miller                           49           Senior Vice President - NI Finance
    Brian W. Nocco                              50           Senior Vice President and Treasurer
    Robert A. Oakley                            55           Executive Vice President - Chief Financial Officer
    Mark D. Phelan                              47           Senior Vice President - Technology and Operations
    Douglas C. Robinette                        47           Senior Vice President - Claims
    John S. Skubik                              55           Senior Vice President - Strategic Initiatives
    Mark R. Thresher                            45           Senior Vice President - Finance - Nationwide Financial
    Richard M. Waggoner                         54           Senior Vice President - Operations
    Susan A. Wolken                             51           Senior Vice President - Product Management and Nationwide
                                                             Financial Marketing
    Robert J. Woodward, Jr.                     60           Executive Vice President - Chief Investment Officer

Each of the directors and officers listed below is a director or officer respectively of at least one or more of the other major insurance affiliates of the Nationwide group of companies. The business address of the directors and officers listed below is One Nationwide Plaza, Columbus, Ohio 43215.

W. G. JURGENSEN has been Chief Executive Officer of Nationwide since August 2000, Chief Executive Officer-Elect from May to August 2000 and a Director of Nationwide since May 2000. Previously, he was Executive Vice President of Bank One Corporation from 1998 to 2000. Mr. Jurgensen was Executive Vice President of First Chicago NBD Corporation and Chairman of FCC National Bank from 1996 to 1998. Mr. Jurgensen has been with Nationwide for 2 years.

JOSEPH J. GASPER has been President and Chief Operating Officer and a Director of Nationwide since April 1996. Previously, he was Executive Vice President-Property and Casualty Operations of Nationwide from April 1995 to April 1996. He was Senior Vice President-Property and Casualty Operations of Nationwide from September 1993 to April 1995. Prior to that time, Mr. Gasper held various management positions with the Nationwide companies. Mr. Gasper has been with Nationwide for 35 years.

GALEN R. BARNES has been a Director of Nationwide since May 2001. He served as President of Nationwide Insurance Enterprise from April 1996 to April 1999. He was Director and Vice Chairman of the Wausau Insurance Companies, a Nationwide affiliate, from September 1996 to December 1998; and Director, President and Chief Operating Officer from May 1993 to September 1996. Mr. Barnes was Senior Vice President of Nationwide from May 1993 to April 1996. Prior to that time, Mr. Barnes held several positions within Nationwide. Mr. Barnes has been with Nationwide for 25 years.

RICHARD D. HEADLEY has been Executive Vice President of Nationwide since July 2000. Previously, he was Executive Vice President-Chief Information Technology Officer of Nationwide from August 1999 to August 2000, and Senior Vice President-Chief Information Technology Officer of Nationwide from October 1997 to May 1999. Prior to that time, Mr. Headley was Chairman and Chief Executive Officer of Banc One Services Corporation from 1992 to October 1997. Mr. Headley has been with Nationwide for 4 years.

MICHAEL S. HELFER has been Executive Vice President-Corporate Strategy of Nationwide since August 2000. He has been a Director of Nationwide since May 2001. Prior to that time, Mr. Helfer was a partner with Wilmer, Cutler and Pickering from 1978 to October 2000. Mr. Helfer has been with Nationwide for 2 years.

DONNA A. JAMES has been Executive Vice President-Chief Administrative Officer of Nationwide since July 2000 and a Director of Nationwide since May 2001. Ms. James was Senior Vice President-Chief Human Resources Officer from May 1999 to July 2000 and Senior Vice President-Human Resources of Nationwide from December 1997 to May 1999. Previously, she was Vice President-Human Resources of Nationwide from July 1996 to December 1997. Previously, Ms. James was Vice President-Assistant to the CEO of Nationwide from March 1996 to July 1996 and Associate Vice President-Assistant to the CEO from May 1994 to March 1996. Prior to that time, Ms. James held several positions within Nationwide. Ms. James has been with Nationwide for 20 years.

MICHAEL C. KELLER has been Executive Vice President-Chief Information Officer of Nationwide since June 2001. Prior to that time, Mr. Keller was Senior Vice President of Bank One from January 1998 to June 2001, and held various management positions with IBM from July 1982 to December 1997. Mr. Keller has been with Nationwide for 1 year.

ROBERT A. OAKLEY has been Executive Vice President-Chief Financial Officer of Nationwide since April 1995 and a Director of Nationwide since May 2001. Previously, he was Senior Vice President-Chief Financial Officer of Nationwide from October 1993 to April 1995. Prior to that time, Mr. Oakley held several positions within Nationwide. Mr. Oakley has been with Nationwide for 26 years.

ROBERT J. WOODWARD, JR. has been Executive Vice President-Chief Investment Officer of Nationwide since August 1995 and a Director of Nationwide since May 2001. Previously, he was Senior Vice President-Fixed Income Investments of Nationwide from March 1991 to August 1995. Prior to that time, Mr. Woodward held several positions within Nationwide. Mr. Woodward has been with Nationwide for 37 years.

JOHN R. COOK, JR. has been Senior Vice President-Chief Communications Officer of Nationwide since May 1997. Previously, Mr. Cook was Senior Vice President-Chief Communications Officer of USAA from July 1989 to May 1997. Mr. Cook has been with Nationwide for 5 years.

DAVID A. DIAMOND has been Senior Vice President-Corporate Strategy since December 2000. Previously, he was Senior Vice President-Corporate Controller of Nationwide from August 1999 to December 2000. He was Vice President-Controller of Nationwide from October 1993 to August 1996. Prior to that time, Mr. Diamond held several positions within Nationwide. Mr. Diamond has been with Nationwide for 13 years.

PHILIP C. GATH has been Senior Vice President-Chief Actuary-Nationwide Financial since May 1998. Previously, Mr. Gath was Vice President-Product
Manager-Individual Variable Annuity from July 1997 to May 1998, and Vice President-Individual Life Actuary from August 1989 to July 1997. Prior to that time, Mr. Gath held several positions within Nationwide. Mr. Gath has been with Nationwide for 33 years.

PATRICIA R. HATLER has been Senior Vice President, General Counsel and Secretary of Nationwide since April 2000, and was Senior Vice President and General Counsel from July 1999 to April 2000. Prior to that time, she was General Counsel and Corporate Secretary of Independence Blue Cross from 1983 to July 1999. Ms. Hatler has been with Nationwide for 3 years.

DAVID K. HOLLINGSWORTH has been Senior Vice President-President Nationwide Insurance Sales since August 2001. Mr. Hollingsworth has been with Nationwide for 12 years.

DAVID R. JAHN has been Senior Vice President-Product Management since November 2000. Mr. Jahn has been with Nationwide for 30 years.

RICHARD A. KARAS has been Senior Vice President-Sales-Financial Services of Nationwide since March 1993. Previously, he was Vice President-Sales-Financial Services of Nationwide from February 1989 to March 1993. Prior to that time, Mr. Karas held several positions within Nationwide. Mr. Karas has been with Nationwide for 37 years.

GREGORY S. LASHUTKA has been Senior Vice President-Corporate Relations of Nationwide since January 2000. Prior to that time, he was Mayor of the City of Columbus (Ohio) from January 1992 to December 1999. Mr. Lashutka has been with Nationwide for 2 years.

EDWIN P. MCCAUSLAND, JR. has been Senior Vice President-Fixed Income Securities since April 1998. Prior to joining Nationwide, he was Vice President-Managing Director of Massachusetts Life Insurance Company. Mr. McCausland has been with Nationwide for 5 years.

ROBERT H. MCNAGHTEN has been Senior Vice President-Real Estate Investments since November 2001. Prior to joining Nationwide in 1987 he was Executive Vice President with Buckeye Federal Savings & Loan. Mr. McNaghten has been with Nationwide for 15 years.

MICHAEL D. MILLER has been Senior Vice President-NI Finance since May 2001. Prior to joining Nationwide in 1985 he was P/C Accounting Manager with Celina Group. Mr. Miller has been with Nationwide for 17 years.

BRIAN W. NOCCO has been Senior Vice President and Treasurer of Nationwide since April 2001. Prior to that time, he was Executive Vice President of Imperial Bank and subsidiaries from May 1998 to June 2001. He was Senior Vice President-Chief Compliance Officer with The Chubb Corporation from 1994 to 1998 and Treasurer and Vice President-Finance of Continental Bank Corporation from 1986 to 1994. From 1974 to 1986 he held management positions in several companies. Mr. Nocco has been with Nationwide for 1 year.

MARK D. PHELAN has been Senior Vice President-Technology and Operations of Nationwide since December 2000. Prior to that time, he was Executive Vice President of Check Free Corporation from October 1992 to November 1997, Sales Vice President of AT&T Corporation from February 1982 to November 1992, and Operations Manager with IBM Corporation from April 1977 to February 1982. Mr. Phelan has been with Nationwide for 2 years.

DOUGLAS C. ROBINETTE has been Senior Vice President-Claims since November 2000. Prior to joining Nationwide, he was a CPA with KPMG LLP. Mr. Robinette has been with Nationwide for 15 years.

JOHN S. SKUBIK has been Senior Vice President-Strategic Initiatives since November 2001. Prior to joining Nationwide in 2001, Mr. Skubik was an Executive Vice President with Bank One.

MARK R. THRESHER has been Senior Vice President-Finance-Nationwide Financial since May 1999. Previously, he was Vice President-Controller of Nationwide from August 1996 to May 1999. He was Vice President and Treasurer of Nationwide from June 1996 to August 1996. Prior to that time, Mr. Thresher served as a partner with KPMG LLP from July 1988 to May 1996. Mr. Thresher has been with Nationwide for 6 years.

RICHARD M. WAGGONER has been Senior Vice President-Operations since August 1999. Mr. Waggoner has been with Nationwide for 18 years.

SUSAN A. WOLKEN has been Senior Vice President-Product Management and Nationwide Financial Marketing since May 1999. Previously, she was Senior Vice President-Life Company Operations of Nationwide from June 1997 to May 1999. She was Senior Vice President-Enterprise Administration of Nationwide from

July 1996 to June 1997. Prior to that time, she was Senior Vice President-Human Resources of Nationwide from April 1995 to July 1996, Vice President-Human Resources of Nationwide from September 1993 to April 1995, and Vice President-Individual Life and Health Operations from September 1993 to April 1995. Ms. Wolken has been with Nationwide for 27 years.

     EXECUTIVE COMPENSATION

         COMPENSATION


         In accordance with the Cost Sharing Agreement, the salaries and benefits of certain officers and employees of Nationwide Financial Services, Inc. and its subsidiaries (hereafter the "Company" or NFS), including some of the executive officers named in the table below, will be paid by Nationwide Mutual Insurance Company and reimbursed in accordance with the terms of the Cost Sharing Agreement.


         The following table provides certain information concerning compensation received by the Company's Chairman of the Board and Chief Executive Officer and the four other most highly paid executive officers for the fiscal years ended December 31, 2001, 2000 and 1999 for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                     ------------------------------------
                                                     ANNUAL COMPENSATION             AWARD                     PAYOUTS
                                                                                                               $
                                           ----------------------------------------- ------------------------- ----------
                                                                                               SECURITIES
                                                                      OTHER       RESTRICTED   UNDERLYING
NAME AND                                                              ANNUAL        STOCK       OPTIONS/                 ALL OTHER
PRINCIPAL                                  SALARY       BONUS       COMPENSATION    AWARD(S)      SARS        LTIP      COMPENSATION
POSITION                          YEAR        $           $              $            $           (#)        PAYOUTS $        $
---------                         ----   --------   ------------    ------------ -----------   -----------   ---------   -----------
W. G. Jurgensen:                  2001    277,682       --  (2)         (5)             -- (6)   187,119(7)     --         27,186(9)
   Chairman of the                2000    230,290    951,660(3)         (5)         700,000      210,000        --          7,235
  Board and Chief                 --         --          --             --              --          --          --           --
  Executive Officer1

Joseph J. Gasper:                 2001    718,269    246,500(2)         (5)       2,282,837(6)    77,643(7)     --         58,310(9)
   President and Chief            2000    634,499  1,132,145(3)         (5)       1,077,500       76,100        --         45,876
   Operating Officer              1999    512,308    952,282(4)         (5)             --        78,000(8)     --         21,491

Richard A. Karas:                 2001    386,539    140,700(2)         (5)         399,656(6)    12,325(7)     --         21,129(9)
   Senior Vice                    2000    339,231    317,791(3)         (5)         202,031       15,000        --         23,108
  President-- Sales--Financial    1999    307,308    330,021(4)         (5)             --        34,400(8)     --         13,177
  Services

Mark D. Phelan:                   2001    297,154    134,000(2)         (5)             --        30,785(7)     --          7,072(9)
  Senior Vice President--         2000       --          --             --              --        10,400        --           --
  Technology & Operations         1999       --          --             --              --         5,000        --           --

Mark R. Thresher:                 2001    293,269    134,000(2)         (5)         399,656(6)    12,035(7)     --         17,030(9)
   Senior Vice President--        2000    262,622    274,142(3)         (5)         140,075       11,400        --         15,806
   Finance                        1999    219,846    244,609(4)         (5)          61,695       19,250(8)     --         12,099

--------------
(1) Figures in the Summary Compensation Table, other than under Restricted Stock Awards, Securities Underlying Options/SARs and All Other Compensation, represent compensation received by Mr. Jurgensen for his services rendered to the Company and its subsidiaries as allocated pursuant to the Cost Sharing Agreement. See "Certain Transactions."

(2) Represents the amount paid to executive officers named in the table above under the SEIP in 2002 for the 2001 award year.

(3) Represents the amount paid to executive officers named in the table above under the Performance Incentive Plan in 2001 for the 2000 award year.

(4) Represents the amount paid to executive officers named in the table above under the Performance Incentive Plan in 2000 for the 1999 award year.

(5) Aggregate perquisites and other personal benefits are less than the lower of $50,000 or 10% of combined salary and bonus.

(6) Valued at fair market value on the date of grant. Restricted stock granted in 2001 will vest on February 6, 2004. Annual grants under the NFS LTEP in 2001 were given to all named executive officers in the table above. Such awards were made in the form of restricted stock and/or stock options and the combination varied by individual. The following is the aggregate number and value of restricted stock held at the end of the 2001 fiscal year for:
     Mr. Jurgensen--25,000 shares at a value of $1,036,500; Mr. Gasper--93,550 shares at a value of $3,878,583; Mr. Karas--16,875 shares at a value of $699,638; Mr. Thresher--14,575 shares at a value of $604,280.

(7) Totals include options received in 2002 in lieu of all or a portion of the SEIP cash award for the 2001 award year. The Compensation Committee chose to deliver a portion of the short term cash awards as long term awards of stock options that are reported in this column. These options were exercisable on the date of grant. The amount delivered was as follows: Mr. Jurgensen -- 48,719 stock options, Mr. Gasper -- 41,943 stock options, Mr. Karas -- 6,075 stock options, Mr. Phelan -- 5,785 stock options and Mr. Thresher -- 5,785 stock options.

(8) Mr. Gasper's options include 2,500 Gartmore Global Investments, Inc. ("GGI" (f/k/a Villanova Capital, Inc., a subsidiary of the Company)), options; Mr. Karas' options include 2,000 GGI options; and Mr. Thresher's options include 2,000 GGI options.

(9) Represents contributions made or credited by the Company for 2001 under the Nationwide Savings Plan and the Nationwide Supplemental Defined Contribution Plan. The following are the amounts for the Nationwide Savings Plan and the Nationwide Supplemental Defined Contribution Plan: Mr. Jurgensen-- $1,571 for the Nationwide Savings Plan and $25,615 for the Nationwide Supplemental Defined Contribution Plan; Mr. Gasper-- $5,100 for the Nationwide Savings Plan and $53,210 for the Nationwide Supplemental Defined Contribution Plan; Mr. Karas-- $5,100 for the Nationwide Savings Plan and $16,029 for the Nationwide Supplemental Defined Contribution Plan; Mr. Phelan $2,414 for the Nationwide Savings Plan and $4,658 for the Nationwide Supplemental Defined Contribution Plan; and Mr. Thresher-- $5,100 for the Nationwide Savings Plan and $11,930 for the Nationwide Supplemental Defined Contribution Plan.

         PERFORMANCE INCENTIVE PLAN

         Nationwide maintains the Performance Incentive Plan ("PIP"), first implemented in 1998. Under the PIP, annual payments are made to the executive officers of the Company named in the Summary Compensation Table. Beginning in 2001, the executive officers named in the Summary Compensation Table no longer participated in PIP as it relates to services rendered to the Company. The Company's performance measures are based on a broad series of key financial results, financial and operational comparison to external peer comparators, the extent of accomplishment of strategic initiatives, and other factors and results impacting organizational performance, and further based upon individual employee performance. Under the PIP, the participant is granted a target incentive amount that represents a percentage (from 4.5% to 150% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant under the PIP will range from zero to no maximum factor of the participant's base salary, depending solely on the achievement of the performance measures.

         SENIOR EXECUTIVE INCENTIVE PLAN

         The SEIP, established in 2001, is maintained by the Company for the benefit of its senior officers. Pursuant to the SEIP, annual incentive compensation awards may be granted to the executive officers of the Company named in the Summary Compensation Table. Senior officers include the Chairman, Chief Executive Officer ("CEO"), President, Executive Vice Presidents and Senior Vice Presidents of the Company. Participants are selected annually by the Compensation Committee of the Company's Board of Directors, which will at all times be comprised of at least 2 directors who are "outside directors" for purposes of IRC
         Section 162(m). Awards under the SEIP are based on the level of achievement with respect to performance goals established by the Compensation Committee during the first quarter of each calendar year, and may be based on criteria including, but not limited to, return on equity, operating earnings per share, stock performance, revenue and/or sales and expense levels. The Compensation Committee will establish minimum, target and maximum levels of performance. No payments will be made with respect to performance goals if the minimum level of performance is not achieved and maximum performance will result in payment at 250% of the target level payment established for the award. The maximum possible payment to any participant who is a covered employee under the SEIP in any year is $5 million.

         NATIONWIDE ECONOMIC VALUE INCENTIVE PLAN

         Nationwide established the Nationwide Economic Value Incentive Plan (the "NEV Plan") in 2001 to encourage the senior officers of Nationwide and the Company to increase their focus on financial and growth strategies that enhance the overall economic value of the enterprise and transcend specific business/staff units. Under the NEV Plan, which is administered by the Nationwide Mutual Human Resources Committee and the CEO, the executive officers of the Company named in the Summary Compensation Table are eligible to receive annual awards based on the sustained achievement of measures tied to the overall economic value of the enterprise and the performance of the participant. Under the NEV Plan, the participants are granted a target incentive amount at the beginning of each year that represents a percentage of the participant's base salary range midpoint or a specific dollar amount. At the end of each year, the actual Nationwide Economic Value ("NEV"), determined based on the criteria established in advance, is compared to the target NEV level established for the year, and an initial annual award level is determined for each participant. One key component in determining NEV and awards granted under the NEV Plan is the total market capitalization of NFS' stock. The CEO may then adjust 25% of each participant's initial annual award level based on his evaluation of the participant's performance. The result is the participant's final annual award amount, which has no minimum or maximum value and can be positive or negative.

         Annual award amounts for each participant, whether positive or negative, will be credited to each participant's account ("NEV Plan Account"). Following the determination of a participant's annual award amount and its credit to the NEV Plan Account, one third of any positive balance maintained in the participant's NEV Plan Account will be credited to a deferred compensation account maintained for the participant. The participant is eligible to receive distributions from the deferred compensation account upon termination of employment. The remaining two-thirds of any positive balance in a participant's NEV Plan Account, or the entire negative balance, is retained as the initial balance in that account for the following year. NEV Plan Account balances are subject to increases or decreases depending on future annual award amounts.

         DEFERRED COMPENSATION PROGRAM

         Nationwide maintains a deferred compensation program called the Nationwide Individual Deferred Compensation Plan under which eligible elected officers of participating Nationwide companies, including the Company, may elect to defer payment of compensation otherwise payable to them. Eligible officers of the Company may enter into deferral agreements in which they may annually elect to defer a portion of their salary or incentive compensation earned during the following year or performance cycle. Elections are effective prospectively. Amounts deferred under the Nationwide Individual Deferred Compensation Plan are generally payable in annual installments beginning in January of the calendar year following the calendar year in which the officer terminates employment or after the expiration of the deferral period elected by the participant. Accounts under the Nationwide Individual Deferred Compensation Plan are credited with deferrals and earnings based on the net investment return on the participants' choice of investment measures offered under the Nationwide Individual Deferred Compensation Plan.

         SAVINGS PLAN

         Nationwide maintains the Nationwide Savings Plan, a qualified profit-sharing plan including a qualified cash or deferred arrangement covering eligible employees of participating companies. Under the Nationwide Savings Plan, executive officers of the Company named in the Summary Compensation Table and other participants who are not residents of Puerto Rico may elect to contribute between 1% to 22% of their compensation to accounts established on their behalf under the Nationwide Savings Plan. Participant contributions are in the form of voluntary, pre-tax salary reductions. Participants who are residents of Puerto Rico may make contributions on an after-tax basis. The participating Nationwide companies are obligated to make matching employer contributions, for the benefit of their participating employees, at the rate of 70% of the first 2% of compensation deferred or contributed to the Nationwide Savings Plan by each employee, and 40% of the next 4% of compensation deferred or contributed by each employee to the Nationwide Savings Plan. All amounts contributed to the Nationwide Savings Plan are held in a separate account for each participant and are invested in one or more funds made available under the Nationwide Savings Plan, as selected by the participant. Normally, a participant receives the value of his or her account upon termination of employment, although a participant may withdraw all or a part of the amounts credited to his or her account prior to termination, such as upon attainment of age 59 1/2. Under the Nationwide Savings Plan, a participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals (and earnings on those deferrals) or after-tax contributions (and earnings on those contributions), as applicable. A participant is vested pro rata in amounts attributable to employer matching contributions (and earnings on those contributions) over a period of five years.

         SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

         Nationwide maintains an unfunded, nonqualified defined contribution supplemental benefit plan, the Nationwide Supplemental Defined Contribution Plan, which provides benefits equal to employer matching contributions that would have been made under the Savings Plan for the participants in the absence of the limitation on compensation that can be considered, found in Section 401(a)(17) of the IRC, and IRC Section 402(g) limitation on amounts that can be deferred under the Savings Plan, reduced by actual employer matching contributions made to the Savings Plan. Only elected officers of Nationwide, including officers of the Company, earning in excess of the limit set forth in IRC Section 401(a)(17) annually are eligible to participate in the Nationwide Supplemental Defined Contribution Plan. Benefits under the Nationwide Supplemental Defined Contribution Plan vest pro rata over a period of five years of participation in the plan.

         AMENDED AND RESTATED NATIONWIDE FINANCIAL SERVICES, INC. 1996 LONG-TERM EQUITY COMPENSATION PLAN

         The purposes of the NFS LTEP is to benefit the shareholders of the Company by encouraging high levels of performance by selected officers, directors and employees of the Company and certain of its affiliated companies, attracting and retaining the services of such individuals and aligning the interests of such individuals with those of the shareholders.

         The NFS LTEP provides for the grant of any or all of the following, types of awards:

         (i) stock options, including incentive stock options and nonqualified stock options, for shares of Class A Common Stock;

         (ii) stock appreciation rights ("SARs"), either in tandem with stock options or freestanding;

         (iii)    restricted stock; and

         (iv)     performance shares and awards.

         Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the IRC. Awards may be made to the same person on more than one occasion and may be granted singularly, in combination or in tandem as determined by the Compensation Committee.

         The NFS LTEP provides the Compensation Committee, which administers the NFS LTEP, flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant. The LTEP is intended to constitute a nonqualified, unfunded, unsecured plan for incentive and deferred compensation and is not intended to be subject to any requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Certain awards under the NFS LTEP are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the IRC.

     EQUITY COMPENSATION PLAN OF NFS INFORMATION(1)


                                                                                                               (c)
                                                  (a)                                                NUMBER OF CLASS A COMMON
                                       NUMBER OF CLASS A COMMON                  (b)                SHARES REMAINING AVAILABLE
                                       SHARES TO BE ISSUED UPON            WEIGHTED-AVERAGE         FOR FUTURE ISSUANCE UNDER
                                        EXERCISE OF OUTSTANDING           EXERCISE PRICE OF         EQUITY COMPENSATION PLANS
                                         OPTIONS, WARRANTS AND           OUTSTANDING OPTIONS,         (EXCLUDING SECURITIES
PLAN CATEGORY                                   RIGHTS                   WARRANTS AND RIGHTS         REFLECTED IN COLUMN (A))
---------------                       ----------------------------     -------------------------   -----------------------------
Equity compensation plans approved by           3,810,859                       $37.32                  1,760,5882 and 3
  shareholders......................
Equity compensation plans not
  approved byshareholders...........                   --                           --                             --
    Total...........................            3,810,859                       $37.32                      1,760,588

--------------

(1)  Reported data is as of December 31, 2001.

(2) Securities remaining for issuance under the NFS LTEP, including 101,683 share grants that have been cancelled and are available for reissuance. Please see above for a more complete description of the plan.

(3) The Company uses treasury stock to compensate non-employee directors pursuant to the Nationwide Financial Services, Inc. Amended and Restated Stock Retainer Plan for Non-Employee Directors (the "Plan"). The Plan provides for the payment of one-half of each non-employee director's annual retainer in the form of NFS Class A Common Stock. The Plan does not provide for a maximum number of shares to be granted.

OPTION/SAR GRANTS IN THE LAST FICSAL YEAR FOR NFS


                                         I. INDIVIDUAL GRANTS
                                         ---------------------------------------------------------------------------------------
                                           NUMBER OF
                                          SECURITIES      % OF TOTAL       EXERCISE
                                          UNDERLYING        OPTIONS        OR BASE
                                         OPTIONS/SARS     GRANTED TO      PRICE PER                               GRANT DATE
                                            GRANTED        EMPLOYEES         SHARE          EXPIRATION          PRESENT VALUE(3)
NAME                                           #         IN FISCAL YEAR        $               DATE                    $
------                                   -------------- ---------------- -------------  ----------------------  ----------------
W. G. Jurgensen.......................     138,4001          11.6%          42.63          February 6, 2011        2,487,048
                                            48,7192           4.1%          43.55          March 8, 2012             869,147
Joseph J. Gasper......................      35,7001           3.0%          42.63          February 6, 2011          641,529
                                            41,9432           3.5%          40.84          February 26, 2012         694,157
Richard A. Karas......................       6,2501           0.5%          42.63          February 6, 2011          112,313
                                             6,0752           0.5%          40.84          February 26, 2012         100,541
Mark D. Phelan........................      25,0001           2.1%          42.63          February 6, 2011          449,250
                                             5,7852           0.5%          40.84          February 26, 2012          95,742
Mark R. Thresher......................       6,2501           0.5%          42.63          February 6, 2011          112,313
                                             5,7852           0.5%          40.84          February 26, 2012          95,742

--------------
(1) One-third of the options granted become exercisable on each of the first three anniversary dates of the grant. Options may be accelerated upon a change of control or certain other events of termination of employment.

(2) Represents option grants awarded in 2002 in lieu of all or a portion of the SEIP cash awards for the 2001 award year. These options were exercisable on the date of grant.

(3) The estimated grant date present value dollar amounts in this column are the result of calculations made using the Black-Scholes model, a theoretical method for estimating the present value of stock options based on a complex set of assumptions. The material assumptions and adjustments incorporated in the Black-Scholes model used to estimate the value of these options include the following:

     - An exercise price on the options equal to the fair market value of the underlying stock on the date of the grant, as listed in the table.

     - The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life. The risk-free rate used for the February 6, 2001 grant was 4.89%, 4.30% for the February 26, 2002 grant and 4.43% for the March 8, 2002 grant.

     - Dividends at a rate of $0.48 per share for the February 6, 2001, February 26, 2002 and March 8, 2002 grants, representing the annualized dividends paid on shares of common stock at the date of grant.

     - An option term before exercise of five years, which represents the typical period that options are held prior to exercise.

     - Volatility of the stock price of 45.33% for the February 6, 2001 grant, 44.48% for the February 26, 2002 grant and 44.44% for the March 8, 2002 grant, reflecting the average daily stock price volatility since the Company's initial public offering on March 6, 1997.

     - No adjustments were made for vesting requirements, non-transferability or risk of forfeiture.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END OPTION/SAR VALUES FOR NFS(1)


                                                                                                            VALUE OF UNEXERCISED
                                                                                   NUMBER OF SECURITIES        IN-THE-MONEY
                                                       SHARES                    UNDERLYING UNEXERCISED          OPTIONS AT
                                                      ACQUIRED       VALUE           OPTIONS/SARS AT        Y-END EXERCISABLE/
                                                     ON EXERCISE    REALIZED            FY-END (#)             UNEXERCISABLE
NAME                                                      #            $         EXERCISABLE/UNEXERCISABLE           $
--------                                             ------------ ------------   ------------------------- ---------------------
W. G. Jurgensen..................................        --           --              62,000/286,400         834,520/1,992,080
Joseph J. Gasper.................................        --           --             145,700/111,600         1,045,162/764,055
Richard A. Karas.................................        --           --               56,600/27,050         2,147,974/153,144
Mark D. Phelan...................................        --           --                9,300/33,600            53,531/100,684
Mark R. Thresher.................................      3,000        68,040             25,300/19,600            89,876/116,791

(1) Totals do not include options received in 2002 in lieu of all or a portion of the SEIP cash awards for 2001 award year.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES FOR GGI(1)

                                                                                                                 VALUE OF
                                                                                                               UNEXERCISED
                                                                                                               IN-THE-MONEY
                                                                                                                OPTIONS AT
                                                        SHARES                    NUMBER OF SECURITIES            FY-END
                                                       ACQUIRED        VALUE     UNDERLYING UNEXERCISED        EXERCISABLE/
                                                      ON EXERCISE    REALIZED    OPTIONS AT FY-END (#)         UNEXERCISABLE
NAME                                                       #             $      EXERCISABLE/UNEXERCISABLE            $
--------                                             ------------ ------------   ------------------------- ---------------------
W. G. Jurgensen..................................        --           --                      -- /--                    -- /--
Joseph J. Gasper.................................        --           --                   500/2,000             12,500/50,000
Richard A. Karas.................................        --           --                   400/1,600             10,000/40,000
Mark D. Phelan...................................        --           --                      -- /--                    -- /--
Mark R. Thresher.................................        --           --                   400/1,600             10,000/40,000

--------------
(1)   GGI is a subsidiary of the Company.


         PENSION PLANS

         (i) Retirement Plan

              Nationwide maintains a qualified defined-benefit plan called the Nationwide Retirement Plan. In general, the executive officers named in the Summary Compensation Table and other participants of NFS will receive an annual retirement benefit under the Nationwide Retirement Plan equal to the sum of:

               - 1.25% of the participant's Final Average Compensation (defined below) times years of service (to a maximum of 35 years); and

               - 0.50% of the participant's Final Average Compensation (defined below) in excess of Social Security Covered Compensation (defined below) times years of service (to a maximum of 35 years).


              The definition of Final Average Compensation changed on January 1, 1996. For service earned prior to that date, Final Average Compensation is the average of the highest three consecutive covered compensation amounts of the participant in the participant's last 10 years of service. For service earned since 1995, Final Average Compensation is the average of the highest five consecutive covered compensation amounts of the participant in the participant's last 10 years of service. Covered compensation, for purposes of determining Final Average Compensation under either method, is calculated on a calendar-year basis and includes compensation from any Nationwide company. Social Security

              Covered Compensation means the average of the Social Security wage bases in effect during the 35-year period ending with the last day of the year the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service with certain Nationwide companies credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age 65, whichever is later.

              With respect to Messrs. Karas, Gasper, Phelan and Thresher, because their compensation is allocated solely to the Company and its subsidiaries, covered compensation includes the compensation listed under the headings Salary and Bonus shown in the Summary Compensation Table. Covered compensation for Mr. Jurgensen includes the amount set forth under the headings Salary and Bonus shown in the Summary Compensation Table and additional compensation amounts received for services rendered to other Nationwide companies.

              A participant becomes fully vested after the completion of five years of vesting service. The Nationwide Retirement Plan generally provides for payments to or on behalf of each vested participant upon such participant's retirement on his or her normal retirement date or later. However, the Nationwide Retirement Plan does provide for payment of early retirement benefits on a reduced basis commencing at age 55 for those participants with 15 or more years of vesting service or at age 62 for those with five or more years of vesting service. The normal retirement date under the Retirement Plan is the later of the date the participant attains age 65 or completes five years of vesting service. Death benefits are payable to:

              -    a participant's spouse; or
              - under certain circumstances, the named beneficiary of a participant who dies while an employee or with a vested benefit under the Nationwide Retirement Plan.

              The Nationwide Retirement Plan also provides for the funding of retiree medical benefits under Section 401(h) of the IRC.

     (ii) Excess and Supplemental Plans

              Nationwide maintains an unfunded, nonqualified defined-benefit excess benefit plan called the Nationwide Excess Benefit Plan. Nationwide also maintains an unfunded, nonqualified defined-benefit supplemental benefit plan called the Nationwide Supplemental Retirement Plan. Any participant of Nationwide or the Company, whose benefits are limited under the Retirement Plan by reason of limitations under IRC Section 415 on the maximum benefit that may be paid under the Retirement Plan will receive, under the Nationwide Excess Benefit Plan, that portion of the benefit that he or she would have been entitled to receive under the Retirement Plan in the absence of such limitations. Officers who earn in excess of the limit on compensation set forth in IRC Section 401(a)(17) annually, have at least five years of vesting service, and whose benefits under the Retirement Plan are limited by reason of certain other limitations under the IRC, may receive benefits under the Nationwide Supplemental Retirement Plan. Benefits under the Nationwide Supplemental Retirement Plan will be:

              - 1.25% of the participant's Final Average Compensation (as defined previously) times years of service (up to a maximum of 40 years); plus

              - 0.75% of the participant's Final Average Compensation (as defined previously) in excess of Social Security Covered Compensation (as defined previously) times years of service (up to a maximum of 40 years); less

              - benefits accrued under the Nationwide Retirement Plan and the Nationwide Excess Benefit Plan.

              For individuals participating in the Nationwide Supplemental Retirement Plan on January 1, 1999, benefits vest at the same time as benefits vest under the Nationwide Retirement Plan. Benefits under the Nationwide Excess Benefit Plan vest at the same time as benefits vest under the Nationwide Retirement Plan. Benefits for all other participants in the Nationwide Supplemental Retirement Plan vest over a period of five years of participation in that plan.

              The chart below indicates the estimated maximum annual retirement benefits that a hypothetical participant would be entitled to receive under the Nationwide Retirement Plan, including payments made under the Nationwide Excess Benefit Plan and Nationwide Supplemental Retirement Plan, computed on a straight-life annuity basis, if retirement occurred at age 65 and the number of credited years of service and Final Average Compensation (as defined previously) equaled the amounts indicated. For purposes of the chart, it is assumed that the Final Average Compensation is the same whether measured over the three-year averaging period that applies to service accumulated prior to 1996 or the five-year period that applies to service accumulated after 1995. In actual operation, the total benefit received under the Nationwide Retirement Plan (including payments made under the Nationwide Excess Benefit Plan and Nationwide Supplemental Retirement Plan) would be the total of the benefit determined based on years of service earned under each method.


                               PENSION PLAN TABLE

                                   J. YEARS OF SERVICE
                                   -------------------------------------------------------------------------------------------------
              FINAL AVERAGE
              COMPENSATION                15                   20                  25                     30                   35
             -----------------     ---------------      ---------------      --------------      -----------------   ---------------
                  $ 125,000             $30,021              $40,029             $50,036               $ 60,043            $ 70,050
                    150,000              36,584               48,779              60,973                 73,168              85,363
                    175,000              48,313               64,418              80,522                 96,627             112,731
                    200,000              55,813               74,418              93,022                111,627             130,231
                    225,000              63,313               84,418             105,522                126,627             147,731
                    250,000              70,813               94,418             118,022                141,627             165,231
                    300,000              85,813              114,418             143,022                171,627             200,231
                    350,000             100,813              134,418             168,022                201,627             235,231
                    400,000             115,813              154,418             193,022                231,627             270,231
                    450,000             130,813              174,418             218,022                261,627             305,231
                    500,000             145,813              194,418             243,022                291,627             340,231
                    700,000             205,813              274,418             343,022                411,627             480,231
                    900,000             265,813              354,418             443,022                531,627             620,231
                  1,100,000             325,813              434,418             543,022                651,627             760,231
                  1,700,000             505,813              674,418             843,022              1,011,627           1,180,231
                  1,900,000             565,813              754,418             943,022              1,131,627           1,320,231
                  2,000,000             595,813              794,418             993,022              1,191,627           1,390,231

         All executive officers named in the Summary Compensation Table have a portion or all of their benefits calculated based on the post-1995 definition of Final Average Compensation. As of December 31, 1995, the number of credited years of service under the Nationwide Retirement Plan for Messrs. Gasper and Karas was 29.5 years and 31.5 years, respectively. Messrs. Jurgensen, Phelan and Thresher had no credited service under the Retirement Plan at that time. Messrs. Gasper and Karas earned years of service in the years 1996 through 2001. Messrs. Phelan and Thresher began participation in the Retirement Plan in 1999 and 1997, respectively. Mr. Jurgensen became eligible to participate in the Retirement Plan in 2001, but is entitled, pursuant to an agreement with Nationwide Mutual, to a retirement benefit of 4% of his highest 5-year average compensation for each full or partial year of service with Nationwide, to a maximum of 16.25 years, if he completes at least five years of service or becomes entitled to severance benefits under the agreement. For purposes of such agreement, Mr. Jurgensen's highest 5-year average compensation is the average of his salary and annual incentive compensation over the five-year period, or the period of his employment by Nationwide, if shorter, that produces the highest average. This benefit is reduced by the benefits received under the Nationwide Retirement Plan, Nationwide Excess Benefit Plan and Nationwide Supplemental Retirement Plan, as well as any benefit received under any defined benefit pension plans maintained by Mr. Jurgensen's prior employers, and will be paid by Nationwide Mutual (not the Nationwide Retirement Plan). The benefit of each executive officer named in the Summary Compensation Table for the years since 1995 and all future years will be calculated under the 5-year definition of Final Average Compensation. Covered compensation paid by the Company for the fiscal year ended December 31, 2001, for Messrs. Jurgensen, Gasper, Karas, Phelan and Thresher was $906,212; $1,943,683; $704,330; $498,040; and $567,685, respectively.

         COMPENSATION COMMITTEE JOINT REPORT ON EXECUTIVE COMPENSATION

         INTRODUCTION

         The Company is 18.7% publicly owned. Nationwide Corporation, a majority owned subsidiary of Nationwide Mutual, owns 81.3% of the outstanding shares of the Company. Because Nationwide Mutual establishes compensation practices throughout the Nationwide organization, the Nationwide Mutual Human Resources Committee established the base salary and NEV Plan components of 2001 compensation for the Company's executive officers. The Compensation Committee made stock-based incentive grants under the NFS LTEP and annual incentive grants and awards under the SEIP for the Company's executive officers in 2001.

          W. G. Jurgensen is the Company's Chairman of the Board and CEO as well as CEO of Nationwide Mutual. Under the Cost Sharing Agreement, compensation for Mr. Jurgensen is allocated among the companies in the Nationwide organization for whom he provides services. The amounts are paid by Nationwide Mutual and reimbursed by the other companies in accordance with the terms of the Cost Sharing Agreement. The 2001 compensation for Mr. Jurgensen reported in the compensation tables in this Proxy Statement and discussed in this report is the amount allocated to the Company and its subsidiaries under the Cost Sharing Agreement and is solely for services performed for the Company and its subsidiaries. Compensation for Mr. Gasper is allocated entirely to the Company for services performed for the Company and its subsidiaries. Compensation for Messrs. Karas, Phelan and Thresher, as shown in the Summary Compensation Table, was not allocated and is their aggregate 2001 compensation for services rendered to the Company and its subsidiaries.

          The Nationwide Mutual Human Resources Committee and the Compensation Committee (collectively referred to herein as the "Committees") are both comprised solely of non-employee directors.

         COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Committees believe that the compensation program for the Company's executive officers should support the Company's vision and business strategies. In addition, compensation should be determined within a competitive framework based on the overall financial results of NFS, business unit results, teamwork, and individual contributions that help build value for the Company's shareholders. The primary objectives of the compensation program are to:

          -    Provide a direct link between pay and performance;

          - Allocate a larger percentage of executive compensation to pay that is conditional or contingent in order to positively influence behavior and support accountability;

          - Attract, retain and motivate top-caliber employees required for new business directions;

          - Offer total compensation opportunities that are fully competitive with the appropriate external markets in design and pay level; and

          - Emphasize the need to focus on shareholder value, in addition to providing competitive value to customers.

         As part of the overall compensation philosophy, the Committees have determined that total compensation and each of the elements that comprise total compensation (base salary, annual incentives, long-term incentives) should be targeted at the 50th percentile of the competitive market. The introduction of the NEV Plan in 2001 provides additional long-term incentive target opportunity up to the 60th percentile of the competitive market when enterprise-wide efforts positively influence overall financial and growth strategies. The Committees believe that differences in individual performance should result in significantly different levels of compensation. Therefore, the pay that an individual receives may be higher or lower than an individual's targeted pay opportunities, depending on individual performance. The Compensation Committee may exercise discretion to adjust incentive compensation pay; however, SEIP awards are only subject to downward adjustment based on the Compensation Committee's exercise of discretion.

         Competitive market data is provided to the Committees by independent compensation consultants. This data compares the Company's and Nationwide's compensation practices to various groups of comparable companies. These companies compete with the Company for customers, capital and employees, and are comparable to the Company in size, scope and business focus. This group includes both multi-line insurers and diversified financial organizations.

         The companies chosen for the compensation comparison group are not necessarily the same companies that comprise the peer group in the Performance Graph included in this Proxy Statement. The compensation comparison group includes more companies than those in the peer group because it provides the Committees a broader database for comparison purposes.

         ELEMENTS OF 2001 EXECUTIVE COMPENSATION

         The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives. The following discussion relates to the Company's executive officers other than Mr. Jurgensen, whose compensation is discussed separately in the section below titled Compensation of the Chief Executive Officer.

         (i) Base Salaries

         Base salaries offer security to executives and allow the Company to attract competent executive talent and maintain a stable management team. They also allow executives to be rewarded for individual performance and encourage the development of executives. Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

         The Nationwide Mutual Human Resources Committee initially determines base salaries for executive officers by evaluating the executives' levels of responsibility, prior experience, breadth of knowledge, internal equity and external pay practices.

         In determining increases to base salaries for 2001, the Nationwide Mutual Human Resources Committee considered relevant external market data, as described above in Compensation Philosophy and Objectives. However, increases to base salaries are driven primarily by individual performance that is evaluated based on levels of individual contribution to the Company and Nationwide. When evaluating individual performance, the Nationwide Mutual Human Resources Committee considered, among other things, the executive's:

         -    contribution towards financial results and strategic initiatives;
         -    efforts in promoting the values of the Company and Nationwide;

         -    continuing educational and management training;
         -    product innovation;
         - ability to develop relationships with customers, distributors and employees; and
         -    leadership abilities.

         No specific formula is used in evaluating individual performance, and the weighting given to each factor with respect to each executive officer is within the individual discretion and judgment of each member of the Nationwide Mutual Human Resources Committee. Base salaries for the executive officers, including promotional increases and increases influenced by the activity of competing companies, increased by an average of 8.3% in 2001. This rate of increase enables the Company to maintain market competitive salaries. Executive officer salaries were established at a level that is consistent with the goals stated in the section titled Compensation Philosophy and Objectives.

         (ii) Annual Incentive Compensation

         The SEIP promotes the pay-for-performance philosophy of the Compensation Committee by providing NFS executives with direct financial rewards in the form of annual cash incentives. Awards for 2001 were based on return on equity, earnings and revenue growth and other key financial measures, comparing the Company's financial and operational performance to that of external peer competitors, and other factors and results impacting performance for the Company, including individual employee performance.

         Each year, the Compensation Committee establishes specific NFS performance measures used for the annual incentive compensation plan. Participants are provided a target incentive award opportunity that represents a percentage of their base salary. For 2001, aggregate individual targets for the executive officers named in the Summary Compensation Table other than the Chief Executive Officer ranged from 65% to 120% of base salary. Individual payouts under the SEIP annual incentive plan may range from zero to 2.5 times the individual's target incentive award opportunity. For 2001, moderate achievement of NFS financial and peer performance measures of the Company resulted in a cash payout of 28.6% of target for Mr. Gasper and an average of 65.2% of target for Messrs. Karas, Phelan and Thresher. In addition, the Committee awarded each executive officer a stock option grant in lieu of a portion of their cash incentive award under the SEIP for 2001. These amounts are reflected in the Bonus and Securities Underlying Options/SARs columns in the Summary Compensation Table.

         (iii) Long-Term Incentive Compensation

         In keeping with the philosophy of the Committees to provide a total compensation package that favors conditional or contingent components of pay, long-term incentives comprise a significant portion of an executive's total compensation package. When determining long-term incentive award sizes, the Committees consider the executives' level of responsibility, position within the Company, prior experience, historical award data, various performance criteria, and compensation practices at comparable companies.

         The Committees utilize the NFS LTEP and the NEV Plan, both described below. These plans are designed to achieve a balance between market pay orientation and alignment of NFS executives' interests with those of shareholders.

         Amended and Restated Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan

         The NFS LTEP authorizes grants of stock options, stock appreciation rights, restricted stock, performance stock and performance awards. The objectives of the NFS LTEP are to encourage high levels of performance by selected officers, directors, and employees of the Company and certain of its affiliates to attract and retain the services of such individuals, and to align the interests of such individuals with those of the shareholders.

         During February 2001, the Compensation Committee made grants to NFS' executive officers and others under the NFS LTEP. Award sizes were determined based on competitive equity grant practices using the median practices at comparable companies and the individual's impact on the Company's performance and were determined consistent with the goals stated in Compensation Philosophy and Objectives. The grants were awarded in the form of nonqualified stock options that have an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of the option grant, as well as restricted stock grants. The options become exercisable in equal installments over a three-year term, and expire ten years after the date of grant, and the restricted stock vests at the end of a three-year period.

         As referred to above in the section titled Annual Incentive Compensation, during February and March 2002, the Compensation Committee granted stock options to executive officers under the NFS LTEP in lieu of a portion of their cash award earned under the SEIP for 2001. The stock options have an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of the grant. The options become exercisable immediately upon grant, and expire ten years after the date of grant.

         Nationwide Economic Value Incentive Plan

         The NEV Plan, which was implemented in 2001, authorizes grants of target incentive award opportunities to encourage the growth of NEV for the benefit of Nationwide as an organization. The objectives of the NEV Plan are to reward execution of broad, enterprise-wide efforts at increasing NEV by selected officers and directors of the Company and certain of its affiliates, and to attract and retain the services of key officers and directors. One key component in determining NEV and awards granted under the NEV Plan is the total market capitalization of NFS' stock.

         During February 2001, the Nationwide Mutual Human Resources Committee made grants to executive officers of NFS under the NEV Plan. Grant sizes were determined based on competitive grant practices using the 60th percentile long-term incentive practices at comparable companies and the individual's impact on the Company's performance. Determination of grant size is consistent with the goals stated in Compensation Philosophy and Objectives. Final awards are determined as a percent of salary grade midpoint value, 2001 NEV Plan performance and the discretionary evaluation by the CEO of an individual's performance (applied to 25% of the initial award value determined by NEV Plan performance). Final awards for a calendar year can be positive or negative, and each participant's award will be added to his or her NEV Plan Account balance from the previous year. Following the annual award determination process, one third of any positive NEV Plan Account balance for a participant will be credited to a deferred compensation account until that participant's termination of employment. The remaining two thirds, if a positive balance, or the entire NEV Plan Account balance, if negative, will be subject to future NEV Plan performance and the CEO's discretionary assessment of individual performance.

         For 2001, negative growth in NEV, linked partially to the decline in the NFS stock value, resulted in negative final awards for executive officers. These negative awards will create the initial NEV Plan Account balance (since the plan was new for 2001) for each participant to carry forward into 2002. Since NEV Plan Account balances are negative, no deferred compensation account credits will occur for 2001, and positive NEV Plan earnings in future years will need to first offset the negative account balances.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         W. G. Jurgensen served as the Company's Chairman of the Board and CEO, as well as in the capacity of CEO for Nationwide Mutual. Except for grants and awards made under the NFS LTEP and SEIP by the Compensation Committee, the Nationwide Mutual Human Resources Committee established all components of Mr. Jurgensen's compensation for 2001.

         As discussed above in the Introduction, a portion of Mr. Jurgensen's annual compensation is allocated to the Company for services rendered to the Company, based on the time Mr. Jurgensen devotes to his responsibilities with the Company. The compensation reported for Mr. Jurgensen in the compensation tables and discussed in this report represents amounts paid for Mr. Jurgensen's services as Chairman of the Board and CEO of the Company and its subsidiaries during 2001.

         Mr. Jurgensen's 2001 compensation was determined pursuant to the same philosophy and objectives described earlier in this prospectus and used for all executive officers. In determining the base salary compensation of Mr. Jurgensen for 2001, the Nationwide Mutual Human Resources Committee reviewed the strong financial results of the Company for 2000, Mr. Jurgensen's superior leadership of the Nationwide companies during his tenure, his extensive experience in the industry, and his successful efforts in the Company. The portion of Mr. Jurgensen's base salary compensation allocated to the Company totaled $277,682 in 2001, an increase of 20.6% over 2000, primarily related to Mr. Jurgensen's full year of employment in 2001 as compared to partial-year employment in 2000. This increase also reflects a 34% decrease in the cost allocation, to more accurately reflect the portion of Mr. Jurgensen's time spent on Company matters in 2001. In 2001, Mr. Jurgensen's annual base salary rate was increased 8.2%. This salary positioned Mr. Jurgensen's base salary compensation at approximately the 50th percentile of the comparable companies.

         The portion of Mr. Jurgensen's annual incentive award allocated to the Company and paid as cash in 2001 under the SEIP was $0. However, the Compensation Committee awarded Mr. Jurgensen a stock option grant in lieu of the value of his cash incentive award under the SEIP for 2001. This amount is reflected in the Securities Underlying Options/SARs columns in the Summary Compensation Table. In determining the annual incentive award of Mr. Jurgensen for 2001, the Compensation Committee reviewed the moderate financial results of the Company for 2001, as well as the goal of increased executive officer stock ownership. The financial results were reviewed based on the level of achievement of specified NFS financial and operational goals as assessed by the Compensation Committee and Board in their annual incentive performance evaluation of Mr. Jurgensen.

         During February 2001, pursuant to the NFS LTEP, the Compensation Committee granted Mr. Jurgensen options to purchase 138,400 shares of the Company's Class A Common Stock. The Compensation Committee took into account Mr. Jurgensen's role in the continued strategic positioning of NFS. In addition, this grant reflects the competitive level of long-term compensation for chief executive officers of major diversified insurance and financial services organizations of similar size and scope to that of the Company. The award of the Compensation Committee reflected the Company's desire to have top officers build a significant personal level of stock ownership in the Company, so as to better align their interests with those of other shareholders.

         POLICY ON DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the IRC provides that executive compensation in excess of $1 million paid to a "covered employee," as that term is defined in that section, in any calendar year is not deductible for purposes of corporate income taxes unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the IRC. The Committees will continue to rely on performance-based compensation programs. Programs will be designed to meet, in the best possible manner, future corporate business objectives. Certain awards under both the SEIP and NFS LTEP are intended to qualify as "performance-based compensation" for the purposes of Section 162(m). However, the Committees may award compensation that is not fully deductible if the Committees determine that such an award is consistent with their philosophy and in the best interests of the Company and its shareholders.

         (i)   Nationwide Financial Services, Inc.'s Compensation Committee

               David O. Miller, Chairman
               James G. Brocksmith, Jr.
               Charles L. Fuellgraf, Jr.
               Donald L. McWhorter

          (ii) Nationwide Life Insurance Company Compensation Committee

               Willard J. Engel, Chairman
               Timothy J. Corcoran
               Yvonne M. Curl
               Ralph M. Paige
               Arden L. Shisler
               Robert L. Stewart

         NFS SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth certain information regarding beneficial ownership of:

         (i) each person who is known by the Company to be the beneficial owner of more than five percent of either class of common stock,

         (ii)     each director and nominee for director,

         (iii) each of the executive officers named in the Summary Compensation Table, and

         (iv) all of the directors and executive officers of the Company as a group.

         The Class B Common Stock is convertible into Class A Common Stock at any time by the holder on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.


                              CLASS A COMMON STOCK

NAME AND ADDRESS OF                                                                               AMOUNT AND NATURE OF     PERCENT
BENEFICIAL OWNER                                                                                  BENEFICIAL OWNERSHIP     OF CLASS
----------------------                                                                            ----------------------   ---------
Neuberger Berman, Inc.(1)..................................................................             2,062,300            8.54%
605 Third Avenue
New York, NY 10158

INVESCO Funds Group, Inc.(2)...............................................................             1,758,700            7.28%
4350 South Monaco Street
Denver, CO 80237

Goldman Sachs Asset Management(3)..........................................................             1,418,340            5.87%
32 Old Slip
New York, NY 10005

--------------
(1) Based on a Schedule 13G dated February 11, 2002, Neuberger Berman, Inc. reported shared voting power with respect to 1,572,500 shares and shared dispositive power with respect to 2,062,300 shares.
(2) Based on a Schedule 13G dated January 31, 2002, INVESCO Funds Group, Inc. reported sole voting power and sole dispositive power with respect to 1,758,700 shares.
(3) Based on a Schedule 13G dated February 14, 2002, Goldman Sachs Asset Management reported sole voting power with respect to 1,354,440 shares and sole dispositive power with respect to 1,418,340 shares.

The table below sets forth the number of shares of stock of the Company owned beneficially as of March 11, 2002, by the directors, each nominee for director, each executive officer listed in the Summary Compensation Table herein and all directors and executive officers of the Company as a group.



                               SECURITY OWNERSHIP

                                                                                                       AMOUNT AND        OPTIONS
                                                                                                       NATURE OF       EXERCISABLE
NAME OF                                                                                                BENEFICIAL       WITHIN 60
BENEFICIAL OWNER                                                                                   OWNERSHIP(1 AND 2)     DAYS
-----------------                                                                                 -------------------  -----------
Joseph A. Alutto(5)............................................................................             --                --
James G. Brocksmith, Jr......................................................................             6,672             2,333
Charles L. Fuellgraf, Jr.....................................................................            20,796(3)          4,333
Joseph J. Gasper.............................................................................           353,099(4)        241,576
Henry S. Holloway............................................................................            10,751(4)          4,333
W. G. Jurgensen..............................................................................           181,852           156,852
Richard A. Karas.............................................................................           105,070            78,091
Lydia M. Marshall............................................................................             8,426             2,333
Donald L. McWhorter..........................................................................             7,751             2,333
David O. Miller..............................................................................             9,735             4,333
James F. Patterson...........................................................................             9,544(4)          4,333
Mark D. Phelan...............................................................................            28,551            28,551
Gerald D. Prothro............................................................................             6,751             2,333
Arden L. Shisler.............................................................................            10,751             4,333
Alex Shumate(5)................................................................................            --                --
Mark R. Thresher.............................................................................            63,752(4)         40,718
Directors and Executive Officers as a group (Total of 31)....................................         1,648,695         1,247,613


--------------
(1) The shares of the Company's Class A Common Stock beneficially owned by each person named above do not exceed one percent of the outstanding shares of Class A Common Stock as of March 11, 2002, except the shares beneficially owned by Mr. Gasper and the group of directors and executive officers as a whole which represents 1.3% and 6.8%, respectively.

(2)  Total includes options exercisable within 60 days of March 11, 2002.

(3) Total includes 2,000 shares held by spouse and 2,000 shares held in a limited partnership.

(4)  Total includes shares jointly owned with spouse for the following persons:
     Mr. Gasper-- 17,972 shares; Mr. Holloway-- 2,000 shares; Mr. Patterson-- 1,000 shares; and Mr. Thresher-- 8,450 shares.

(5)  A new nominee seeking a first term on the Board of Directors.


                              CLASS B COMMON STOCK

NAME AND ADDRESS OF                                                                               AMOUNT AND NATURE OF     PERCENT
BENEFICIAL OWNER                                                                                  BENEFICIAL OWNERSHIP    OF CLASS
                                                                                                  ----------------------------------
Nationwide Corporation.......................................................................           104,745,000         100  %
One Nationwide Plaza
Columbus, Ohio 43215


The Class B Common Stock is convertible into Class A Common Stock at any time by the holder on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

         CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

         (i) Intercompany Agreement

              The Company, Nationwide Mutual and Nationwide Corporation entered into an Intercompany Agreement, certain provisions of which are summarized below (the "Intercompany Agreement"). As used herein, "Nationwide Mutual" means Nationwide Mutual collectively with its subsidiaries and affiliates (other than the Company and its subsidiaries).

              Nationwide Mutual Consent to Certain Events. Under the Intercompany Agreement, until Nationwide Mutual ceases to control at least 50% of the combined voting power of the outstanding voting stock of the Company, the Company must obtain the prior written consent of Nationwide Mutual for:

              (a) any consolidation or merger of the Company or any of its subsidiaries with any person (other than with a wholly-owned subsidiary);

              (b) any sale, lease, exchange or other disposition or acquisition of assets by the Company or any of its subsidiaries (other than transactions to which the Company and its subsidiaries are the only parties), or any series of related dispositions or acquisitions involving consideration in excess of $250 million;

              (c) any change in the authorized capital stock of the Company or the creation of any additional class or series of capital stock of the Company;

              (d) any issuance by the Company or any subsidiary of the Company of any equity securities or rights, warrants or options to purchase such equity securities, except

                   - shares of Class A Common Stock pursuant to employee and director stock option, profit-sharing and other benefit plans of the Company and its subsidiaries and any options exercisable for such stock,

                   - shares of Class A Common Stock issued upon the conversion of any Class B Common Stock, o the issuance of shares of capital stock of a wholly-owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company and

                   -    in the public offering of Class A Common Stock in March
                        1997;

              (e)  the dissolution, liquidation or winding up of the Company;

              (f) the amendment of the Amended and Restated Certificate of Incorporation and certain provisions of the Restated Bylaws affecting corporate governance;

              (g) the election, removal or filling of a vacancy in the office of the Chairman, Chief Executive Officer or President of the Company;

              (h) the declaration of dividends on any class or series of capital stock of the Company, except dividends not in excess of the most recent regular cash dividend or any dividend per share not in excess of 15% of the then current per share market price of the Class A Common Stock;

              (i) capital expenditures or series of related capital expenditures of the Company or any of its subsidiaries in excess of $250 million during any period of 12 consecutive months;

              (j) the creation, incurrence or guaranty by the Company or any of its subsidiaries of indebtedness for borrowed money in excess of $100 million, except in connection with the Capital Securities and the Senior Notes; and

              (k) any change in the number of directors on the Board of Directors of the Company, the determination of members of the Board of Directors or any committee thereof and the filling of newly created memberships and vacancies on the Board of Directors or any committee of the Board of Directors.

     (ii) License to Use Nationwide Name and Service Marks

     Pursuant to the Intercompany Agreement, Nationwide Mutual granted to the Company and certain of its subsidiaries a non-exclusive, nonassignable, revocable license to use the "Nationwide" trade name and certain other service marks specifically identified in the Intercompany Agreement (collectively, the "Service Marks") solely for the purpose of identifying and advertising the Company's long-term savings and retirement business and activities related to such business.

     (iii) Equity Purchase Rights

     The Company has agreed that, to the extent permitted by the New York Stock Exchange and so long as Nationwide Mutual controls at least 50% of the combined voting power of the outstanding voting stock of the Company, Nationwide Corporation may purchase its pro rata share (based on its then current percentage voting interest in the Company) of any voting equity securities to be issued by the Company (excluding any such securities offered pursuant to employee stock options or other benefit plans, dividend reinvestment plans and other offerings other than for cash).

     (iv) Registration Rights

     The Company has granted to Nationwide Corporation certain demand and "piggyback" registration rights with respect to shares of Common Stock owned by it. Nationwide Corporation has the right to request up to two demand registrations in each calendar year, but not more than four in any five-year period. Nationwide Corporation will also have the right, which it may exercise at any time and from time to time, to include the shares of Common Stock held by it in any registration of common equity securities of the Company, initiated by the Company on its own behalf or on behalf of any other stockholders of the Company. These rights are subject to certain "blackout" provisions. Such registration rights are transferable by Nationwide Corporation.

     (v)  Nationwide Mutual Agents

     In the Intercompany Agreement, Nationwide Mutual has agreed to allow the Company to distribute its variable annuity, fixed annuity and individual universal, variable and traditional life insurance products through Nationwide Mutual agents. Such right is exclusive to the Company, subject to the limited right of certain companies of Nationwide to sell such products through the agency force, for at least five years following the equity offerings.

     (vi) Federal Income Taxes

     The Company is a party to a Tax Sharing Agreement with Nationwide Mutual and the other Nationwide companies included in the consolidated returns of Nationwide Mutual. The Tax Sharing Agreement defines how the tax liability for each company included in Nationwide Mutual's consolidated tax return is determined for 1996 and subsequent years. The Company's tax liability is determined pursuant to the Tax Sharing Agreement for each year it is included in Nationwide Mutual's consolidated federal income tax return. The Tax Sharing Agreement also applies for any year in which the Company is included in a Nationwide Mutual consolidated or combined state or local tax return. Under the Tax Sharing Agreement, the Company pays to Nationwide Mutual amounts equal to the taxes the Company would pay if the Company filed a separate federal income, or a separate state or local income or franchise tax return, including any amounts that are later determined to be due as a result of any audit or other recomputation of its liability. The Company will be responsible for all taxes, including assessments, if any, for prior years with respect to all other taxes payable by the Company or any of its subsidiaries, and for all other federal, state and local taxes that may be imposed upon the Company and that are not addressed in the Tax Sharing Agreement.

     Nationwide Mutual effectively controls all of the Company's tax decisions by virtue of its control of the Company and the terms of the Tax Sharing Agreement. Under the Tax Sharing Agreement, Nationwide Mutual will have sole authority to respond to and conduct all tax proceedings (including tax audits) relating to the Company, to file all returns on behalf of the Company and to determine the amount of the Company's liability to (or entitlement to payment from) Nationwide Mutual under the Tax Sharing Agreement.

     This arrangement may result in conflicts of interest between the Company and Nationwide Mutual. For example, under the Tax Sharing Agreement, Nationwide Mutual may choose to consent, compromise or settle any adjustment or deficiency proposed by the relevant tax authority in a manner that may be beneficial to Nationwide Mutual and detrimental to the Company. Under the Tax Sharing Agreement, however, Nationwide Mutual is obligated to act in good faith with regard to all persons included in the applicable returns.

     The Tax Sharing Agreement may not be amended without the prior written consent of the Company.

     (vii) Savings Plan

     The Savings Plan is administered by The 401(k) Company, Inc., a subsidiary of the Company, which earned fees of $2.1 million, $2 million and $1.7 million in 2001, 2000 and the last seven months of 1999 (time period when The 401(k) Company, Inc. first assumed the administrative duties for the Savings Plan), respectively.

     (viii) Lease

     Under an arrangement between Nationwide Mutual and certain of its subsidiaries, during 2001 the Company leased on average approximately 721,717 square feet of office space primarily in the four building home office complex in Columbus, Ohio. This office space was leased at current market rates ranging from $20.06 to $22.06 per square foot plus an occupancy charge of $1.84 per square foot per year. Under the arrangement, the Company determines the amount of office space necessary to conduct its operations and leases such space from Nationwide Mutual, subject to availability. For the years ending December 31, 2001, 2000 and 1999, the Company made payments to Nationwide Mutual and its subsidiaries totaling $18.7 million, $14.3 million and $11.4 million, respectively, under such arrangement. The Company also leased approximately 245,898 square feet of office space in suburban Columbus, Ohio, from Duke Realty, Inc. This office space was leased at current market rates ranging from $19.54 to $20.50 per square foot plus an occupancy charge of $0.48 to $1.74 per square foot per year. For the year ending December 31, 2001, Nationwide Mutual, on behalf of the Company, made lease payments totaling $5.2 million.

     (ix) Modified Coinsurance Agreements

     Effective as of January 1, 1996, Nationwide Life entered into a 100% modified coinsurance agreement with Employers Life Insurance Company of Wausau ("ELOW"). Under the agreement, Nationwide Life ceded to ELOW and ELOW assumed Nationwide Life's non-variable group and wholesale life insurance business and group and franchise health insurance business and any ceded or assumed reinsurance applicable to such group business. During the second quarter of 1999, Nationwide Life entered into a modified coinsurance arrangement to reinsure the 1999 operating results of ELOW retroactive to January 1, 1999. In September 1999, the Company acquired ELOW for $120.8 million and immediately merged ELOW into Nationwide Life terminating the modified coinsurance arrangement, effective July 1, 1999. During September 1999, NFS also acquired Pension Associates ("PA"), an affiliated pension plan administrator for $3.4 million. Revenues ceded to ELOW for the year ended December 31, 1999 was $35.8 million, while benefits, claims and expenses ceded was $46.2 million.

     Nationwide Life has a reinsurance agreement with Nationwide Mutual whereby all of Nationwide Life's accident and health business is ceded to Nationwide Mutual on a modified coinsurance basis. The agreement covers individual accident and health business for all periods presented and group and franchise accident and health business since July 1, 1999. Either party may terminate the agreement on January 1 of any year with prior notice. Prior to July 1, 1999 group and franchise accident and health business and a block of group life insurance policies were ceded to ELOW under a modified coinsurance agreement. Under a modified coinsurance agreement, invested assets are retained by the ceding company and investment earnings are paid to the reinsurer. Under the terms of Nationwide Life's agreements, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by Nationwide Life, although a fee is paid to Nationwide Life for the retention of such risk. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties. Revenues ceded to Nationwide Mutual and ELOW for the years ended December 31, 2001, 2000 and 1999 were $200.7 million, $170.1 million and $193.0 million, respectively, while benefits, claims and expenses ceded were $208.5 million, $168.0 million and $197.3 million, respectively.

     (x)  Cost Sharing Agreement

     Pursuant to a cost sharing agreement among Nationwide Mutual and certain of its direct and indirect subsidiaries, including the Company, Nationwide Mutual provides certain operational and administrative services, such as investment management, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among Nationwide Mutual and such subsidiaries. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, Nationwide Services Company, a subsidiary of Nationwide Mutual, provides computer, telephone, mail, employee benefits administration, and other services to Nationwide Mutual and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2001, 2000 and 1999, the Company made payments to Nationwide Mutual and Nationwide Services Company totaling $145.6 million, $156.6 million and $132.3 million, respectively. The Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

     (xi) Marketing Allowance Agreement

     Under a marketing agreement with Nationwide Mutual, Nationwide Life makes payments to cover a portion of the agent marketing allowance that is paid to Nationwide agents. These costs cover product development and promotion, sales literature, rent and similar items. Payments under this agreement totaled $26.4 million; $31.4 million and $34.5 million for the years ended December 31, 2001, 2000 and 1999, respectively.

     (xii) Cash Management Agreement

     Nationwide Mutual entered into an Investment Agency Agreement with Nationwide Cash Management Company ("NCMC"), an affiliate of the Company. NCMC makes, holds and administers short-term investments (those maturing in one year or less) for Nationwide Mutual and certain of its affiliates, including Nationwide Life and certain of the Company's other subsidiaries. Under the agreement, expenses of NCMC are allocated pro rata among the participants based upon the participant's ownership percentage of total assets held by NCMC. For the years ending December 31, 2001, 2000 and 1999 the Company paid NCMC fees and expenses totaling $0.4 million, $0.4 million and $0.3 million, respectively, under this agreement. Amounts on deposit with NCMC were $85.6 million and $436.5 million as of December 31, 2001 and 2000, respectively.

     (xiii) Repurchase Agreement

     The Company also participates in intercompany repurchase agreements with affiliates whereby the seller will transfer securities to the buyer at a stated value. Upon demand or after a stated period, the seller will repurchase the securities at the original sales price plus a price differential. During 2001, the most the Company had outstanding at any given time was $368.5 million and the Company incurred interest expense on intercompany repurchase agreements of $0.2 million for 2001. Transactions under the agreements during 2000 and 1999 were not material. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

     (xiv) Group Annuity and Life Insurance Contracts

     The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by Nationwide Mutual or its affiliates. Total account values of these contracts were $4.96 billion and $5.15 billion as of December 31, 2001 and 2000, respectively. Total revenues from these contracts were $154.0 million, $160.2 million, and $150.9 million for the years ended December 31, 2001, 2000 and 1999, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $118.4 million, $131.9 million, and $112.0 million for the years ended December 31, 2001, 2000 and 1999, respectively. The terms of these contracts are consistent in all material respects with what the Company offers to unaffiliated parties.

     (xv) Partial Sale of Limited Partnership

     During 2001, the Company entered into a transaction with Nationwide Mutual, whereby it sold 78% of its interest in the limited partnership called Nationwide Realty Investors, Ltd. (representing 49% of the limited partnership) to Nationwide Mutual for $158.9 million. As a result of this sale, the Company recorded a realized gain of $44.4 million, and related tax expense of $15.5 million. The sale price, which was paid in cash, represented the fair value of the limited partnership interest and was based on a valuation of the limited partnership and its underlying investments. The valuation was completed by qualified management of the limited partnership and utilized a combination of internal and independent valuations of the underlying investments of the limited partnership. Additionally, senior financial officers and the Boards of Directors of the Company and Nationwide Mutual separately reviewed and approved the valuation prior to the execution of this transaction. The Company continues to hold an economic and voting interest in the limited partnership of approximately 14%, with Nationwide Mutual holding the remaining interests.

     (xvi) Transactions with Management and Others

     Joseph J. Gasper, President and Chief Operating Officer and Director of the Company and Richard A. Karas, Senior Vice President--Sales--Financial Services of the Company are limited partners in Country Club Properties, L.P., which holds a 25% interest in NRI-CCP I, LLC, a Delaware limited liability company, 75% of which is owned by Nationwide Realty Investors, Ltd. Nationwide Life, a wholly owned subsidiary of the Company, currently owns approximately 14% of Nationwide Realty Investors, Ltd. and Nationwide Mutual owns the remainder.

     The general partner of Country Club Properties, L.P. is Desert Management Group, LLC. NRI-CCP I, LLC was formed for the purpose of acquiring 960 acres of land in La Quinta, California, for the development of residential lots and three golf courses. The land was acquired by NRI-CCP I, LLC on June 15, 2000.

     Mr. Gasper and Mr. Karas each purchased their Limited Partnership Interests in Country Club Properties L.P. (the "Limited Partnership Interest") on March 11, 1999, at a cost of $125,000. Each of Mr. Gasper's and Mr. Karas' Limited Partnership Interest represents less than one percent of the partnership. Mr. Gasper and Mr. Karas are entitled to a share of partnership distributions and a lifetime membership in several golf courses to be developed. The golf membership is transferable upon death.

12. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS

     (1) Consolidated Financial Statements:

          Independent Auditor's Report

          Consolidated Balance Sheets as of December 31, 2001 and 2000

          Consolidated Statements of Income for the years ended December 31, 2001, 2000, and 1999

          Consolidated Statements of Shareholder's Equity for the years ended December 31, 2001, 2000, and 1999

          Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

          Notes to Consolidated Financial Statements

     (2) Financial Statement Schedules:

          Schedule I Consolidated Summary of Investments - Other Than Investments in Related Parties as of December 31, 2001

          Schedule III Supplemental Insurance Information as of December 31,
                       2001, 2000 and 1999 and for each of the years then ended

          Schedule IV Reinsurance as of December 31, 2001, 2000, and for each of the years then ended

          Schedule V Valuation and Qualifying Accounts for the years ended December 31, 2001, 2000, and 1999

All other schedules are omitted because they are not applicable or required or because the required information has been included in the audited consolidated financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Nationwide Life Insurance Company:

We have audited the consolidated financial statements of Nationwide Life Insurance Company and subsidiaries (collectively the "Company") as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life Insurance Company and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in note 2 to the consolidated financial statements, the Company changed its methods of accounting for derivative instruments and hedging activities, and for purchased or retained interests in securitized financial assets in 2001.


KPMG LLP

Columbus, Ohio
January 29, 2002

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                           Consolidated Balance Sheets

                     (in millions, except per share amounts)

                                                                                              December 31,
                                                                                     ------------------------------
                                                                                        2001                 2000
                                                                                     =========            =========
                                     ASSETS
Investments:
  Securities available-for-sale, at fair value:
    Fixed maturity securities (cost $17,961.6 in 2001; $15,245.8 in 2000)            $18,370.8            $15,443.0
    Equity securities (cost $83.0 in 2001; $103.5 in 2000)                                94.0                109.0
  Mortgage loans on real estate, net                                                   7,113.1              6,168.3
  Real estate, net                                                                       172.0                310.7
  Policy loans                                                                           591.1                562.6
  Other long-term investments                                                            125.0                101.8
  Short-term investments, including amounts managed by a related party                 1,011.3                442.6
                                                                                     ---------            ---------
                                                                                      27,477.3             23,138.0
                                                                                     ---------            ---------

Cash                                                                                      22.6                 18.4
Accrued investment income                                                                306.7                251.4
Deferred policy acquisition costs                                                      3,189.0              2,865.6
Other assets                                                                             646.0                396.7
Assets held in separate accounts                                                      59,513.0             65,897.2
                                                                                     ---------            ---------
                                                                                     $91,154.6            $92,567.3
                                                                                     =========            =========

                      LIABILITIES AND SHAREHOLDER'S EQUITY
Future policy benefits and claims                                                    $25,216.0            $22,183.6
Short-term debt                                                                          100.0                118.7
Long-term debt, payable to NFS                                                           300.0                   --
Other liabilities                                                                      2,307.9              1,164.9
Liabilities related to separate accounts                                              59,513.0             65,897.2
                                                                                     ---------            ---------
                                                                                      87,436.9             89,364.4
                                                                                     ---------            ---------

Commitments and contingencies (notes 10 and 15)

Shareholder's equity:
  Common stock, $1 par value.  Authorized 5.0 million shares;
    3.8 million shares issued and outstanding                                              3.8                  3.8
  Additional paid-in capital                                                             646.1                646.1
  Retained earnings                                                                    2,863.1              2,436.3
  Accumulated other comprehensive income                                                 204.7                116.7
                                                                                     ---------            ---------
                                                                                       3,717.7              3,202.9
                                                                                     ---------            ---------
                                                                                     $91,154.6            $92,567.3
                                                                                     =========            =========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                        Consolidated Statements of Income

                                  (in millions)

                                                                                             Years ended December 31,
                                                                                    ------------------------------------------
                                                                                     2001             2000             1999
                                                                                    ========         ========         ========
Revenues:
  Policy charges                                                                    $1,017.3         $1,091.4         $  895.5
  Life insurance premiums                                                              251.1            240.0            220.8
  Net investment income                                                              1,725.0          1,654.9          1,520.8
  Net realized (losses) gains on investments, hedging instruments and hedged items:
      Unrelated parties                                                                (62.7)           (19.4)           (11.6)
      Related party                                                                     44.4               --               --
  Other                                                                                 14.1             17.0             66.1
                                                                                    --------         --------         --------
                                                                                     2,989.2          2,983.9          2,691.6
                                                                                    --------         --------         --------

Benefits and expenses:
  Interest credited to policyholder account balances                                 1,238.7          1,182.4          1,096.3
  Other benefits and claims                                                            280.3            241.6            210.4
  Policyholder dividends on participating policies                                      41.7             44.5             42.4
  Amortization of deferred policy acquisition costs                                    347.9            352.1            272.6
  Interest expense on debt                                                               6.2              1.3               --
  Other operating expenses                                                             444.1            479.0            463.4
                                                                                    --------         --------         --------
                                                                                     2,358.9          2,300.9          2,085.1
                                                                                    --------         --------         --------

    Income before federal income tax expense and cumulative effect of
     adoption of accounting principles                                                 630.3            683.0            606.5
Federal income tax expense                                                             161.4            207.7            201.4
                                                                                    --------         --------         --------
    Income before cumulative effect of adoption of accounting principles               468.9            475.3            405.1
Cumulative effect of adoption of accounting principles, net of tax                      (7.1)              --               --
                                                                                    --------         --------         --------
    Net income                                                                      $  461.8         $  475.3         $  405.1
                                                                                    ========         ========         ========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                 Consolidated Statements of Shareholder's Equity

                  Years ended December 31, 2001, 2000 and 1999
                                  (in millions)

                                                                                           Accumulated
                                                            Additional                        other            Total
                                                Common        paid-in       Retained       comprehensive   shareholder's
                                                stock         capital       earnings       income (loss)       equity
                                               ========     ==========      ========       =============   =============
Balance as of December 31, 1998                     3.8         914.7        1,579.0            275.6        2,773.1

Comprehensive income:
    Net income                                       --            --          405.1               --          405.1
    Net unrealized losses on securities
      available-for-sale arising during
      the year, net of tax                           --            --             --           (315.0)        (315.0)
                                                                                                            --------
  Total comprehensive income                                                                                    90.1
                                                                                                            --------
Capital contribution                                 --          26.4           87.9             23.5          137.8
Return of capital to shareholder                     --        (175.0)            --               --         (175.0)
Dividends to shareholder                             --            --          (61.0)              --          (61.0)
                                               --------      --------       --------         --------       --------
Balance as of December 31, 1999                     3.8         766.1        2,011.0            (15.9)       2,765.0
                                               ========      ========       ========         ========       ========

Comprehensive income:
    Net income                                       --            --          475.3               --          475.3
    Net unrealized gains on securities
      available-for-sale arising during
      the year, net of tax                           --            --             --            132.6          132.6
                                                                                                            --------
  Total comprehensive income                                                                                   607.9
                                                                                                            --------
Return of capital to shareholder                     --        (120.0)            --               --         (120.0)
Dividends to shareholder                             --            --          (50.0)              --          (50.0)
                                               --------      --------       --------         --------       --------
Balance as of December 31, 2000                $    3.8      $  646.1       $2,436.3         $  116.7       $3,202.9
                                               ========      ========       ========         ========       ========

Comprehensive income:
    Net income                                       --            --          461.8               --          461.8
    Net unrealized gains on securities
      available-for-sale arising during
      the year, net of tax                           --            --             --             98.2           98.2
    Cumulative effect of adoption of
      accounting principles, net of tax              --            --             --             (1.4)          (1.4)
    Accumulated net losses on cash flow
      hedges, net of tax                             --            --             --             (8.8)          (8.8)
                                                                                                            --------
  Total comprehensive income                                                                                   549.8
                                                                                                            --------
Dividends to shareholder                             --            --          (35.0)              --          (35.0)
                                               --------      --------       --------         --------       --------
Balance as of December 31, 2001                $    3.8      $  646.1       $2,863.1         $  204.7       $3,717.7
                                               ========      ========       ========         ========       ========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                      Consolidated Statements of Cash Flows

                                  (in millions)

                                                                                               Years ended December 31,
                                                                                      ------------------------------------------
                                                                                        2001             2000             1999
                                                                                      ========         ========         ========
Cash flows from operating activities:
  Net income                                                                          $  461.8         $  475.3         $  405.1
  Adjustments to reconcile net income to net cash provided by operating activities:
      Interest credited to policyholder account balances                               1,238.7          1,182.4          1,096.3
      Capitalization of deferred policy acquisition costs                               (743.0)          (778.9)          (637.0)
      Amortization of deferred policy acquisition costs                                  347.9            352.1            272.6
      Amortization and depreciation                                                      (31.5)           (12.7)             2.4
      Realized losses (gains) on investments, hedging instruments and hedged items:
          Unrelated parties                                                               62.7             19.4             11.6
          Related parties                                                                (44.4)              --               --
     Cumulative effect of adoption of accounting principles                               10.9               --               --
      Increase in accrued investment income                                              (55.3)           (12.8)            (7.9)
     (Increase) decrease in other assets                                                (272.5)           (92.0)           122.9
      Increase (decrease) in policy liabilities                                           33.0             (0.3)           (20.9)
      Increase in other liabilities                                                      304.0            229.3            149.7
      Other, net                                                                           8.3             22.3             (8.6)
                                                                                      --------         --------         --------
        Net cash provided by operating activities                                      1,320.6          1,384.1          1,386.2
                                                                                      --------         --------         --------
Cash flows from investing activities:
  Proceeds from maturity of securities available-for-sale                              3,933.9          2,988.7          2,307.9
  Proceeds from sale of securities available-for-sale                                    497.8            602.0            513.1
  Proceeds from repayments of mortgage loans on real estate                            1,204.4            911.7            696.7
  Proceeds from sale of real estate                                                       29.1             18.7              5.7
  Proceeds from sale of limited partnership to related party                             158.9               --               --
  Proceeds from repayments of policy loans and sale of other invested assets              68.9             79.3             40.9
  Cost of securities available-for-sale acquired                                      (7,123.6)        (3,475.5)        (3,724.9)
  Cost of mortgage loans on real estate acquired                                      (2,123.1)        (1,318.0)          (971.4)
  Cost of real estate acquired                                                            (0.4)            (7.1)           (14.2)
  Short-term investments, net                                                           (568.7)           (26.6)           (27.5)
  Collateral received - securities lending, net                                          791.6               --               --
  Other, net                                                                            (192.2)          (182.3)          (110.9)
                                                                                      --------         --------         --------
        Net cash used in investing activities                                         (3,323.4)          (409.1)        (1,284.6)
                                                                                      --------         --------         --------
Cash flows from financing activities:
  Net proceeds from issuance of long-term debt to NFS                                    300.0               --               --
  Capital returned to shareholder                                                           --           (120.0)          (175.0)
  Net change in short-term debt                                                          (18.7)           118.7               --
  Cash dividends paid                                                                    (35.0)          (100.0)           (13.5)
  Increase in investment and universal life insurance product account balances         5,976.7          4,517.0          3,799.4
  Decrease in investment and universal life insurance product account balances        (4,216.0)        (5,377.1)        (3,711.1)
                                                                                      --------         --------         --------
        Net cash provided by (used in) financing activities                            2,007.0           (961.4)          (100.2)
                                                                                      --------         --------         --------
Net increase in cash                                                                       4.2             13.6              1.4

Cash, beginning of year                                                                   18.4              4.8              3.4
                                                                                      --------         --------         --------
Cash, end of year                                                                     $   22.6         $   18.4         $    4.8
                                                                                      ========         ========         ========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

(1)   Organization and Description of Business

      Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) is a leading provider of long-term savings and retirement products in the United States of America and is a wholly owned subsidiary of Nationwide Financial Services, Inc. (NFS). The Company develops and sells a diverse range of products including individual annuities, private and public sector pension plans and other investment products sold to institutions and life insurance. NLIC sells its products through a diverse network of distribution channels, including independent broker/dealers, brokerage firms, financial institutions, pension plan administrators, life insurance specialists, Nationwide Retirement Solutions and Nationwide agents.

      Wholly owned subsidiaries of NLIC include Nationwide Life and Annuity Insurance Company (NLAIC), Nationwide Securities, Inc., and Nationwide Investment Services Corporation.

(2)   Summary of Significant Accounting Policies

      The significant accounting policies followed by the Company that materially affect financial reporting are summarized below. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) which differ from statutory accounting practices. The statutory financial statements of NLIC and NLAIC are presented on the basis of accounting practices prescribed or permitted by the Ohio Department of Insurance (the Department). The State of Ohio has adopted the National Association of Insurance Commissioners (NAIC) statutory accounting practices (NAIC SAP) as the basis of its statutory accounting practices. NLIC and NLAIC have no statutory accounting practices that differ from NAIC SAP. See also note 12.

      In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

      The most significant estimates include those used in determining deferred policy acquisition costs for investment products and universal life insurance products, valuation allowances for mortgage loans on real estate, impairment losses on other investments and federal income taxes. Although some variability is inherent in these estimates, management believes the amounts provided are appropriate.

      (a)   Consolidation Policy

            The consolidated financial statements include the accounts of NLIC and companies in which NLIC directly or indirectly has a controlling interest. All significant intercompany balances and transactions have been eliminated.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (b)   Valuation of Investments, Investment Income and Related Gains and
            Losses

            The Company is required to classify its fixed maturity securities and equity securities as either held-to-maturity, available-for-sale or trading. The Company classifies fixed maturity and equity securities as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of adjustments to deferred policy acquisition costs and deferred federal income tax, reported as a separate component of accumulated other comprehensive income (AOCI) in shareholders' equity. The adjustment to deferred policy acquisition costs represents the change in amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had such unrealized amounts been realized. Management regularly reviews its fixed maturity and equity securities portfolio to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. A number of criteria are considered during this process including, but not limited to, the current fair value as compared to amortized cost or cost, as appropriate, of the security, the length of time the security's fair value has been below amortized cost/cost, and by how much, and specific credit issues related to the issuer. Impairment losses result in a reduction of the cost basis of the underlying investment.

            For mortgage-backed securities, the Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. When estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments, and any resulting adjustment is included in net investment income. All other investment income is recorded on the accrual basis.

            Mortgage loans on real estate are carried at the unpaid principal balance less valuation allowances. The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. Mortgage loans on real estate are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the Company determines that a loan is impaired, a provision for loss is established equal to the difference between the carrying value and the estimated value of the mortgage loan. Estimated value is based on the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, if the loan is collateral dependent. Loans in foreclosure and loans considered impaired are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in net investment income in the period received.

            The valuation allowance account for mortgage loans on real estate is maintained at a level believed adequate by the Company to absorb estimated probable credit losses. The Company's periodic evaluation of the adequacy of the allowance for losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

            Real estate is carried at cost less accumulated depreciation. Real estate designated as held for disposal is carried at the lower of the carrying value at the time of such designation or fair value less cost to sell. Other long-term investments are carried on the equity method of accounting. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

            Realized gains and losses on the sale of investments are determined on the basis of specific security identification. Changes in valuation allowances and impairment losses for other-than-temporary declines in fair values are included in realized gains and losses on investments, hedging instruments and hedged items.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (c)   Derivative Instruments

            Derivatives are carried at fair value. On the date the derivative contract is entered into, the Company designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge), or a foreign currency fair value or cash flow hedge (foreign currency hedge) or a non-hedge transaction. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for entering into various hedge transactions. This process includes linking all derivatives that are designated as fair value, cash flow or foreign currency hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used for hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

            The Company enters into interest rate swaps, cross-currency swaps or Eurodollar Futures to hedge the fair value of existing fixed rate assets and liabilities. In addition, the Company uses short treasury future positions to hedge the fair value of bond and mortgage loan commitments. Typically, the Company is hedging the risk of changes in fair value attributable to changes in benchmark interest rates. Derivative instruments classified as fair value hedges are carried at fair value, with changes in fair value recorded in realized gains and losses on investments, hedging instruments and hedged items. Changes in the fair value of the hedged item, attributable to the risk being hedged, are also recorded in realized gains and losses on investments, hedging instruments and hedged items. The adjustment of the carrying amount of hedged assets using Eurodollar Futures and firm commitments using Treasury Futures are accounted for in the same manner as other components of the carrying amount of that asset. The adjustment of the carrying amount is amortized to investment income over the life of the asset.

            The Company may enter into receive fixed/pay variable interest rate swaps to hedge existing floating rate assets or to hedge cash flows from the anticipated purchase of investments. These derivative instruments are classified as cash flow hedges and are carried at fair value, with the offset recorded in AOCI to the extent the hedging relationship is effective. The ineffective portion of the hedging relationship is recorded in realized gains and losses on investments, hedging instruments and hedged items. Gains and losses on cash flow derivative instruments are reclassified out of AOCI and recognized in earnings over the same period(s) that the hedged item affects earnings.

            Amounts receivable or payable under interest rate and foreign currency swaps are recognized as an adjustment to net investment income or interest credited to policyholder account balances consistent with the nature of the hedged item.

            From time to time, the Company may enter into a derivative transaction that will not qualify for hedge accounting. These include basis swaps (receive one variable rate, pay another variable rate) to hedge variable rate assets or foreign-denominated liabilities. These instruments are carried at fair value, with changes in fair value recorded in realized gains and losses on investments, hedging instruments and hedged items.

            The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires, or is sold, terminated or exercised, the derivative is dedesignated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the Company continues to carry the derivative on the consolidated balance sheet at its fair value, and no longer adjusts the hedged item for changes in fair value. The adjustment of the carrying amount of the hedged item is accounted for in the same manner as other components of the carrying amount of that item. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the Company continues to carry the derivative on the consolidated balance sheet at its fair value, removes any asset or liability that was recorded pursuant to recognition of the firm commitment from the consolidated balance sheet and recognizes any gain or loss in net realized gains and losses on investments, hedging instruments and hedged items. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the Company continues to carry the derivative on the consolidated balance sheet at fair value and gains and losses that were accumulated in AOCI are recognized immediately in realized gains and losses on investments, hedging instruments and hedged items. In all other situations in which hedge accounting is discontinued, the Company continues to carry the derivative at its fair value on the consolidated balance sheet, and recognizes any changes in fair value in net realized gains and losses on investments, hedging instruments and hedged items.

            Prior to the adoption of SFAS 133, defined in note 2 (k), provided they met specific criteria, interest rate and foreign currency swaps and futures were considered hedges and accounted for under the accrual and deferral method, respectively. Amounts receivable or payable under interest rate and foreign currency swaps were recognized as an adjustment to net investment income or interest credited to policyholder account balances consistent with the nature of the hedged item. Changes in the fair value of interest rate swaps were not recognized on the consolidated balance sheet, except for interest rate swaps designated as hedges of fixed maturity securities available-for-sale, for which changes in fair values were reported in AOCI. Gains and losses on foreign currency swaps were recorded in earnings based on the related spot foreign exchange rate at the end of the reporting period. Gains and losses on these contracts offset those recorded as a result of translating the hedged foreign currency denominated liabilities and investments to U.S. dollars.

      (d)   Revenues and Benefits

            Investment Products and Universal Life Insurance Products:
            Investment products consist primarily of individual and group variable and fixed deferred annuities. Universal life insurance products include universal life insurance, variable universal life insurance, corporate-owned life insurance and other interest-sensitive life insurance policies. Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance, policy administration and surrender charges that have been earned and assessed against policy account balances during the period. The timing of revenue recognition as it relates to fees assessed on investment contracts and universal life contracts is determined based on the nature of such fees. Asset fees, cost of insurance and policy administration charges are assessed on a daily or monthly basis and recognized as revenue when assessed and earned. Certain amounts assessed that represent compensation for services to be provided in future periods are reported as unearned revenue and recognized in income over the periods benefited. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Policy benefits and claims that are charged to expense include interest credited to policy account balances and benefits and claims incurred in the period in excess of related policy account balances.

            Traditional Life Insurance Products: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance, limited-payment life insurance, term life insurance and certain annuities with life contingencies. Premiums for traditional life insurance products are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contract. This association is accomplished by the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (e)   Deferred Policy Acquisition Costs

            The costs of acquiring new business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable sales expenses that relate to and vary with the production of new or renewal business have been deferred. Deferred policy acquisition costs are subject to recoverability testing at the time of policy issuance and loss recognition testing at the end of each accounting period.

            For investment products and universal life insurance products, deferred policy acquisition costs are being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges. For years in which gross profits are negative, deferred policy acquisition costs are amortized based on the present value of gross revenues. The Company regularly reviews the estimated future gross profits and revises such estimates when appropriate. The cumulative change in amortization as a result of changes in estimates to reflect current best estimates is recorded as a charge or credit to amortization expense. The most significant assumptions that are involved in the estimation of future gross profits include future market performance and surrender/lapse rates. In the event actual expense differs significantly from assumptions or assumptions are significantly revised, the Company may be required to record a significant charge or credit to amortization expense. Deferred policy acquisition costs are adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 2(b).

            For traditional life insurance products, these deferred policy acquisition costs are predominantly being amortized with interest over the premium paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue. Such anticipated premium revenue was estimated using the same assumptions as were used for computing liabilities for future policy benefits.

      (f)   Separate Accounts

            Separate account assets and liabilities represent contractholders' funds which have been segregated into accounts with specific investment objectives. Separate account assets are recorded at market value except for separate account contracts with guaranteed investment returns. For all but $1.39 billion and $1.12 billion of separate account assets as of December 31, 2001 and 2000, respectively, the investment income and gains or losses of these accounts accrue directly to the contractholders. The activity of the separate accounts is not reflected in the consolidated statements of income and cash flows except for the fees the Company receives. Such fees are assessed on a daily or monthly basis and recognized as revenue when assessed and earned.

      (g)   Future Policy Benefits

            Future policy benefits for investment products in the accumulation phase, universal life insurance and variable universal life insurance policies have been calculated based on participants' contributions plus interest credited less applicable contract charges.

            Future policy benefits for traditional life insurance policies have been calculated by the net level premium method using interest rates varying from 6.0% to 10.5% and estimates of mortality, morbidity, investment yields and withdrawals which were used or which were being experienced at the time the policies were issued.

      (h)   Participating Business

            Participating business represented approximately 17% in 2001 (21% in 2000 and 29% in 1999) of the Company's life insurance in force, 63% in 2001 (66% in 2000 and 69% in 1999) of the number of life insurance policies in force, and 9% in 2001 (8% in 2000 and 13% in 1999) of life insurance statutory premiums. The provision for policyholder dividends was based on then current dividend scales and has been included in "Future policy benefits and claims" in the accompanying consolidated balance sheets.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (i)   Federal Income Tax

            The Company files a consolidated federal income tax return with Nationwide Mutual Insurance Company (NMIC), the ultimate majority shareholder of NFS. The members of the consolidated tax return group have a tax sharing arrangement which provides, in effect, for each member to bear essentially the same federal income tax liability as if separate tax returns were filed.

            The Company provides for federal income taxes based on amounts the Company believes it will ultimately owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain expenses and the realization of certain tax credits. In the event the ultimate deductibility of certain expenses or the realization of certain tax credits differ from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the consolidated financial statements.

            The Company utilizes the asset and liability method of accounting for income tax. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized.

      (j)   Reinsurance Ceded

            Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported on a gross basis.

      (k)   Recently Issued Accounting Pronouncements

            In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS
            133). SFAS 133, as amended by SFAS 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, and SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, was adopted by the Company effective January 1, 2001. Upon adoption, the provisions of SFAS 133 were applied prospectively.

            SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value.

            As of January 1, 2001, the Company had $755.4 million notional amount of freestanding derivatives with a market value of ($7.0) million. All other derivatives qualified for hedge accounting under SFAS 133. The adoption of SFAS 133 resulted in the Company recording a net transition adjustment loss of $4.8 million (net of related income tax of $2.6 million) in net income. In addition, a net transition adjustment loss of $3.6 million (net of related income tax of $2.0 million) was recorded in AOCI at January 1, 2001. The adoption of SFAS 133 resulted in the Company derecognizing $17.0 million of deferred assets related to hedges, recognizing $10.9 million of additional derivative instrument liabilities and $1.3 million of additional firm commitment assets, while also decreasing hedged future policy benefits by $3.0 million and increasing the carrying amount of hedged investments by $10.6 million. Further, the adoption of SFAS 133 resulted in the Company reporting total derivative instrument assets and liabilities of $44.8 million and $107.1 million, respectively, as of January 1, 2001.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            The adoption of SFAS 133 may increase the volatility of reported earnings and other comprehensive income. The amount of volatility will vary with the level of derivative and hedging activities and fluctuations in market interest rates and foreign currency exchange rates during any period.

            In November 1999, the Emerging Issues Task Force (EITF) issued EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets (EITF 99-20). The Company adopted EITF 99-20 on April 1, 2001. EITF 99-20 establishes the method of recognizing interest income and impairment on asset-backed investment securities. EITF 99-20 requires the Company to update the estimate of cash flows over the life of certain retained beneficial interests in securitization transactions and purchased beneficial interests in securitized financial assets. Pursuant to EITF 99-20, based on current information and events, if the Company estimates that the fair value of its beneficial interests is not greater than or equal to its carrying value and if there has been a decrease in the estimated cash flows since the last revised estimate, considering both timing and amount, then an other-than-temporary impairment should be recognized. The cumulative effect, net of tax, upon adoption of EITF 99-20 on April 1, 2001 decreased net income by $2.3 million with a corresponding increase to AOCI.

            In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141) and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142).

            SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and the use of the pooling-of-interests method has been eliminated.

            SFAS 142 applies to all acquired intangible assets whether acquired singularly, as part of a group, or in a business combination. SFAS 142 supersedes APB Opinion No. 17, Intangible Assets, and will carry forward provisions in Opinion 17 related to internally developed intangible assets. SFAS 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach. The amortization of goodwill from past business combinations ceased upon adoption of this statement, which was January 1, 2002 for the Company. Companies are required to evaluate all existing goodwill and intangible assets with indefinite lives for impairment within six months of adoption. Any transitional impairment losses will be recognized in the first interim period in the year of adoption and will be recognized as the cumulative effect of a change in accounting principle.

            The Company does not expect any material impact of adopting SFAS 141 and SFAS 142 on the results of operations and financial position.

            In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 is effective for fiscal years beginning after December 15, 2001 (January 1, 2002 for the Company) and will carry forward many of the provisions of SFAS 121 and Opinion 30 for recognition and measurement of the impairment of long-lived assets to be held and used, and measurement of long-lived assets to be disposed of by sale. Under SFAS 144, if a long-lived asset is part of a group that includes other assets and liabilities, then the provisions of SFAS 144 apply to the entire group. In addition, SFAS 144 does not apply to goodwill and other intangible assets that are not amortized. Management does not expect the adoption of SFAS 144 to have a material impact on the results of operations or financial position of the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            In 2001, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 01-5, Amendments to Specific AICPA Pronouncements for Changes Related to the NAIC Codification (SOP 01-5). In doing so, AICPA SOP 94-5, Disclosures of Certain Matters in the Financial Statements of Insurance Enterprises, was amended to reflect the results of the completion of the NAIC codification of statutory accounting practices for certain insurance enterprises (Codification). The adoption of SOP 01-5 did not have an impact on the results of operations or financial position of the Company.

      (l)   Reclassification

            Certain items in the 2000 and 1999 consolidated financial statements and related footnotes have been reclassified to conform to the 2001 presentation.

(3)   Investments

      The amortized cost, gross unrealized gains and losses and estimated fair value of securities available-for-sale as of December 31, 2001 and 2000 were:

                                                                                        Gross         Gross
                                                                     Amortized        unrealized    unrealized       Estimated
      (in millions)                                                    cost             gains         losses        fair value
                                                                     =========        ==========    ==========      ==========
      December 31, 2001
          Fixed maturity securities:
          U.S. Treasury securities and obligations of U.S.
            Government corporations and agencies                     $   263.2        $    23.1     $     0.5        $   285.8
          Obligations of states and political subdivisions                 7.6              0.3            --              7.9
          Debt securities issued by foreign governments                   41.8              2.6            --             44.4
          Corporate securities                                        11,769.8            470.6         176.5         12,063.9
          Mortgage-backed securities - U.S. Government backed          2,012.3             67.8           3.7          2,076.4
          Asset-backed securities                                      3,866.9             76.7          51.2          3,892.4
                                                                     ---------        ---------     ---------        ---------
              Total fixed maturity securities                         17,961.6            641.1         231.9         18,370.8
        Equity securities                                                 83.0             11.0            --             94.0
                                                                     ---------        ---------     ---------        ---------
                                                                     $18,044.6        $   652.1     $   231.9        $18,464.8
                                                                     =========        =========     =========        =========

      December 31, 2000
          Fixed maturity securities:
          U.S. Treasury securities and obligations of U.S.
            Government corporations and agencies                     $   277.5        $    33.4     $     0.1        $   310.8
          Obligations of states and political subdivisions                 8.6              0.2            --              8.8
          Debt securities issued by foreign governments                   94.1              1.5           0.1             95.5
          Corporate securities                                         9,758.3            235.0         135.1          9,858.2
          Mortgage-backed securities - U.S. Government backed          2,719.1             46.1           3.8          2,761.4
          Asset-backed securities                                      2,388.2             36.3          16.2          2,408.3
                                                                     ---------        ---------     ---------        ---------
              Total fixed maturity securities                         15,245.8            352.5         155.3         15,443.0
        Equity securities                                                103.5              9.5           4.0            109.0
                                                                     ---------        ---------     ---------        ---------
                                                                     $15,349.3        $   362.0     $   159.3        $15,552.0
                                                                     =========        =========     =========        =========

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The amortized cost and estimated fair value of fixed maturity securities available-for-sale as of December 31, 2001, by expected maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                            Amortized              Estimated
      (in millions)                                                                           cost                 fair value
                                                                                            =========              ==========
      Fixed maturity securities available for sale:
         Due in one year or less                                                            $ 1,125.4               $ 1,141.7
         Due after one year through five years                                                5,154.4                 5,295.6
         Due after five years through ten years                                               4,073.6                 4,188.8
         Due after ten years                                                                  1,729.0                 1,775.9
                                                                                            ---------               ---------
                                                                                             12,082.4                12,402.0
          Mortgage-backed securities - U.S. Government backed                                 2,012.3                 2,076.4
          Asset-backed securities                                                             3,866.9                 3,892.4
                                                                                            ---------               ---------
                                                                                            $17,961.6               $18,370.8
                                                                                            =========               =========

      The components of unrealized gains on securities available-for-sale, net, were as follows as of December 31:

      (in millions)                                                                           2001                    2000
                                                                                            =========               =========
      Gross unrealized gains                                                                $   420.2               $   202.7
      Adjustment to deferred policy acquisition costs                                           (94.9)                  (23.2)
      Deferred federal income tax                                                              (113.9)                  (62.8)
                                                                                            ---------               ---------
                                                                                            $   211.4               $   116.7
                                                                                            =========               =========

      An analysis of the change in gross unrealized gains (losses) on securities available-for-sale for the years ended December 31:

           (in millions)                                                   2001                  2000                   1999
                                                                          ======                ======                =======
      Securities available-for-sale:
        Fixed maturity securities                                         $212.0                $280.5                $(607.1)
        Equity securities                                                    5.5                  (2.5)                  (8.8)
                                                                          ------                ------                -------
                                                                          $217.5                $278.0                $(615.9)
                                                                          ======                ======                =======

      Proceeds from the sale of securities available-for-sale during 2001, 2000 and 1999 were $497.8 million, $602.0 million and $513.1 million, respectively. During 2001, gross gains of $31.3 million ($12.1 million and $10.4 million in 2000 and 1999, respectively) and gross losses of $10.1 million ($15.1 million and $35.5 million in 2000 and 1999, respectively) were realized on those sales.

      The Company had $25.2 million and $13.0 million of real estate investments as of December 31, 2001 and 2000, respectively, that were non-income producing the preceding twelve months.

      Real estate is presented at cost less accumulated depreciation of $22.0 million as of December 31, 2001 ($25.7 million as of December 31, 2000). The carrying value of real estate held for disposal totaled $33.4 million and $8.5 million as of December 31, 2001 and 2000, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The recorded investment of mortgage loans on real estate considered to be impaired was $29.9 million as of December 31, 2001 ($9.8 million as of December 31, 2000), which includes $5.3 million ($5.3 million as of December 31, 2000) of impaired mortgage loans on real estate for which the related valuation allowance was $1.0 million ($1.6 million as of December 31, 2000) and $24.6 million ($4.5 million as of December 31, 2000) of impaired mortgage loans on real estate for which there was no valuation allowance. Impaired mortgage loans with no valuation allowance are a result of collateral dependent loans where the fair value of the collateral is greater than the recorded investment of the loan. During 2001, the average recorded investment in impaired mortgage loans on real estate was $7.9 million ($7.7 million in 2000) and interest income recognized on those loans totaled $0.4 million in 2001 ($0.4 million in 2000) which is equal to interest income recognized using a cash-basis method of income recognition.

      Activity in the valuation allowance account for mortgage loans on real estate for the years ended December 31 was as follows:

      (in millions)                                                              2001               2000               1999
                                                                               ========           ========           ========
      Allowance, beginning of year                                             $   45.3           $   44.4           $   42.4
        Additions (reductions) charged (credited) to operations                    (1.2)               4.1                0.7
        Direct write-downs charged against the allowance                           (1.2)              (3.2)                --
        Allowance on acquired mortgage loans                                         --                 --                1.3
                                                                               --------           --------           --------
           Allowance, end of year                                              $   42.9           $   45.3           $   44.4
                                                                               ========           ========           ========

      An analysis of investment income (loss) by investment type follows for the years ended December 31:

      (in millions)                                                              2001              2000               1999
                                                                               ========           ========           ========
      Gross investment income:
        Securities available-for-sale:
          Fixed maturity securities                                            $1,181.1           $1,095.5           $1,031.3
          Equity securities                                                         1.8                2.6                2.5
        Mortgage loans on real estate                                             527.9              494.5              460.4
        Real estate                                                                33.1               32.2               28.8
        Short-term investments                                                     28.3               27.0               18.6
        Derivatives                                                               (19.7)               3.9               (1.0)
        Other                                                                      20.9               49.3               27.5
                                                                               --------           --------           --------
            Total investment income                                             1,773.4            1,705.0            1,568.1
      Less investment expenses                                                     48.4               50.1               47.3
                                                                               --------           --------           --------
            Net investment income                                              $1,725.0           $1,654.9           $1,520.8
                                                                               ========           ========           ========

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      An analysis of net realized (losses) gains on investments, hedging instruments and hedged items, by investment type follows for the years ended December 31:

      (in millions)                                                                       2001           2000           1999
                                                                                         ======         ======         ======
      Unrelated parties:
         Realized gains (losses) on sale of securities available-for-sale:
            Fixed maturity securities                                                    $ 20.8         $ (7.7)        $(32.5)
            Equity securities                                                               0.4            4.7            7.4
         Other-than-temporary impairments of securities available-for-sale:
            Fixed maturity securities                                                     (66.1)         (10.5)           7.5
            Equity securities                                                             (13.8)            --             --
         Real estate                                                                        1.9           (0.5)           0.9
         Mortgage loans on real estate(1)                                                   0.6           (4.2)          (0.6)
         Derivatives                                                                         --           (2.7)          (1.6)
         Other                                                                             (6.5)           1.5            7.3
                                                                                         ------         ------         ------
                                                                                          (62.7)         (19.4)         (11.6)
      Related party - gain on sale of limited partnership                                  44.4             --             --
                                                                                         ------         ------         ------
      Net realized losses on investments, hedging instruments and
          hedged items                                                                   $(18.3)        $(19.4)        $(11.6)
                                                                                         ======         ======         ======

----------
      (1) The 2001 amount is comprised of $9.9 million of net realized gains on the sale of mortgage loans on real estate, including those related to a securitization transaction, and $9.3 million of realized losses on derivatives hedging the sale of mortgage loans on real estate.

      Fixed maturity securities with an amortized cost of $6.6 million as of December 31, 2001 and $6.5 million as of December 31, 2000 were on deposit with various regulatory agencies as required by law. In addition, fixed maturity securities with an amortized cost of $6.3 million as of December 31, 2000 were placed in escrow under a contractual obligation and none as of December 31, 2001.

      As of December 31, 2001 the Company had pledged fixed maturity securities with a fair value of $112.3 million as collateral to various derivative counterparties.

      As of December 31, 2001 the Company held collateral of $18.0 million on derivative transactions. This amount is included in short-term investments with a corresponding liability recorded in other liabilities.

      As of December 31, 2001, the Company had loaned securities with a fair value of $775.5 million. As of December 31, 2001 the Company held collateral of $791.6 million. This amount is included in short-term investments with a corresponding liability recorded in other liabilities.

(4)   Short-term Debt

      NLIC has established a $300 million commercial paper program under which, borrowings are unsecured and are issued for terms of 364 days or less. As of December 31, 2001 and 2000 the Company had $100.0 million and $118.7 million, respectively, of commercial paper outstanding at an average effective rate of 1.90% and 6.53%, respectively. See also note 14.

(5)   Long-term Debt, payable to NFS

      On December 19, 2001 the Company sold a 7.50%, $300.0 million surplus note to NFS, maturing on December 17, 2031. The fair value of the surplus note as of December 31, 2001 was $300.0 million. Principal and interest payments are subject to prior approval by the superintendent of insurance of the State of Ohio. The Company is scheduled to pay interest semi-annually on June 17 and December 17 of each year commencing June 17, 2002.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(6)   Derivative Financial Instruments

      QUALITATIVE DISCLOSURE

      Interest Rate Risk Management

      The Company is exposed to changes in the fair value of fixed rate investments (commercial mortgage loans and corporate bonds) due to changes in interest rates. To manage this risk, the Company enters into various types of derivative instruments to minimize fluctuations in fair values resulting from changes in interest rates. The Company principally uses interest rate swaps and short Eurodollar futures to manage this risk.

      Under interest rate swaps, the Company receives variable interest rate payments and makes fixed rate payments, thereby creating floating rate investments.

      Short Eurodollar futures change the fixed rate cash flow exposure to variable rate cash flows. With short Eurodollar futures, if interest rates rise (fall), the gains (losses) on the futures adjust the fixed rate income on the investments, thereby creating floating rate investments.

      As a result of entering into commercial mortgage loan and private placement commitments, the Company is exposed to changes in the fair value of the commitment due to changes in interest rates during the commitment period. To manage this risk, the Company enters into short Treasury futures.

      With short Treasury futures, if interest rates rise (fall), the gains (losses) on the futures will offset the change in fair value of the commitment.

      Floating rate investments (commercial mortgage loans and corporate bonds) expose the Company to fluctuations in cash flow and investment income due to changes in interest rates. To manage this risk, the Company enters into receive fixed, pay variable over-the-counter interest rate swaps or long Eurodollar futures strips to convert the variable rate investments to a fixed rate.

      In using interest rate swaps, the Company receives fixed interest rate payments and makes variable rate payments; thereby creating fixed rate assets.

      The long Eurodollar futures change the variable rate cash flow exposure to fixed rate cash flows. With long Eurodollar futures, if interest rates rise (fall), the losses (gains) on the futures are used to reduce the variable rate income on the investments, thereby creating fixed rate investments.

      Foreign Currency Risk Management

      In conjunction with the Company's medium-term note program, from time to time, the Company issues both fixed and variable rate liabilities denominated in foreign currencies. As a result, the Company is exposed to changes in fair value of the liabilities due to changes in foreign currency exchange rates and interest rates. To manage these risks, the Company enters into cross-currency interest rate swaps to convert these liabilities to a variable U.S. dollar rate.

      For a fixed rate liability, the cross-currency interest rate swap is structured to receive a fixed rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month libor. For a variable rate foreign liability, the cross-currency interest rate swap is structured to receive a variable rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month libor.

      The Company is exposed to changes in fair value of fixed rate investments denominated in a foreign currency due to changes in foreign currency exchange rates and interest rates. To manage this risk, the Company uses cross-currency interest rate swaps to convert these assets to variable U.S. dollar rate instruments.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Cross-currency interest rate swaps on assets are structured to pay a fixed rate, in the foreign currency, and receive a variable U.S. dollar rate, generally 3-month libor.

      Non-Hedging Derivatives

      From time-to-time, the Company enters into over-the-counter basis swaps (receive one variable rate, pay another variable rate) to change the rate characteristics of a specific investment to better match the variable rate paid on a liability. While the pay-side terms of the basis swap will line up with the terms of the asset, the Company is not able to match the receive-side terms of the derivative to a specific liability; therefore, basis swaps do not receive hedge accounting treatment.

      QUANTITATIVE DISCLOSURE

      Fair Value Hedges

      During the year ended December 31, 2001, gains of $2.1 million were recognized in net realized losses on investments, hedging instruments and hedged items. This represents the ineffective portion of the fair value hedging relationships. There were no gains or losses attributable to the portion of the derivative instruments' change in fair value excluded from the assessment of hedge effectiveness. There were also no gains or losses recognized in earnings as a result of hedged firm commitments no longer qualifying as fair value hedges.

      Cash Flow Hedges

      For the year ended December 31, 2001, the ineffective portion of cash flow hedges was immaterial. There were no gains or losses attributable to the portion of the derivative instruments' change in fair value excluded from the assessment of hedge effectiveness.

      The Company anticipates reclassifying less than $0.1 million in losses out of AOCI over the next 12-month period.

      As of December 31, 2001, the maximum length of time over which the Company is hedging its exposure to the variability in future cash flows associated with forecasted transactions is twelve months. The Company did not discontinue any cash flow hedges because the original forecasted transaction was no longer probable.

      Other Derivative Instruments, Including Embedded Derivatives

      Net realized gains and losses on investments, hedging instruments and hedged items for the year ended December 31, 2001 include a loss of $1.6 million related to other derivative instruments, including embedded derivatives. For the year ended December 31, 2001 a $27.7 million loss was recorded in net realized losses on investments, hedging instruments and hedged items reflecting the change in fair value of cross-currency interest rate swaps hedging variable rate medium-term notes denominated in foreign currencies. An offsetting gain of $26.3 million was recorded in net realized losses on investments, hedging instruments and hedged items to reflect the change in spot rates of these foreign currency denominated obligations during the year ended December 31, 2001.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The notional amount of derivative financial instruments outstanding as of December 31, 2001 and 2000 were as follows:

       (in millions )                                                                              2001                  2000
                                                                                                 ========             ========
       Interest rate swaps
         Pay fixed/receive variable rate swaps hedging investments                               $1,952.3             $  934.8
         Pay variable/receive fixed rate swaps hedging investments                                  698.4                 98.8
         Pay variable/receive variable rate swaps hedging investments                               197.8                184.0
         Other contracts hedging investments                                                        523.0                 20.4

      Cross currency interest rate swaps
          Hedging foreign currency denominated investments                                           56.1                 30.5
          Hedging foreign currency denominated liabilities                                        2,500.4              1,512.2

      Interest rate futures contracts                                                             6,019.4              5,659.8
                                                                                                 --------             --------

(7)   Federal Income Tax

      The tax effects of temporary differences that give rise to significant components of the net deferred tax liability as of December 31, 2001 and 2000 were as follows:

      (in millions)                                                                             2001                     2000
                                                                                              ========                 ========
      Deferred tax assets:
        Equity securities                                                                     $    6.5                 $     --
        Future policy benefits                                                                     8.2                     34.7
        Liabilities in separate accounts                                                         482.5                    462.7
        Mortgage loans on real estate and real estate                                              7.5                     18.8
        Derivatives                                                                               93.0                       --
        Other assets and other liabilities                                                        81.8                     40.3
                                                                                              --------                 --------
          Total gross deferred tax assets                                                        679.5                    556.5
        Less valuation allowance                                                                  (7.0)                    (7.0)
                                                                                              --------                 --------
          Net deferred tax assets                                                                672.5                    549.5
                                                                                              --------                 --------

      Deferred tax liabilities:
        Deferred policy acquisition costs                                                        861.3                    783.7
        Derivatives                                                                               91.5                       --
        Fixed maturity securities                                                                173.0                     98.8
        Deferred tax on realized investment gains                                                 26.1                     29.0
        Equity securities and other long-term investments                                         31.7                      6.4
        Other                                                                                     68.8                     38.1
                                                                                              --------                 --------
          Total gross deferred tax liabilities                                                 1,252.4                    956.0
                                                                                              --------                 --------
          Net deferred tax liability                                                          $  579.9                 $  406.5
                                                                                              ========                 ========

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized. Future taxable amounts or recovery of federal income tax paid within the statutory carryback period can offset nearly all future deductible amounts. The valuation allowance was unchanged for the years ended December 31, 2001, 2000 and 1999.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The Company's current federal income tax liability was $186.2 million and $108.9 million as of December 31, 2001 and 2000, respectively.

      Federal income tax expense attributable to income before cumulative effect of adoption of accounting principles for the years ended December 31 was as follows:

      (in millions)                                                      2001                    2000                    1999
                                                                        ======                  ======                  ======
      Currently payable                                                 $ 32.5                  $ 78.0                  $ 53.6
      Deferred tax expense                                               128.9                   129.7                   147.8
                                                                        ------                  ------                  ------
                                                                        $161.4                  $207.7                  $201.4
                                                                        ======                  ======                  ======

      Total federal income tax expense for the years ended December 31, 2001, 2000 and 1999 differs from the amount computed by applying the U.S. federal income tax rate to income before federal income tax expense and cumulative effect of adoption of accounting principles as follows:

                                                                  2001                     2000                    1999
                                                            -------------------     -------------------     -------------------
      (in millions)                                         Amount          %       Amount          %       Amount          %
                                                            ======       ======     ======       ======     ======       ======
      Computed (expected) tax expense                       $220.6         35.0     $239.1         35.0     $212.3         35.0
      Tax exempt interest and dividends
        received deduction                                   (48.8)        (7.7)     (24.7)        (3.6)      (7.3)        (1.2)
      Income tax credits                                     (11.5)        (1.8)      (8.0)        (1.2)      (4.3)        (0.7)
      Other, net                                               1.1          0.1        1.3          0.2        0.7          0.1
                                                            ------       ------     ------       ------     ------       ------
          Total (effective rate of each year)               $161.4         25.6     $207.7         30.4     $201.4         33.2
                                                            ======       ======     ======       ======     ======       ======

      Total federal income tax (refunded) paid was $(45.4) million, $74.6 million and $29.8 million during the years ended December 31, 2001, 2000 and 1999, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(8)   Comprehensive Income (Loss)

      Comprehensive income (loss) includes net income as well as certain items that are reported directly within separate components of shareholder's equity that bypass net income. Other comprehensive income (loss) is comprised of unrealized gains (losses) on securities available-for-sale and accumulated net losses on cash flow hedges. The related before and after federal income tax amounts for the years ended December 31, 2001, 2000 and 1999 were as follows:

      (in millions)                                                                       2001           2000          1999
                                                                                         ======         ======        =======
      Unrealized gains (losses) on securities available-for-sale arising during the period:
         Gross                                                                           $164.0         $264.5        $(665.3)
         Adjustment to deferred policy acquisition costs                                  (71.7)         (74.0)         167.5
         Related federal income tax (expense) benefit                                     (32.3)         (66.7)         171.4
                                                                                         ------         ------        -------
            Net                                                                            60.0          123.8         (326.4)
                                                                                         ------         ------        -------

      Reclassification adjustment for net losses on securities
         available-for-sale realized during the period:
         Gross                                                                             58.7           13.5           17.6
         Related federal income tax benefit                                               (20.5)          (4.7)          (6.2)
                                                                                         ------         ------        -------
            Net                                                                            38.2            8.8           11.4
                                                                                         ------         ------        -------

      Other comprehensive income (loss) on securities
         available-for-sale                                                                98.2          132.6         (315.0)
                                                                                         ------         ------        -------

      Accumulated net loss on cash flow hedges:
         Gross                                                                            (13.5)            --             --
         Related federal income tax benefit                                                 4.7             --             --
                                                                                         ------         ------        -------
           Other comprehensive loss on cash flow hedges                                    (8.8)            --             --
                                                                                         ------         ------        -------

      Accumulated net loss on transition adjustments:
            Transition adjustment - SFAS 133                                               (5.6)            --             --
            Transition adjustment - EITF 99-20                                              3.5             --             --
            Related federal income tax benefit                                              0.7             --             --
                                                                                         ------         ------        -------
              Other comprehensive loss on transition adjustments                           (1.4)            --             --
                                                                                         ------         ------        -------
      Total other comprehensive income (loss)                                            $ 88.0         $132.6        $(315.0)
                                                                                         ======         ======        =======

      Reclassification adjustments for net realized gains and losses on the ineffective portion of cash flow hedges were immaterial during 2001 and, therefore, are not reflected in the table above.

(9)   Fair Value of Financial Instruments

      The following disclosures summarize the carrying amount and estimated fair value of the Company's financial instruments. Certain assets and liabilities are specifically excluded from the disclosure requirements of financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The fair value of a financial instrument is defined as the amount at which the financial instrument could be exchanged in a current transaction between willing parties. In cases where quoted market prices are not available, fair value is to be based on estimates using present value or other valuation techniques. Many of the Company's assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments.

      Although insurance contracts, other than policies such as annuities that are classified as investment contracts, are specifically exempted from the disclosure requirements, estimated fair value of policy reserves on life insurance contracts is provided to make the fair value disclosures more meaningful.

      The tax ramifications of the related unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

      In estimating its fair value disclosures, the Company used the following methods and assumptions:

            Fixed maturity and equity securities: The fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair value is estimated using values obtained from independent pricing services or, in the case of private placements, is estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices. The carrying amount and fair value for fixed maturity and equity securities exclude the fair value of derivatives contracts designated as hedges of fixed maturity and equity securities.

            Mortgage loans on real estate, net: The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. Fair value for impaired mortgage loans is the estimated fair value of the underlying collateral.

            Policy loans, short-term investments and cash: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

            Separate account assets and liabilities: The fair value of assets held in separate accounts is based on quoted market prices. The fair value of liabilities related to separate accounts is the amount payable on demand, which is net of certain surrender charges.

            Investment contracts: The fair value for the Company's liabilities under investment type contracts is based on one of two methods. For investment contracts without defined maturities, fair value is the amount payable on demand. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

            Policy reserves on life insurance contracts: Included are disclosures for individual and corporate-owned life insurance, universal life insurance and supplementary contracts with life contingencies for which the estimated fair value is the amount payable on demand. Also included are disclosures for the Company's limited payment policies, which the Company has used discounted cash flow analyses similar to those used for investment contracts with known maturities to estimate fair value.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            Collateral received - securities lending and derivatives: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

            Short-term debt: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

            Long-term debt, payable to NFS: The fair value for long-term debt is based on quoted market prices.

            Commitments to extend credit: Commitments to extend credit have nominal fair value because of the short-term nature of such commitments. See note 10.

            Futures contracts: The fair value for futures contracts is based on quoted market prices.

            Interest rate and foreign currency swaps: The fair value for interest rate and foreign currency swaps are calculated with pricing models using current rate assumptions.

      Carrying amount and estimated fair value of financial instruments subject to disclosure requirements and policy reserves on life insurance contracts were as follows as of December 31:

                                                                           2001                              2000
                                                                ---------------------------        ----------------------------
                                                                 Carrying        Estimated           Carrying        Estimated
           (in millions)                                          amount         fair value           amount         fair value
                                                                ==========       ==========         ==========       ==========
           Assets:
             Investments:
               Securities available-for-sale:
                 Fixed maturity securities                      $ 18,370.8       $ 18,370.8         $ 15,451.3       $ 15,451.3
                 Equity securities                                    94.0             94.0              109.0            109.0
               Mortgage loans on real estate, net                  7,113.1          7,293.3            6,168.3          6,327.8
               Policy loans                                          591.1            591.1              562.6            562.6
               Short-term investments                              1,011.3          1,011.3              442.6            442.6
             Cash                                                     22.6             22.6               18.4             18.4
             Assets held in separate accounts                     59,513.0         59,513.0           65,897.2         65,897.2

           Liabilities:
             Investment contracts                                (19,549.5)       (18,421.0)         (16,815.3)       (15,979.8)
             Policy reserves on life insurance contracts          (5,666.5)        (5,524.4)          (5,368.4)        (5,128.5)
             Collateral received - securities lending and
                 derivatives                                        (809.6)          (809.6)                --               --
             Short-term debt                                        (100.0)          (100.0)            (118.7)          (118.7)
             Long-term debt, payable to NFS                         (300.0)          (300.0)                --               --
             Liabilities related to separate accounts            (59,513.0)       (58,387.3)         (65,897.2)       (64,237.6)

           Derivative financial instruments:
             Interest rate swaps hedging assets                       (5.6)            (5.6)              (8.3)            (8.3)
             Cross currency interest rate swaps                      (66.0)           (66.0)             (24.3)           (24.3)
             Futures contracts                                       (33.0)           (33.0)             (16.0)           (16.0)
                                                                ----------       ----------         ----------       ----------

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(10)  Risk Disclosures

      The following is a description of the most significant risks facing life insurers and how the Company mitigates those risks:

      Credit Risk: The risk that issuers of securities owned by the Company or mortgagors on mortgage loans on real estate owned by the Company will default or that other parties, including reinsurers, which owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining reinsurance and credit and collection policies and by providing for any amounts deemed uncollectible.

      Interest Rate Risk: The risk that interest rates will change and cause a decrease in the value of an insurer's investments. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer could potentially have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss.

      Legal/Regulatory Risk: The risk that changes in the legal or regulatory environment in which an insurer operates will result in increased competition, reduced demand for a company's products, or create additional expenses not anticipated by the insurer in pricing its products. The Company mitigates this risk by offering a wide range of products and by operating throughout the U. S., thus reducing its exposure to any single product or jurisdiction and also by employing underwriting practices which identify and minimize the adverse impact of this risk.

      Financial Instruments with Off-Balance-Sheet Risk: The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business through management of its investment portfolio. These financial instruments include commitments to extend credit in the form of loans and derivative financial instruments. These instruments involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

      Commitments to fund fixed rate mortgage loans on real estate are agreements to lend to a borrower and are subject to conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a deposit. Commitments extended by the Company are based on management's case-by-case credit evaluation of the borrower and the borrower's loan collateral. The underlying mortgage property represents the collateral if the commitment is funded. The Company's policy for new mortgage loans on real estate is to generally lend no more than 80% of collateral value. Should the commitment be funded, the Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amounts of these commitments less the net realizable value of the collateral. The contractual amounts also represent the cash requirements for all unfunded commitments. Commitments on mortgage loans on real estate of $344.0 million extending into 2002 were outstanding as of December 31, 2001. The Company also had $81.5 million of commitments to purchase fixed maturity securities outstanding as of December 31, 2001.

      Notional amounts of derivative financial instruments, primarily interest rate swaps, interest rate futures contracts and foreign currency swaps, significantly exceed the credit risk associated with these instruments and represent contractual balances on which calculations of amounts to be exchanged are based. Credit exposure is limited to the sum of the aggregate fair value of positions that have become favorable to NLIC, including accrued interest receivable due from counterparties. Potential credit losses are minimized through careful evaluation of counterparty credit standing, selection of counterparties from a limited group of high quality institutions, collateral agreements and other contract provisions. As of December 31, 2001, NLIC's credit risk from these derivative financial instruments was $1.5 million net of $18.0 million of cash colleteral.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Equity Market Risk: Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to the Company. As of December 31, 2001, 82% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets will result in corresponding increases and decreases in the Company's separate account assets and the reported asset fee revenue. In addition, a decrease in separate account assets may decrease the Company's expectations of future profit margins, which may require the Company to accelerate the amortization of deferred policy acquisition costs.

      Significant Concentrations of Credit Risk: The Company grants mainly commercial mortgage loans on real estate to customers throughout the U. S. The Company has a diversified portfolio with no more than 20% (22% in 2000) in any geographic area and no more than 2% (1% in 2000) with any one borrower as of December 31, 2001. As of December 31, 2001, 34% (36% in
      2000) of the carrying value of the Company's commercial mortgage loan portfolio financed retail properties.

      Significant Business Concentrations: As of December 31, 2001, the Company did not have a material concentration of financial instruments in a single investee, industry or geographic location. Also, the Company did not have a concentration of business transactions with a particular customer, lender or distribution source, a market or geographic area in which business is conducted that makes it vulnerable to an event which could cause a severe impact to the Company's financial position.

      Reinsurance: The Company has entered into reinsurance contracts to cede a portion of its general account individual annuity business. Total recoveries due from these contracts were $161.2 million and $143.1 million as of December 31, 2001 and 2000, respectively. The contracts are immaterial to the Company's results of operations. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. Under the terms of the contracts, trusts have been established as collateral for the recoveries. The trust assets are invested in investment grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in the underlying contract.

      Collateral - Derivatives: The Company enters into agreements with various counterparties to execute over-the-counter derivative transactions. The Company's policy is to include a Credit Support Annex with each agreement to protect the Company for any exposure above the approved credit threshold. This also protects the counterparty against exposure to the Company. The Company generally posts securities as collateral and receives cash as collateral from counterparties. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest or dividends received during the loan term.

      Collateral - Securities Lending: The Company, through its agent, lends certain portfolio holdings and in turn receives cash collateral. The cash collateral is invested in high-quality short-term investments. The Company's policy requires a minimum of 102% of the fair value of the securities loaned be maintained as collateral. Net returns on the investments, after payment of a rebate to the borrower, are shared between the Company and its agent. Both the borrower and the Company can request or return the loaned securities at any time. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest or dividends received during the loan term.

(11) Pension Plan, Postretirement Benefits Other than Pensions and Retirement Savings Plan

      The Company is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least one year of service and who have met certain age requirements. Plan contributions are invested in a group annuity contract of NLIC. Benefits are based upon the highest average annual salary of a specified number of consecutive years of the last ten years of service. The Company funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work efforts benefit the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Pension costs (benefits) charged to operations by the Company during the years ended December 31, 2001, 2000 and 1999 were $5.0 million, $1.9 million and $(8.3) million, respectively. The Company has recorded a prepaid pension asset of $9.4 million and $13.6 million as of December 31, 2001 and 2000, respectively.

      In addition to the defined benefit pension plan, the Company, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits are contributory and generally available to full time employees who have attained age 55 and have accumulated 15 years of service with the Company after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than three percent. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of NLIC.

      The Company elected to immediately recognize its estimated accumulated postretirement benefit obligation (APBO), however, certain affiliated companies elected to amortize their initial transition obligation over periods ranging from 10 to 20 years.

      The Company's accrued postretirement benefit expense as of December 31, 2001 and 2000 was $53.8 million and $51.0 million, respectively and the net periodic postretirement benefit cost (NPPBC) for 2001, 2000 and 1999 was $2.9 million, $3.8 million and $4.9 million, respectively.

      Information regarding the funded status of the pension plan as a whole and the postretirement life and health care benefit plan as a whole as of December 31, 2001 and 2000 follows:

                                                                           Pension Benefits             Postretirement Benefits
                                                                      -------------------------         -----------------------
      (in millions)                                                     2001             2000             2001            2000
                                                                      ========         ========         ========       ========
      Change in benefit obligation
      Benefit obligation at beginning of year                         $1,981.7         $1,811.4         $  276.4       $  239.8
      Service cost                                                        89.3             81.4             12.6           12.2
      Interest cost                                                      129.1            125.3             21.4           18.7
      Participant contributions                                             --               --              3.3            2.9
      Plan amendment                                                      27.7               --              0.2             --
      Actuarial (gain) loss                                               (5.8)            34.8             20.2           16.1
      Benefits paid                                                      (89.8)           (71.2)           (20.1)         (13.3)
                                                                      --------         --------         --------       --------
      Benefit obligation at end of year                                2,132.2          1,981.7            314.0          276.4
                                                                      ========         ========         ========       ========

      Change in plan assets
      Fair value of plan assets at beginning of year                   2,337.1          2,247.6            119.4           91.3
      Actual return (loss) on plan assets                                (46.6)           140.9             (0.2)          12.2
      Employer contribution                                                 --               --             17.3           26.3
      Participant contributions                                             --               --              3.3            2.9
      Plan curtailment                                                      --             19.8               --             --
      Benefits paid                                                      (89.8)           (71.2)           (20.1)         (13.3)
                                                                      --------         --------         --------       --------
      Fair value of plan assets at end of year                         2,200.7          2,337.1            119.7          119.4
                                                                      --------         --------         --------       --------

      Funded status                                                       68.5            355.4           (194.3)        (157.0)
      Unrecognized prior service cost                                     49.5             25.0              0.2             --
      Unrecognized net gains                                             (79.3)          (311.7)            (4.0)         (34.1)
      Unrecognized net (asset) obligation at transition                   (5.1)            (6.4)             0.8            1.0
                                                                      --------         --------         --------       --------
      Prepaid (accrued) benefit cost                                  $   33.6         $   62.3         $ (197.3)      $ (190.1)
                                                                      ========         ========         ========       ========

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Assumptions used in calculating the funded status of the pension plan and postretirement life and health care benefit plan were as follows:

                                                                         Pension Benefits             Postretirement Benefits
                                                                      -----------------------        ------------------------
                                                                       2001             2000            2001            2000
                                                                      =======================        ========================
      Weighted average discount rate                                    6.50%           6.75%           7.25%            7.50%
      Rate of increase in future compensation levels                    4.75%           5.00%             --               --
      Assumed health care cost trend rate:
            Initial rate                                                  --              --           11.00%           11.00%
            Ultimate rate                                                 --              --            5.50%            5.50%
            Declining period                                              --              --           4 Years          4 Years
                                                                       -----           -----           -----            -----

      The components of net periodic pension cost for the pension plan as a whole for the years ended December 31, 2001, 2000 and 1999 were as follows:

      (in millions)                                                               2001               2000               1999
      =======================================================================================================================
      Service cost (benefits earned during the period)                           $ 89.3             $ 81.4             $ 80.0
      Interest cost on projected benefit obligation                               129.1              125.3              109.9
      Expected return on plan assets                                             (183.8)            (184.5)            (160.3)
      Recognized gains                                                             (7.8)             (11.8)              (9.1)
      Amortization of prior service cost                                            3.2                3.2                3.2
      Amortization of unrecognized transition asset                                (1.3)              (1.3)              (1.4)
                                                                                 ------             ------             ------
                                                                                 $ 28.7             $ 12.3             $ 22.3
                                                                                 ======             ======             ======

      Effective December 31, 1998, Wausau Service Corporation (WSC) ended its affiliation with Nationwide and employees of WSC ended participation in the pension plan resulting in a curtailment gain of $67.1 million. During 1999, the pension plan transferred assets to settle its obligation related to WSC employees, resulting in a gain of $32.9 million. The spin-off of liabilities and assets was completed in the year 2000, resulting in an adjustment to the curtailment gain of $19.8 million.

      Assumptions used in calculating the net periodic pension cost for the pension plan were as follows:

                                                                                    2001             2000            1999
                                                                                    ====             ====            ====
      Weighted average discount rate                                                6.75%            7.00%           6.08%
      Rate of increase in future compensation levels                                5.00%            5.25%           4.33%
      Expected long-term rate of return on plan assets                              8.00%            8.25%           7.33%
                                                                                    ----             ----            ----

      The components of NPPBC for the postretirement benefit plan as a whole for the years ended December 31, 2001, 2000 and 1999 were as follows:

      (in millions)                                                                       2001           2000           1999
                                                                                          =====          =====          =====
      Service cost (benefits attributed to employee service during the year)              $12.6          $12.2          $14.2
      Interest cost on accumulated postretirement benefit obligation                       21.4           18.7           17.6
      Expected return on plan assets                                                       (9.6)          (7.9)          (4.8)
      Amortization of unrecognized transition obligation of affiliates                      0.6            0.6            0.6
      Net amortization and deferral                                                        (0.4)          (1.3)          (0.5)
                                                                                          -----          -----          -----
                                                                                          $24.6          $22.3          $27.1
                                                                                          =====          =====          =====

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Actuarial assumptions used for the measurement of the NPPBC for the postretirement benefit plan for 2001, 2000 and 1999 were as follows:

                                                                                          2001             2000            1999
                                                                                        =======          =======         =======
      Discount rate                                                                       7.50%            7.80%           6.65%
      Long-term rate of return on plan assets, net of tax in 1999                         8.00%            8.30%           7.15%
      Assumed health care cost trend rate:
         Initial rate                                                                    11.00%           13.00%          15.00%
         Ultimate rate                                                                    5.50%            5.50%           5.50%
         Declining period                                                               4 Years          5 Years         6 Years
                                                                                        -------          -------         -------

      Because current plan costs are very close to the employer dollar caps, the health care cost trend has an immaterial effect on plan obligations for the postretirement benefit plan as a whole. For this reason, the effect of a one percentage point increase or decrease in the assumed health care cost trend rate on the APBO as of December 31, 2001 and on the NPPBC for the year ended December 31, 2001 was not calculated.

      The Company, together with other affiliated companies, sponsors a defined contribution retirement savings plan covering substantially all employees of the Company. Employees may make salary deferral contributions of up to 22%. Salary deferrals of up to 6% are subject to a 50% Company match. The Company match is funded on a bi-weekly basis and the expense of such contributions are allocated to the Company based on employee contributions. The Company's expense for contributions to this plan totaled $5.6 million, $4.4 million and $3.3 million for 2001, 2000 and 1999, respectively. Individuals are subject to a dollar limit on salary deferrals per Internal Revenue Service (IRS) Section 402(g) and other limits also apply. The Company has no legal obligation for benefits under this plan.

(12) Shareholder's Equity, Regulatory Risk-Based Capital, Retained Earnings and Dividend Restrictions

      The State of Ohio, where NLIC and NLAIC are domiciled, imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the Company's insurance regulatory total adjusted capital, as defined by the NAIC, to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. NLIC and NLAIC each exceed the minimum risk-based capital requirements for all periods presented herein.

      The statutory capital and surplus of NLIC as of December 31, 2001, 2000 and 1999 was $1.76 billion, $1.28 billion and $1.35 billion, respectively. The statutory net income of NLIC for the years ended December 31, 2001, 2000 and 1999 was $83.1 million, $158.7 million and $276.2 million, respectively.

      The NAIC completed a project to codify statutory accounting principles (Codification), which became effective January 1, 2001 for NLIC and NLAIC. The resulting change to NLIC's January 1, 2001 surplus was an increase of approximately $80.0 million. The significant change for NLIC, as a result of Codification, was the recording of deferred taxes, which were not recorded prior to the adoption of Codification.

      The Company is limited in the amount of shareholder dividends it may pay without prior approval by the Department. As of December 31, 2001 $141.0 million in dividends could be paid by NLIC without prior approval.

      In addition, the payment of dividends by NLIC may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on NLIC's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its shareholders.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses, interest and shareholder dividends in the future.

(13)  Related Party Transactions

      During 2001, the Company entered into a transaction with NMIC, whereby it sold 78% of its interest in a limited partnership (representing 49% of the limited partnership) to NMIC for $158.9 million. As a result of this sale, the Company recorded a realized gain of $44.4 million, and related tax expense of $15.5 million. The sale price, which was paid in cash, represented the fair value of the limited partnership interest and was based on a valuation of the limited partnership and its underlying investments. The valuation was completed by qualified management of the limited partnership and utilized a combination of internal and independent valuations of the underlying investments of the limited partnership. Additionally, senior financial officers and the Boards of Directors of the Company and NMIC separately reviewed and approved the valuation prior to the execution of this transaction. The Company continues to hold an economic and voting interest in the limited partnership of approximately 14%, with NMIC holding the remaining interests.

      NLIC has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $4.68 billion and $4.80 billion as of December 31, 2001 and 2000, respectively. Total revenues from these contracts were $150.7 million, $156.8 million, and $149.7 million for the years ended December 31, 2001, 2000, and 1999, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $118.4 million, $131.9 million, and $112.0 million for the years ended December 31, 2001, 2000, and 1999, respectively. The terms of these contracts are consistent in all material respects with what the Company offers to unaffiliated parties.

      The Company files a consolidated federal tax return with NMIC, as described in Note 2(i). Total payments (from) to NMIC were $(45.4) million, $74.6 million, and $29.8 million for the years ended December 31, 2001, 2000, and 1999, respectively.

      During second quarter 1999, the Company entered into a modified coinsurance arrangement to reinsure the 1999 operating results of an affiliated company, Employers Life Insurance Company of Wausau (ELOW) retroactive to January 1, 1999. In September 1999, NFS acquired ELOW for $120.8 million and immediately merged ELOW into NLIC terminating the modified coinsurance arrangement. Because ELOW was an affiliate, the Company accounted for the merger similar to poolings-of-interests; however, prior period financial statements were not restated due to immateriality. The reinsurance and merger combined contributed $1.46 million to net income in 1999.

      The Company has a reinsurance agreement with NMIC whereby all of the Company's accident and health business is ceded to NMIC on a modified coinsurance basis. The agreement covers individual accident and health business for all periods presented and group and franchise accident and health business since July 1, 1999. Either party may terminate the agreement on January 1 of any year with prior notice. Prior to July 1, 1999 group and franchise accident and health business and a block of group life insurance policies were ceded to ELOW under a modified coinsurance agreement. Under a modified coinsurance agreement, invested assets are retained by the ceding company and investment earnings are paid to the reinsurer. Under the terms of the Company's agreements, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties. Revenues ceded to NMIC and ELOW for the years ended December 31, 2001, 2000 and 1999 were $200.7 million, $170.1 million, and $193.0 million, respectively, while benefits, claims and expenses ceded were $208.5 million, $168.0 million and $197.3 million, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Pursuant to a cost sharing agreement among NMIC and certain of its direct and indirect subsidiaries, including the Company, NMIC provides certain operational and administrative services, such as investment management, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among NMIC and such subsidiaries. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, Nationwide Services Company, a subsidiary of NMIC, provides computer, telephone, mail, employee benefits administration, and other services to NMIC and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2001, 2000 and 1999, the Company made payments to NMIC and Nationwide Services Company totaling $139.8 million, $150.3 million, and $124.1 million, respectively. The Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

      Under a marketing agreement with NMIC, NLIC makes payments to cover a portion of the agent marketing allowance that is paid to Nationwide agents. These costs cover product development and promotion, sales literature, rent and similar items. Payments under this agreement totaled $26.4 million, $31.4 million and $34.5 million for the years ended December 31, 2001, 2000 and 1999, respectively.

      The Company leases office space from NMIC and certain of its subsidiaries. For the years ended December 31, 2001, 2000 and 1999, the Company made lease payments to NMIC and its subsidiaries of $18.7 million, $14.1 million and $9.9 million, respectively.

      The Company also participates in intercompany repurchase agreements with affiliates whereby the seller will transfer securities to the buyer at a stated value. Upon demand or after a stated period, the seller will repurchase the securities at the original sales price plus a price differential. During 2001, the most the Company had outstanding at any given time was $368.5 million and the Company incurred interest expense on intercompany repurchase agreements of $0.2 million for 2001. Transactions under the agreements during 2000 and 1999 were not material. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

      The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC were $54.8 million and $321.1 million as of December 31, 2001 and 2000, respectively, and are included in short-term investments on the accompanying consolidated balance sheets.

      Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the three years ended December 31, 2001 were $52.9 million, $65.0 million and $79.7 million, respectively.

      On December 19, 2001 the Company sold a 7.50%, $300.0 million surplus note to NFS, maturing on December 17, 2031. The fair value of the surplus note as of December 31, 2001 was $300.0 million. Principal and interest payments are subject to prior approval by the superintendent of insurance of the State of Ohio. The Company is scheduled to pay interest semi-annually on June 17 and December 17 of each year commencing June 17, 2002.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(14)  Bank Lines of Credit

      The Company has available as a source of funds a $1 billion revolving credit facility entered into by NFS, NLIC and NMIC. The facility is comprised of a five year $700 million agreement and a 364 day $300 million agreement with a group of national financial institutions. The facility provides for several and not joint liability with respect to any amount drawn by any party. The facility provides covenants, including, but not limited to, requirements that the Company maintain consolidated tangible net worth, as defined, in excess of $1.69 billion and NLIC maintain statutory surplus in excess of $935 million. The Company had no amounts outstanding under this agreement as of December 31, 2001. Of the total facility, $300 million is designated to back NLIC's commercial paper program. Therefore, borrowing capacity under this facility is reduced by any amounts outstanding under the commercial paper program, which totaled $100.0 million as of December 31, 2001.

(15)  Contingencies

      On October 29, 1998, the Company was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by the Company and the other named Company affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. On June 11, 1999, the Company and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied the motion to dismiss the amended complaint filed by the Company and the other named defendants. On January 25, 2002, the plaintiffs filed a motion for leave to amend their complaint to add three new named plaintiffs. On February 9, 2002, the plaintiffs filed a motion for class certification. The class has not been certified. The Company intends to defend this lawsuit vigorously.

      On August 15, 2001, the Company was named in a lawsuit filed in Connecticut federal court titled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. On September 5, 2001, the plaintiffs amended their complaint to include class action allegations. The plaintiffs seek to represent a class of plan trustees who purchased variable annuities to fund qualified ERISA retirement plans. The amended complaint alleges that the retirement plans purchased variable annuity contracts from the Company which invested in mutual funds that were offered by separate mutual fund companies; that the Company was a fiduciary under ERISA and that the Company breached its fiduciary duty when it accepted certain fees from the mutual fund companies that purportedly were never disclosed by the Company; and that the Company violated ERISA by replacing many of the mutual funds originally included in the plaintiffs' annuities with "inferior" funds because the new funds purportedly paid more in revenue sharing. The amended complaint seeks disgourgement of fees by the Company and other unspecified compensatory damages. On November 15, 2001, the Company filed a motion to dismiss the amended complaint, which has not been decided. On December 3, 2001, the plaintiffs filed a motion for class certification. On January 15, 2002, the plaintiffs filed a response to the Company's motion to dismiss the amended complaint. On February 22, 2002, the Company filed a reply in support of its motion to dismiss. The class has not been certified. The Company intends to defend this lawsuit vigorously.

      There can be no assurance that any such litigation will not have a material adverse effect on the Company in the future.

(16)  Segment Information

      The Company uses differences in products as the basis for defining its reportable segments. The Company reports three product segments:
      Individual Annuity, Institutional Products and Life Insurance.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The Individual Annuity segment consists of individual The BEST of AMERICA and private label deferred variable annuity products, deferred fixed annuity products and income products. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.

      The Institutional Products segment is comprised of the Company's private and public sector group retirement plans and medium-term note program. The private sector includes the 401(k) business generated through fixed and variable annuities. The public sector includes the IRC Section 457 business in the form of fixed and variable annuities.

      The Life Insurance segment consists of investment life products, including both individual variable life and COLI products, traditional life insurance products and universal life insurance. Life insurance products provide a death benefit and generally also allow the customer to build cash value on a tax-advantaged basis.

      In addition to the product segments, the Company reports a Corporate segment. The Corporate segment includes net investment income not allocated to the three product segments, certain revenues and expenses of the Company's broker/dealer subsidiary, unallocated expenses and interest expense on debt. In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments, hedging instruments and hedged items in the Corporate segment.

      The following tables summarize the financial results of the Company's business segments for the years ended December 31, 2001, 2000 and 1999.

                                                        Individual   Institutional      Life
      (in millions)                                       Annuity       Products      Insurance      Corporate        Total
                                                        ==========   ============     ==========     =========      =========
      2001:
      Net investment income                              $   534.7      $   847.5      $   323.3     $    19.5      $ 1,725.0
      Other operating revenue                                556.0          205.9          506.5          16.0        1,284.4
                                                         ---------      ---------      ---------     ---------      ---------
         Total operating revenue (1)                       1,090.7        1,053.4          829.8          35.5        3,009.4
                                                         ---------      ---------      ---------     ---------      ---------
      Interest credited to policyholder
         account balances                                    433.2          627.8          177.7            --        1,238.7
      Amortization of deferred policy
         acquisition costs                                   220.0           47.6           80.3            --          347.9
      Interest expense on debt                                  --             --             --           6.2            6.2
      Other benefits and expenses                            206.1          170.2          387.1           2.7          766.1
                                                         ---------      ---------      ---------     ---------      ---------
         Total benefits and expenses                         859.3          845.6          645.1           8.9        2,358.9
                                                         ---------      ---------      ---------     ---------      ---------
      Operating income before
         federal income tax expense (1)                      231.4          207.8          184.7          26.6          650.5
      Net realized losses on investments,
         hedging instruments and hedged
         items (2)                                              --             --             --         (20.2)         (20.2)
                                                         ---------      ---------      ---------     ---------      ---------
      Income before federal income tax
         expense and cumulative effect of
         adoption of accounting principles               $   231.4      $   207.8      $   184.7     $     6.4      $   630.3
                                                         =========      =========      =========     =========      =========

      Assets as of year end                              $43,885.4      $34,130.1      $ 9,129.0     $ 4,010.1      $91,154.6
                                                         =========      =========      =========     =========      =========

----------
(1) Excludes net realized gains and losses on investments, hedging instruments and hedged items.
(2) Realized gains related to securitization transactions are included in operating income.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

                                                        Individual   Institutional       Life
      (in millions)                                       Annuity      Products        Insurance     Corporate        Total
                                                         =========   ============      =========     =========      =========
      2000:
      Net investment income                              $   483.2      $   827.4      $   289.2     $    55.1      $ 1,654.9
      Other operating revenue                                625.9          251.6          453.9          17.0        1,348.4
                                                         ---------      ---------      ---------     ---------      ---------
         Total operating revenue(1)                        1,109.1        1,079.0          743.1          72.1        3,003.3
                                                         ---------      ---------      ---------     ---------      ---------
      Interest credited to policyholder
         account balances                                    396.4          628.8          157.2            --        1,182.4
      Amortization of deferred policy
         acquisition costs                                   238.7           49.2           64.2            --          352.1
      Interest expense on debt                                  --             --             --           1.3            1.3
      Other benefits and expenses                            192.3          170.3          368.8          33.7          765.1
                                                         ---------      ---------      ---------     ---------      ---------
         Total benefits and expenses                         827.4          848.3          590.2          35.0        2,300.9
                                                         ---------      ---------      ---------     ---------      ---------
      Operating income before
         federal income tax expense(1)                       281.7          230.7          152.9          37.1          702.4
      Net realized losses on investments,
         hedging instruments and hedged
         items                                                  --             --             --         (19.4)         (19.4)
                                                         ---------      ---------      ---------     ---------      ---------
      Income before federal income tax
         expense and cumulative effect of
         adoption of accounting principles               $   281.7      $   230.7      $   152.9     $    17.7      $   683.0
                                                         =========      =========      =========     =========      =========

      Assets as of year end                              $45,422.5      $37,217.3      $ 8,103.3     $ 1,824.2      $92,567.3
                                                         =========      =========      =========     =========      =========

      1999:
      Net investment income                              $   458.9      $   771.2      $   253.1     $    37.6      $ 1,520.8
      Other operating revenue                                511.4          211.9          393.0          66.1        1,182.4
                                                         ---------      ---------      ---------     ---------      ---------
         Total operating revenue (1)                         970.3          983.1          646.1         103.7        2,703.2
                                                         ---------      ---------      ---------     ---------      ---------
      Interest credited to policyholder
         account balances                                    384.9          580.9          130.5            --        1,096.3
      Amortization of deferred policy
         acquisition costs                                   170.9           41.6           60.1            --          272.6
      Other benefits and expenses                            155.3          142.8          334.7          83.4          716.2
                                                         ---------      ---------      ---------     ---------      ---------
         Total benefits and expenses                         711.1          765.3          525.3          83.4        2,085.1
                                                         ---------      ---------      ---------     ---------      ---------
      Operating income before
         federal income tax expense (1)                      259.2          217.8          120.8          20.3          618.1
      Net realized losses on investments,
         hedging instruments and hedged
         items                                                  --             --             --         (11.6)         (11.6)
                                                         ---------      ---------      ---------     ---------      ---------
      Income before federal income tax
         expense and cumulative effect of
         adoption of accounting principles               $   259.2      $   217.8      $   120.8     $     8.7      $   606.5
                                                         =========      =========      =========     =========      =========

      Assets as of year end                              $45,667.8      $39,045.1      $ 6,616.7     $ 1,346.3      $92,675.9
                                                         =========      =========      =========     =========      =========

----------
(1) Excludes net realized gains and losses on investments, hedging instruments and hedged items.

      The Company has no significant revenue from customers located outside of the United States nor does the Company have any significant long-lived assets located outside the United States.

                                                                      SCHEDULE I

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                      CONSOLIDATED SUMMARY OF INVESTMENTS -
                    OTHER THAN INVESTMENTS IN RELATED PARTIES
                                  (in millions)

                             As of December 31, 2001

                              Column A                                     Column B           Column C           Column D
---------------------------------------------------------------------   ---------------    ---------------   ------------------
                                                                                                                 Amount at
                                                                                                                which shown
                                                                                                                  in the
                                                                                               Market          consolidated
                         Type of Investment                                  Cost              value           balance sheet
---------------------------------------------------------------------   ---------------    ---------------   ------------------
Fixed maturity securities available-for-sale:
   Bonds:
      U.S. Government and government agencies and authorities            $    2,275.5       $    2,362.2       $   2,362.2
      States, municipalities and political subdivisions                           7.6                7.9               7.9
      Foreign governments                                                        41.8               44.4              44.4
      Public utilities                                                        1,205.2            1,219.3           1,219.3
      All other corporate                                                    14,431.5           14,737.0          14,737.0
                                                                         ------------       ------------       -----------
          Total fixed maturity securities available-for-sale                 17,961.6           18,370.8          18,370.8
                                                                         ------------       ------------       -----------

Equity securities available-for-sale:
   Common stocks:
      Industrial, miscellaneous and all other                                    83.0               94.0              94.0
   Non-redeemable preferred stock                                                  --                 --                --
                                                                         ------------       ------------       -----------
          Total equity securities available-for-sale                             83.0               94.0              94.0
                                                                         ------------       ------------       -----------

Mortgage loans on real estate, net                                            7,131.0                              7,113.1 (1)
Real estate, net:
   Investment properties                                                        138.0                                116.7 (2), (4)
   Acquired in satisfaction of debt                                              23.7                                 22.3 (2)
Policy loans                                                                    591.1                                591.1
Other long-term investments                                                      90.6                                 86.7 (3), (5)
Short-term investments, including amounts managed by a related party          1,011.3                              1,011.3
                                                                         ------------                          -----------
          Total investments                                                $ 27,030.3                           $ 27,406.0
                                                                         ============                          ===========

----------
(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate (see note 3 to the consolidated financial statements), hedges and commitment hedges on mortgage loans on real estate.
(2) Difference from Column B primarily results from adjustments for accumulated depreciation.
(3) Difference from Column B is primarily due to operating gains and/or losses of investments in limited partnerships.
(4) Amount shown does not agree to the consolidated balance sheet due to an unconsolidated related party limited partnership investment in the amount of $33.0 million.
(5) Amount shown does not agree to the consolidated balance sheet due to unconsolidated related party investments in the amount of $38.3 million.

See accompanying independent auditors' report.

                                                                    SCHEDULE III

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                       SUPPLEMENTARY INSURANCE INFORMATION
                                  (in millions)

   As of December 31, 2001, 2000 and 1999 and for each of the years then ended

         Column A                   Column B             Column C                Column D               Column E          Column F
-----------------------------   ----------------   ---------------------   --------------------     --------------       -----------
                                    Deferred           Future policy
                                     policy          benefits, losses,                                Other policy
                                  acquisition           claims and               Unearned              claims and          Premium
          Segment                    costs             loss expenses            premiums(1)        benefits payable(1)     revenue
-----------------------------   ----------------   ---------------------   --------------------    -------------------   -----------
2001: Individual Annuity           $  1,946.8           $   8,857.2                                                        $   60.9
      Institutional Products            307.7              11,872.7                                                              --
      Life Insurance                  1,025.2               4,252.3                                                           190.2
      Corporate                         (90.7)                233.8                                                              --
                                   ----------           -----------                                                        --------
         Total                     $  3,189.0           $  25,216.0                                                        $  251.1
                                   ==========           ===========                                                        ========

2000: Individual Annuity           $  1,711.6           $   7,008.8                                                        $   52.7
      Institutional Products            293.7              10,944.0                                                              --
      Life Insurance                    877.8               3,995.6                                                           187.3
      Corporate                         (17.5)                235.2                                                              --
                                   ----------           -----------                                                        --------
         Total                     $  2,865.6           $  22,183.6                                                        $  240.0
                                   ==========           ===========                                                        ========

1999: Individual Annuity           $  1,525.1           $   7,337.8                                                        $   26.8
      Institutional Products            275.2              10,833.4                                                              --
      Life Insurance                    702.9               3,519.9                                                           194.0
      Corporate                          50.9                 170.5                                                              --
                                   ----------           -----------                                                        --------
         Total                     $  2,554.1           $  21,861.6                                                        $  220.8
                                   ==========           ===========                                                        ========

        Column A                    Column G             Column H                Column I               Column J          Column K
-----------------------------   ----------------   ---------------------   --------------------     --------------       -----------
                                                     Benefits, claims,         Amortization              Other
                                 Net investment         losses and          of deferred policy         operating          Premiums
         Segment                    income(2)       settlement expenses     acquisition costs         expenses(2)          written
-----------------------------   ----------------   ---------------------   --------------------     --------------       -----------
2001: Individual Annuity           $    534.7           $     501.8               $ 220.0                $ 137.5
      Institutional Products            847.5                 627.8                  47.6                  170.2
      Life Insurance                    323.3                 389.4                  80.3                  133.7
      Corporate                          19.5                    --                    --                    2.7
                                   ----------           -----------               -------                -------
         Total                     $  1,725.0           $   1,519.0               $ 347.9                $ 444.1
                                   ==========           ===========               =======                =======

2000: Individual Annuity           $    483.2           $     450.4               $ 238.7                $ 138.3
      Institutional Products            827.4                 628.8                  49.2                  170.3
      Life Insurance                    289.2                 344.8                  64.2                  136.7
      Corporate                          55.1                   -                     -                     33.7
                                   ----------           -----------               -------                -------
         Total                     $  1,654.9           $   1,424.0               $ 352.1                $ 479.0
                                   ==========           ===========               =======                =======

1999: Individual Annuity           $    458.9           $     408.7               $ 170.9                $ 131.5
      Institutional Products            771.2                 580.9                  41.6                  142.8
      Life Insurance                    253.1                 317.1                  60.1                  105.7
      Corporate                          37.6                   -                     -                     83.4
                                   ----------           -----------               -------                -------
         Total                     $  1,520.8           $   1,306.7               $ 272.6                $ 463.4
                                   ==========           ===========               =======                =======

----------
(1) Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
(2) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change by segment if different methods were applied.

See accompanying independent auditors' report.

                                                                     SCHEDULE IV

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                   REINSURANCE
                                  (in millions)

   As of December 31, 2001, 2000 and 1999 and for each of the years then ended

           Column A                            Column B            Column C          Column D           Column E          Column F
-----------------------------------        --------------        ------------       ----------        ------------      ------------
                                                                                                                         Percentage
                                                                   Ceded to           Assumed                            of amount
                                                 Gross              other           from other            Net             assumed
                                                amount            companies          companies           amount            to net
                                           --------------        ------------       ----------        ------------      ------------
2001:
  Life insurance in force                  $    107,765.8        $   37,331.3          $  17.1        $   70,451.6            0.0%
                                           ==============        ============          =======        ============          =====

  Premiums:
    Life insurance(1)                      $        264.9        $       14.0          $   0.2        $      251.1            0.1%
    Accident and health insurance                   176.4               182.2              5.8                  --            N/A
                                           --------------        ------------          -------        ------------          -----
        Total                              $        441.3        $      196.2          $   6.0        $      251.1            2.4%
                                           ==============        ============          =======        ============          =====

2000:
  Life insurance in force                  $     95,475.2        $   31,101.6          $  16.4        $   64,390.0            0.0%
                                           ==============        ============          =======        ============          =====

  Premiums:
    Life insurance(1)                      $        254.6        $       14.8          $   0.2        $      240.0            0.1%
    Accident and health insurance                   150.8               156.8              6.0                  --            N/A
                                           --------------        ------------          -------        ------------          -----
        Total                              $        405.4        $      171.6          $   6.2        $      240.0            2.6%
                                           ==============        ============          =======        ============          =====

1999:
  Life insurance in force                  $     84,845.3        $   26,296.5          $  14.9        $   58,563.7            0.0%
                                           ==============        ============          =======        ============          =====

  Premiums:
    Life insurance(1)                      $        242.2       $        22.6          $   1.2        $      220.8            0.6%
    Accident and health insurance                   134.9               142.8              7.9                  --            N/A
                                           --------------        ------------          -------        ------------          -----
        Total                              $        377.1        $      165.4          $   9.1        $      220.8            4.2%
                                           ==============        ============          =======        ============          =====

----------
(1) The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.

See accompanying independent auditors' report.

                                                                      SCHEDULE V

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                                  (in millions)

                  Years ended December 31, 2001, 2000 and 1999

                   Column A                                Column B              Column C                 Column D        Column E
------------------------------------------------------   ------------  ----------------------------   -----------------------------
                                                                          Charged
                                                          Balance at   (credited) to    Charged to                      Balance at
Description                                                beginning     costs and         other                          end of
                                                           of period      expenses       accounts      Deductions(1)      period
------------------------------------------------------   ------------  --------------  ------------   --------------   ------------
2001:
  Valuation allowances - mortgage loans on real estate     $    45.3         $ (1.2)        $  --         $    1.2        $   42.9
  Valuation allowances - real estate                             5.2             --            --              5.2             -
                                                           ---------         ------         -----         --------        -------
      Total                                                $    50.5         $ (1.2)        $  --         $    6.4        $   42.9
                                                           =========         ======         =====         ========        =======

2000:
  Valuation allowances - mortgage loans on real estate     $    44.4         $  4.1         $  --         $    3.2        $   45.3
  Valuation allowances - real estate                             5.5            0.4            --              0.7             5.2
                                                           ---------         ------         -----         --------        -------
      Total                                                $    49.9         $  4.5         $  --         $    3.9        $   50.5
                                                           =========         ======         =====         ========        =======

1999:
  Valuation allowances - fixed maturity securities         $     7.5         $   --         $  --         $    7.5        $    --
  Valuation allowances - mortgage loans on real estate          42.4            0.7           1.3 (2)           --           44.4
  Valuation allowances - real estate                             5.4            0.9            --              0.8            5.5
                                                           ---------         ------         -----         --------        -------
      Total                                                $    55.3         $  1.6         $ 1.3         $    8.3        $  49.9
                                                           =========         ======         =====         ========        =======

----------
(1) Amounts represent direct write-downs charged against the valuation allowance.
(2)   Allowance on acquired mortgage loans.

See accompanying independent auditors' report.

                                    APPENDIX

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Period Option. The Specified Interest Rate at the time is 8% and the 5-year interest rate swap in effect for the specified interest rate is 8%. The contract owner decides to surrender the Guaranteed Period Option 985 days from maturity. The specified value of the Guaranteed Period Option is $11,937.69. At this time, the 3-year interest rate swap is 7%. (985/365.25 is 2.69 which rounds up to 3.)


                                    1 + a                        d
                            -----------------------        --------------
       MVA FACTOR =             1 + b + 0.0025                365.25


                                   1 + 0.08                     985
                            -----------------------        --------------
       MVA FACTOR =           1 + 0.07 + 0.0025               365.25


       MVA FACTOR =                  1.01897


     SURRENDER VALUE =            SPECIFIED VALUE X                 MVA FACTOR

     SURRENDER VALUE =               11,937.69 X                      1.01897

    *SURRENDER VALUE =             $12,164.16

*Assumes no contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the Guaranteed Period Option allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a= the Interest Rate Swap for a period equivalent to the Guaranteed Period at the time of deposit in the Guaranteed Period Option;

b= the Interest Rate Swap at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Period. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Period; and

d=   The number of days remaining in the Guaranteed Period.

Example B

Assume contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Period Option. The specified interest rate at the time is 8% and the 5-year interest rate swap in effect for the specified interest rate is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The specified value of the Guaranteed Period Option is $11,937.69. At this time, the 3 year interest rate swap is 9%. (985/365.25 is 2.69 which rounds up to 3.)


                                        1 + a                     d
                                -----------------------     ---------------
MVA FACTOR =                        1 + b + 0.0025              365.25


                                     1 + 0.08
                                                                  985
                            ----------------------------     --------------
MVA FACTOR =                     1 + 0.09 + 0.0025              365.25



       MVA FACTOR =                  0.96944


     SURRENDER VALUE =            SPECIFIED VALUE X                  MVA FACTOR

     SURRENDER VALUE =               11,937.69 X                      0.96944

                    *SURRENDER VALUE =             $11,572.91

*Assumes contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the Guaranteed Period Option allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a= the Interest Rate Swap for a period equivalent to the Guaranteed Period at the time of deposit in the Guaranteed Period Option;

b= the Interest Rate Swap at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Period. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Period; and

d=   The number of days remaining in the Guaranteed Period.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10 year Guaranteed Period Option allocation, at various stages of the corresponding Guaranteed Period. These figures are based on Interest Rate Swap of 8% (a in the Market Value Adjustment formula) and varying current yield Interest Rate Swap shown in the first column (b in the Market Value Adjustment formula).


                     TIME REMAINING TO THE
                     END OF THE GUARANTEED    SPECIFIED          MARKET VALUE         MARKET
  CURRENT YIELD             PERIOD              VALUE             ADJUSTMENT          VALUE
--------------------------------------------------------------------------------------------------
          12%                  9              $ 10,800.00           -29.35%           $7,631
                               7              $ 12,597.00           -23.68%           $9,615
                               5              $ 14,693.00           -17.55%          $12,114
                               2              $ 18,509.00            -7.43%          $17,134
                             180              $ 20,785.00            -1.88%          $20,393
          10%                  9              $ 10,800.00           -16.94%           $8,971
                               7              $ 12,597.00           -13.44%          $10,904
                               5              $ 14,693.00            -9.80%          $13,254
                               2              $ 18,509.00            -4.04%          $17,761
                             180              $ 20,785.00            -1.01%          $20,575
           9%                  9              $ 10,800.00            -9.84%           $9,737
                               7              $ 12,597.00            -7.74%          $11,622
                               5              $ 14,693.00            -5.59%          $13,871
                               2              $ 18,509.00            -2.28%          $18,088
                             180              $ 20,785.00            -0.57%          $20,667
           8%                  9              $ 10,800.00            -2.06%          $10,578
                               7              $ 12,597.00            -1.61%          $12,395
                               5              $ 14,693.00            -1.15%          $14,524
                               2              $ 18,509.00            -0.46%          $18,424
                             180              $ 20,785.00            -0.11%          $20,761
           7%                  9              $ 10,800.00             6.47%          $11,499
                               7              $ 12,597.00             5.00%          $13,227
                               5              $ 14,693.00             3.55%          $15,214
                               2              $ 18,509.00             1.40%          $18,769
                             180              $ 20,785.00             0.34%          $20,857
           6%                  9              $ 10,800.00            15.84%          $12,511
                               7              $ 12,597.00            12.11%          $14,123
                               5              $ 14,693.00             8.51%          $15,944
                               2              $ 18,509.00             3.32%          $19,124
                             180              $ 20,785.00             0.81%          $20,953
           4%                  9              $ 10,800.00            37.45%          $14,844
                               7              $ 12,597.00            28.07%          $16,132
                               5              $ 14,693.00            19.33%          $17,533
                               2              $ 18,509.00             7.32%          $19,865
                             180              $ 20,785.00             1.76%          $21,150

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              Not Applicable

Item 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Article VII of the Amended Code of Regulations of Nationwide provides as follows:

              Section 1. Indemnification of Directors, Officers and Employees. Nationwide will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of Nationwide, or is or was serving at the request of Nationwide as a director, trustee, officer, member, or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Ohio.

              Such indemnification (unless ordered by a court) will be made as authorized in a specific case upon a determination that indemnification of the director, trustee, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Ohio. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not, and are not, parties to or threatened with any such action, suit or proceeding, or (2) if such a quorum is not obtainable, or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel meeting the requirements of independence prescribed by the General Corporation Law of Ohio, or (3) by the shareholders, or
              (4) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought.

              Section 2. Other Rights. The foregoing right of indemnification will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, and will continue as to a person who has ceased to be a director, trustee, officer or employee and will inure to the benefit of the heirs, executors and administrators of such a person.

              Section 3. Advance Payment of Expenses. Nationwide may pay expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in Section 1 of this
              Article VII, in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer or employee to repay such amount, unless it will ultimately be determined that he is entitled to be indemnified by Nationwide as authorized in this Article VII.

              Section 4. Insurance. Nationwide may purchase and maintain insurance on behalf of any person who is or was a director, officer, member, or employee of Nationwide, or is or was serving at the request of Nationwide as a director, trustee, officer or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Nationwide would have the power to indemnify him against such liability under this Article VII.

Item 15.      RECENT SALES OF UNREGISTERED SECURITIES

              Nationwide, through various separate accounts -- the Nationwide Government Plans Variable Account ("GPVA"), Nationwide Government Plans Variable Account-II ("GPVA-II"), and Nationwide Ohio DC Variable Account ("Ohio DC Variable Account") -- offers contracts to qualified pension plans and certain government plans in reliance on Section 3(a)(2) of the Securities Act of 1933 and in certain cases, Rule 144A thereunder, the proceeds from which are allocated to underlying mutual fund options at the contract holder's discretion. Data relating to the amount of securities sold are:

                                           2001                 2000                  1999
----------------------------------------------------------------------------------------------------
DCVA                                  4,023,721,006*             N/A                   N/A
GPVA                                  1,468,339,703        $1,913,296,237        $1,971,560,639
GPVA-II                                  754,642              $665,653             $64,525,352
NACo                                  3,736,880,504*             N/A                   N/A
Ohio DC Variable Account                  94,299            $952,601,135          $759,458,067

              *Nationwide applied for, and effective May 1, 2001 was granted, an order by the Securities Exchange Commission to deregister this separate account.


Item 16.      EXHIBITS AND FINANCIAL SCHEDULES


(a)

            Exhibit             Exhibit Index                            Exhibit
            Number
            --------------------------------------------------------------------

            3(a)            Certificate of Incorporation                     *

            3(b)            Code of Regulations                              *

            4(a)            Individual Annuity Contract                      *

            4(b)            Group Annuity Contract                           *

            4(c)            Group Annuity Certificates                       *

            5               Opinion Regarding Legality                       *

            23(a)           Consent of Counsel                               *

            23(b)           Consent of Experts - (Filed herewith)            E

            24              Power of Attorney - (Filed herewith)             E

          * Filed with Amendment No. 1 to registration statement (SEC File No. 333-49112) on February 9, 2001.

(b)(1)   Consolidated Financial Statements:

         Independent Auditors' Report

         Consolidated Balance Sheets as of December 31, 2001 and 2000

         Consolidated Statements of Income for the years ended December 31, 2001, 2000 and 1999

         Consolidated Statements of Shareholder's Equity for the years ended December 31, 2001, 2000 and 1999

         Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

         Notes to Consolidated Financial Statements

(b)(2)   Financial Statement Schedules:

         Schedule I Consolidated Summary of Investments - Other than Investments in Related Parties as of December 31, 2001

         Schedule III Supplementary Insurance Information as of December 31, 2001, 2000 and 1999 and for each of the years then ended

         Schedule IV Reinsurance as of December 31, 2001, 2000 and 1999 and for each of the years then ended

         Schedule V Valuation and Qualifying Accounts for the years ended December 31, 2001, 2000 and 1999

         All other schedules to the consolidated financial statements referenced by Article 7 of Regulation S-X are not required under the related instructions or are inapplicable and have therefore been omitted.

Item 17. UNDERTAKINGS

              (a)   The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Nationwide Life Insurance Company:



We consent to the use of our report for Nationwide Life Insurance Company and subsidiaries dated January 29, 2002 included herein. (File No. 333-49112). Our report for Nationwide Life Insurance Company and subsidiaries refers to a change to the method of accounting for derivative instruments and hedging activities, and for purchased or retained interests in securitized financial assets.




KPMG LLP
Columbus, OH
April 29, 2002

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30th of April, 2002.


                                       NATIONWIDE LIFE INSURANCE COMPANY
                                    --------------------------------------------
                                                   (Registrant)


                                    By:  /s/ STEVEN SAVINI
                                    --------------------------------------------
                                                 Steven Savini, Esq.



Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons on the 30th of April, 2002 in the capacities indicated.



               SIGNATURE                                   TITLE


W. G. JURGENSEN                             Director and Chief Executive Officer
----------------------------------------
W. G. Jurgensen

JOSEPH J. GASPER                                 Director and President and
----------------------------------------          Chief Operating Officer
Joseph J. Gasper

MICHAEL S. HELFER                                  Director and Executive
----------------------------------------     Vice President-Corporate Strategy
Michael S. Helfer

DONNA A. JAMES                                  Director and Executive Vice
----------------------------------------  President-Chief Administrative Officer
Donna A. James

ROBERT A. OAKLEY                                Director and Executive Vice
----------------------------------------     President-Chief Financial Officer
Robert A. Oakley

ROBERT A. WOODWARD, JR                          Director and Executive Vice
----------------------------------------     President-Chief Investment Officer
Robert A. Woodward, Jr.

GALEN R. BARNES                                           Director
----------------------------------------
Galen R. Barnes



                                                 By /s/ STEVEN SAVINI
                                            ------------------------------
                                                     Steven Savini
                                                   Attorney-in-Fact